UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________________________
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.     )
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Groupon, Inc.
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2020 PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
THE ANNUAL MEETING OF STOCKHOLDERS OF GROUPON, INC. WILL BE HELD
June 9, 2020 | 10:00am Central Time
Winston & Strawn LLP, 35 West Wacker Drive, Chicago, Illinois 60601

NASDAQ: GRPN / ir@groupon.com

LETTER FROM THE
CHAIRMAN
Dear Stockholder: FROM THE CHAIRMAN

I am pleased to invite you to attend the Annual Meeting of Stockholders of Groupon, Inc., which will be held at Winston & Strawn LLP, 35 West Wacker Drive, Chicago, Illinois 60601 on June 9, 2020 at 10:00 a.m. Central Time. Doors will open at 9:30 a.m. Central Time.
The attached Notice of Annual Meeting of Stockholders and proxy statement contain details of the business to be conducted at the Annual Meeting.
Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted at the meeting. Therefore, I urge you to promptly vote and submit your proxy via the Internet, by phone, or by signing, dating and returning the enclosed proxy card in the enclosed envelope. If you decide to attend the Annual Meeting, you will be able to vote in person, even if you have previously submitted your proxy.
We urge you to read the accompanying proxy statement carefully and to vote "FOR" the director nominees proposed by the Board of Directors, "FOR" the approval of amendments to the Company’s Restated Certificate of Incorporation to effect a reverse stock split and to correspondingly decrease the number of authorized shares of our common stock, "FOR" the ratification of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2020 and "FOR" the advisory approval of our Named Executive Officer compensation in accordance with the recommendations of the Board of Directors. On behalf of the Board of Directors, I would like to express our appreciation for your interest in Groupon.
Sincerely,

Eric Lefkofsky
Chairman of the Board

Groupon Proxy Statement and Notice of 2020 Annual Meeting

NOTICE OF 2020 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD
June 9, 2020 | 10:00am Central Time
Winston & Strawn LLP, 35 West Wacker Drive, Chicago, Illinois 60601

Due to concerns relating to the public health impact of the novel coronavirus ("COVID-19") outbreak, we are monitoring developments and the related recommendations and protocols issued by public health authorities and federal, state and local governments. If we determine that it is not possible or advisable to hold the Annual Meeting in person, we will announce alternative arrangements for the meeting, which may include a change in venue or holding the meeting solely by means of remote communication. We will announce any such change and details on how to participate by press release, which will be available on our website at investor.groupon.com and filed with the Securities and Exchange Commission (“SEC”) as additional proxy materials. If you are planning to attend the meeting, please check our website at investor.groupon.com prior to the meeting date.

ITEMS OF BUSINESS

1.	To elect nine directors from the nominees named in this proxy statement.

2.
To approve amendments to our Restated Certificate of Incorporation (the "Certificate of Incorporation") to effect, at the discretion of our Board of Directors (the "Board") on or prior to June 9, 2021, (i) a reverse stock split of our common stock at one of the following stock split ratios: 1-for-15, 1-for-18 or 1-for-20, with the ultimate ratio to be determined by the Board in its sole discretion (the "Reverse Stock Split") and (ii) a reduction of the number of authorized shares of our common stock in a corresponding proportion, subject to rounding up to the next whole number of shares (collectively, the "Reverse Stock Split Proposal").

3.	To ratify the selection of Deloitte & Touche LLP ("Deloitte") as our independent registered public accounting firm for fiscal year 2020.

4.	To conduct an advisory vote to approve our named executive officer compensation, as described in this proxy statement.

5.	To transact other business that may properly come before the Annual Meeting.
Record Date
April 22, 2020 (the "Record Date"). Only stockholders of record at the close of business on the Record Date are entitled to receive notice of, and to vote at, the Annual Meeting.
Admission
If you are a record holder, you must provide identification, and if you hold your shares through a broker, bank or other nominee, you must also provide proof of ownership.
Proxy Voting
IMPORTANT: Please vote your shares at your earliest convenience. This will ensure the presence of a quorum at the Annual Meeting. Promptly voting your shares via the Internet, by telephone, or by signing, dating, and returning the enclosed proxy card will save the expenses and efforts of additional solicitation. If you wish to vote by mail, we have enclosed an addressed envelope, postage prepaid if mailed in the United States. Submitting your proxy now will not prevent you from voting your shares in person at the Annual Meeting, as your proxy is revocable at your option as described in the proxy statement.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to Be Held on June 9, 2020. We are furnishing proxy materials to our stockholders primarily via the Internet, instead of mailing printed copies of those materials to each stockholder. By doing so, we save costs and reduce the environmental impact of our Annual Meeting. We will mail a Notice of Internet Availability of Proxy Materials to certain of our stockholders. This Notice contains instructions about how to access our proxy materials and vote online or vote by telephone. If you would like to receive a paper copy of our proxy materials, please follow the instructions included in the Notice of Internet Availability of Proxy Materials. If you previously chose to receive our proxy materials electronically, you will continue to receive access to these materials via e-mail unless you elect otherwise.

Groupon Proxy Statement and Notice of 2020 Annual Meeting

By order of the Board of Directors,
Dane Drobny
General Counsel and Corporate Secretary
Chicago, Illinois
April 28, 2020
The date of this proxy statement is April 28, 2020, and it is first being delivered to stockholders on or about April 30, 2020.

Groupon Proxy Statement and Notice of 2020 Annual Meeting

Groupon Proxy Statement and Notice of 2020 Annual Meeting

BUSINESS SUMMARY
Groupon, Inc. ("Groupon") is a global scaled two-sided marketplace that connects consumers to merchants. Consumers access our marketplace through our mobile applications and our websites, primarily localized groupon.com sites in many countries. We operate in two segments, North America and International, and historically we have operated in three categories, Local, Goods and Travel. In February 2020, we announced that we plan to leverage our global leadership position in local commerce to focus on our Local and Travel categories. In addition, we plan to phase down our Goods category in 2020 and move to a third-party marketplace model for the sale of Goods. Our vision is to make it easy for consumers around the world to discover and purchase local experiences from quality merchants who want to grow their businesses.
By bringing the brick-and-mortar world of local commerce onto the Internet where it can be discovered, explored and transacted, Groupon serves as the connective tissue between local merchants and customers, ultimately helping build vibrant neighborhoods in the process. In the last decade Groupon has helped save consumers more than $35 billion and pumped more than $20 billion into local communities, as we’ve helped tens of thousands of small businesses grow and become part of the fabric of the places and people they serve.(1) All while selling more than $150 million Groupons around the globe.

(1)	As of December 31, 2019.

1 | Groupon Proxy Statement and Notice of 2020 Annual Meeting

CORPORATE GOVERNANCE AT GROUPON
Election of Directors
As stockholders, you have the right to elect our Board of Directors (the "Board"). The Board is nominating nine nominees for election. Information to inform your vote is set forth below:

•	Groupon Corporate Governance Principles & Highlights

•	Board of Director Biographies

•	How the Board is Selected and Evaluated

•	How the Board is Organized and Governs

•	How to Communicate with the Board

•	Board Compensation
Groupon Corporate Governance Principles & Highlights
We believe our corporate governance practices promote the long-term interests of our stockholders, as well as maintain internal checks and balances, strengthen management accountability, engender public trust and foster responsible decision making and accountability. We regularly evaluate our corporate governance practices and policies in order to maintain a strong governance framework designed to meet these goals. In addition, our Nominating and Corporate Governance Committee ("Nominating Committee") periodically reviews evolving legal and regulatory developments and governance best practices to determine those that it believes will best serve the interests of our stockholders. Highlights of our corporate governance framework include:
Board of Directors

•	All current members of the Board of Directors are independent

•	Directors have diverse experience, including e-commerce and technology, marketing and advertising, investment, finance and accounting, M&A, international and public company service

•	44% of Board of Directors comprised of women

•	Independent directors meet regularly without management present

•	Audit, Compensation and Nominating Committees comprised entirely of independent directors

•	Director stock ownership and holding guidelines

Stockholder Voting

•	Annual director elections; no classified board

•	Single class of voting common stock

•	Directors may be removed with or without cause

•	No supermajority requirements to approve mergers or other business combinations or charter amendments

•	Annual Say on Pay vote (99% of votes cast "FOR" in 2019)

2 | Groupon Proxy Statement and Notice of 2020 Annual Meeting

Audit & Risk Oversight

•	All members of the Audit Committee are audit committee financial experts under SEC rules

•	Enterprise Risk Management program

3 | Groupon Proxy Statement and Notice of 2020 Annual Meeting

BOARD OF DIRECTOR BIOGRAPHIES
The Board is nominating nine nominees for election. Information about the professional backgrounds, qualification and other board memberships of our nominees is set forth below.

Eric Lefkofsky Chairman of the Board Independent Director
Experience
•   Groupon co-founder; Chairman of the Board (2015-present); Director and Chief Executive Officer (2013-2015); Office of the Chief Executive (2013); Executive Chairman (2008-2013)
•   Founder and CEO at Tempus, a leading provider of technology-enabled precision medicine solutions
•   Co-founder and former managing partner of Lightbank, LLC, a private investment firm specializing in information technology companies
•   Co-founder of Echo Global Logistics, Inc. (NASDAQ: ECHO), a technology-enabled transportation and logistics outsourcing firm
•   Co-founder of InnerWorkings, Inc. (NASDAQ:INWK), a global provider of managed print and promotional solutions
•   Early investor in Uptake Technologies, a leading predictive analytics platform

Other
•   Lurie Children’s Hospital, Chicago, Trustee
•   Steppenwolf Theatre, Chicago, Chairman of the Board of Trustees
•   Art Institute of Chicago, Trustee
•   Museum of Science and Industry, Chicago, Trustee
•   World Business Chicago, Member of the Board of Directors
•   University of Chicago Booth School of Business, Adjunct Professor

Qualifications
•   Technology / E-commerce
•   Marketing / Advertising
•   Public Company CEO
•   International
•   Audit / Finance

Mr. Lefkofsky brings to the Board an in-depth knowledge and understanding of the Company's business and operations, as one of its founders and former Chief Executive Officer, as well as expertise gained through experience as a leading entrepreneur and innovator in the technology industry.

4 | Groupon Proxy Statement and Notice of 2020 Annual Meeting

Michael Angelakis Independent Director Member, Audit Committee
Experience
•   Groupon Director since 2016 (elected pursuant to the terms of an Investment Agreement, dated as of April 3, 2016, between Groupon and A-G Holdings, L.P., an affiliate of Atairos)
•   Atairos Management, L.P., Chairman and Chief Executive Officer (2016-present)
•   Comcast Corporation (NASDAQ:CMCSA), senior advisor to the Executive Management Committee; former Vice Chairman and Chief Financial Officer
•   Former Managing Director and a member of the Management and Investment Committees of Providence Equity Partners, a private equity firm investing in technology, media and communications companies
•   Former senior executive roles in the media and telecommunications industries, including Chief Executive Officer of State Cable TV Corporation and Chief Executive Officer of Aurora Telecommunications; former Vice President at Manufacturers Hanover Trust Company
•   Director, Hewlett Packard Enterprise Company (NYSE: HPE)
•   Director, TriNet Group, Inc. (NYSE: TNET)
•   Former Director, Duke Energy Corporation (NYSE: DUK) (2015-2017)
•   Director of several private communications and technology companies
Other
•   Former Chairman of the Board, Federal Reserve Bank of Philadelphia
•   Former Trustee, Babson College

Qualifications
•   Technology / E-commerce
•   Public Company CFO
•   International
•   Audit / Finance
Mr. Angelakis brings to the Board extensive investment, financial and managerial experience and leadership gained through his senior management roles in the media and telecommunications industries, including as the chief financial officer of a public company, as well as experience as a director of other public companies.

5 | Groupon Proxy Statement and Notice of 2020 Annual Meeting

Peter Barris Independent Director Chair, Compensation Committee
Experience
•   Groupon Director since 2008 (originally appointed to the Board pursuant to a general voting agreement, which terminated as a result of our initial public offering)
•   New Enterprise Associates, a global venture capital fund investing in technology and healthcare, Chairman and General Partner (2017-present); Managing General Partner (1999-2017)
•   Director, Sprout Social, Inc. (NASDAQ: SPT)
•   Director of several private internet and technology companies and charitable organizations

Other
•   Northwestern University, Vice Chairman of the Board of Trustees
        • Tuck School Private Equity and Entrepreneur Center, Member of the Board of Directors

Qualifications & Skills
•   Technology / E-commerce
•   International
•   Audit / Finance
Mr. Barris brings to the Board sophisticated knowledge of information technology companies that includes investments in more than 25 information technology companies that have completed public offerings or successful mergers as well as experience serving as a director of several public companies.

6 | Groupon Proxy Statement and Notice of 2020 Annual Meeting

Robert Bass Independent Director Chair, Audit Committee Member, Compensation Committee
Experience
•   Groupon Director since 2012
•Deloitte & Touche LLP, a global firm providing audit, consulting, tax and advisory services; Vice Chairman (2006-2012); Partner (1982-2012); specializing in e-commerce, mergers and acquisitions, SEC filings and related issues
•   Former Director and chairman of the risk and audit committee, Sims Metal Management (ASX: SGM.AX) (2013-2018)
•   Former director and chairman of the audit committee of NewPage Corporation (2013-2015)
• Director and chairman of the audit committee of Redfin Corporation (NASDAQ: RDFN)
•   Director and chairman of the audit committee of Apex Tool Group, LLC
•   Trustee and chairman of the audit committee of Blackstone GSO Secured Lending Fund

Other
•   Certified public accountant licensed in New York and Connecticut
•   Member of the American Institute of Certified Public Accountants and the Connecticut State Society of Certified Public Accountants

Qualifications & Skills
•   Technology / E-commerce
•   International
•   Audit / Finance
Mr. Bass brings to the Board a wealth of experience and knowledge of public company financial reporting and accounting, including with respect to companies in the e-commerce sector, and his experience at the highest levels of a Big Four accounting firm is an invaluable resource to the Board in its oversight of the Company’s financial statements and SEC filings.

Theodore Leonsis Independent Director Chair, Nominating and Corporate Governance Committee
Experience
• Groupon Director (2009-present); Lead Independent Director (2015-2019); Chairman of the Board (2013-2015); Office of the Chief Executive (2013); Vice Chairman (2011-2013)
• Chairman and Chief Executive Officer of Monumental Sports & Entertainment, LLC, a sports and entertainment company that owns the NBA’s Washington Wizards, the NHL’s Washington Capitals, the WNBA’s Washington Mystics and the Verizon Center in Washington, D.C. (2009-present)
• Mr. Leonsis served as Vice Chairman Emeritus at AOL, LLC, and in a number of executive positions including Vice Chairman and President, AOL Audience Business (1993-2006)
• Co-founder and partner, Revolution Growth Fund II, a private investment firm
• Director, American Express Co. (NYSE: AXP)
• Director of several private internet and technology companies and charitable organizations
Other
•   National Museum of African American History and Culture, Member of Museum Council

Qualifications
• Technology / E-commerce
• Marketing / Advertising
• International
• Audit / Finance
Mr. Leonsis brings to the Board in-depth experience in digital businesses and innovative approaches, as well as expertise in identifying business opportunities and driving new strategies based on changing technologies, social media and the Internet.

7 | Groupon Proxy Statement and Notice of 2020 Annual Meeting

Valerie Mosley Independent Director Member, Nominating and Corporate Governance Committee (effective following Annual Meeting)
    Experience
• Groupon Director since April 2020
• Founder, Chairwoman and Chief Executive Officer of Valmo Ventures, LLC, a Massachusetts-based advisory and investment firm (2011-present)
• Founder, WorthWealth, a technology platform focused on financial wellness
• 20-year career as partner, senior vice president and investment strategist at Wellington Management Company, LLP
• Director, Dynex Capital Inc. (NYSE: DX) and Envestnet, Inc. (NYSE:ENV)
• Trustee, Eaton Vance Mutual Fund Family
• Director, Progress Investment Management Company
     Other
•   Board Member, Investment Advisory Committee of the NY State Common Retirement Fund

Qualifications
• Public Investment / Portfolio Management
• Audit / Finance
Ms. Mosley brings to the Board in-depth experience in investment management and strategy, as well as experience serving as a director of several public companies. In addition, her experience on other boards gives her insight into corporate governance and operational best practices.

Helen Vaid Independent Director Member, Compensation Committee (effective following Annual Meeting)
     Experience
• Groupon Director since April 2020
• Global Chief Customer Officer at Pizza Hut, a subsidiary of Yum! Brands, Inc. (2016-present)
• Vice President, Digital Store Operations & Experience (2015-2016) and Vice President, Customer Experience, Web & Mobile (2013-2015) at Wal-Mart

Qualifications
• Technology / E-commerce
• Marketing /Advertising
• International

Ms. Vaid brings to the Board significant expertise in digital and technology systems and consumer products, with more than 20 years of extensive marketing, E-commerce brand management and leadership experience. Her knowledge of direct-to-consumer e-commerce is a valuable resource for our Board.

8 | Groupon Proxy Statement and Notice of 2020 Annual Meeting

Deborah Wahl Independent Director Member, Nominating and Corporate Governance Committee
Experience
•   Groupon Director since 2017
•   Chief Marketing Officer of General Motors Company (NYSE: GM) (2019-present); Chief Marketing Officer of Cadillac, a brand of General Motors Company (2018-present)
•   Chief Marketing Officer of McDonald’s Corporation (NYSE: MCD) (2014-2017)
•   Chief Marketing Officer of PulteGroup, Inc. (NYSE: PHM), a homebuilding company (2009-2014)
•   Marketing leadership roles at Chrysler LLC, Toyota Motor Corporation (NYSE: TM), and Ford Motor Company (NYSE: F)
•   Director, media software company Mediaocean

Other
•   Vice Chair, Association of National Advertisers

Qualifications
•   Technology / E-commerce
•   Marketing / Advertising
•   International
Ms. Wahl brings to the Board substantial experience in brand and consumer marketing gained from chief marketing officer and other leadership positions at several public companies.

Ann Ziegler Independent Director Member, Audit Committee Member, Nominating and Corporate Governance Committee (until after the Annual Meeting)
Experience
•   Groupon Director since 2014
• Senior Vice President and Chief Financial Officer of CDW Corp., a technology solutions provider (NASDAQ: CDW) (2008-2017)
• A number of executive roles at Sara Lee Corporation (1993-2008), a global consumer goods company, in finance, mergers and acquisitions, strategy, and general management, including Chief Financial Officer and Senior Vice President of Administration for Sara Lee Food and Beverage from 2005-2008
• Prior to joining Sara Lee, Ms. Ziegler was a corporate attorney at Skadden, Arps, Slate, Meagher & Flom
• Director, Hanesbrands (NYSE: HBI)
• Director, Wolters Kluwer N.V. (AEX: WKL)
• Director and audit committee member, US Foods Holding Corp. (NYSE: USFD)

Other
• Revolution Foods, Member of the Board of Directors

Qualifications
• Technology / E-commerce
• Public Company CFO
• International
• Audit / Finance

Ms. Ziegler brings to the Board substantial experience in the consumer goods and technology industries, as well as her experience as the chief financial officer of a public company.

Director Nominee Qualifications and Experience
The chart below identifies certain skills and qualifications our director nominees bring to the Board, based on areas we believe are important to our success. We believe the combination of the skills and qualifications shown below demonstrates how our Board is well positioned to provide effective oversight and strategic advice to our management. We believe the categories of skills and qualifications highlighted below are particularly relevant to the oversight of our global e-commerce business. The skills and qualifications of our individual directors are described in greater detail above.

9 | Groupon Proxy Statement and Notice of 2020 Annual Meeting

Skills & Experience

Audit / Finance	■■■■■■■
Public Investment / Portfolio Management	■
International	■■■■■■■■
Public Company CFO / CEO	■■■
Marketing / Advertising	■■■■
Technology / E-Commerce	■■■■■■■■

10 | Groupon Proxy Statement and Notice of 2020 Annual Meeting

BOARD SELECTION AND EVALUATION
Director Independence
Our Corporate Governance Guidelines provide that a majority of our directors will be independent, based on the listing standards of NASDAQ as well as the Board's determination that the director does not have a relationship with Groupon management that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out director responsibilities.
Based on the review and recommendation by the Nominating Committee, the Board analyzed the independence of each director and determined that Messrs. Angelakis, Barris, Bass, Lefkofsky and Leonsis, and Mses. Mosley, Vaid, Wahl and Ziegler meet the standards of independence under our Corporate Governance Guidelines and applicable NASDAQ listing standards, including that each member is free of any relationship that would interfere with his or her individual exercise of independent judgment. The Board determined that Mr. Williams, our former Chief Executive Officer ("CEO") and director, was not independent.
In particular, in making its determinations with respect to director independence, the Board considered Mr. Lefkofsky's status as a co-founder and significant stockholder of the Company, as well as his service to the Company in the Office of the Chief Executive from February 2013 to August 2013, and CEO from August 2013 to November 2015. Under applicable NASDAQ rules, Mr. Lefkofsky may be considered independent if the Board concludes that his relationship with the Company, including his former employment as an executive officer, would not interfere with his exercise of independent judgment in carrying out his responsibilities as director. After considering that Mr. Lefkofsky had not served as an executive officer or employee of the Company during the past four years and the other factors set forth above, the Board concluded that Mr. Lefkofsky is an independent director in accordance with the applicable NASDAQ rules.
Procedures for Nominating Directors; Board Composition
The Nominating Committee reviews with the Board the appropriate set of characteristics, skills and experiences for the Board as a whole, with the objective of having a Board that can best help drive the success of our business and represent stockholder interests through the exercise of sound judgment using its diversity of experience. In evaluating its overall composition, our Board and Nominating Committee take into account many factors, including: general understanding of marketing, finance and other disciplines relevant to the Company's industry or the success of a large publicly traded company in today’s business environment; operational and senior leadership experience; needs and strategy of the Company relative to the overall composition of our Board; understanding of our business and technology; independence; and diversity of background, skills and experience. The Nominating Committee regularly engages in ongoing board composition planning to assure that our Board continues to maintain an appropriate mix of skills and experiences to provide fresh perspectives and effective oversight and guidance to management, while leveraging the institutional knowledge and historical perspective of our longer-tenured directors.
The Nominating Committee reviews the skills and qualifications of each candidate for nomination to the Board. The Nominating Committee considers candidates that are suggested by members of the Board, as well as management, our stockholders and any director search firm retained by the Board or the Nominating Committee. In evaluating a candidate, the Nominating Committee considers, among other things: educational and professional background; personal accomplishments; potential conflicts of interest; whether he or she also brings specific skills or expertise in areas that the Board has identified as desired; and whether he or she possess personal attributes and diverse experiences that will contribute to the effective functioning of the Board as a whole. In addition, characteristics expected of all directors include integrity, high personal and professional ethics, sound business judgment, and the ability and willingness to commit sufficient time to the Board.
In the past five years, we have made a number of changes to our Board bringing significant strategic, operational, advertising, technology, investment and consumer marketing experience as well as additional gender diversity to our Board. Most recently in April 2020, we added Valerie Mosley and Helen Vaid as independent directors. We also entered into an advisory agreement with Richard Merage and entities affiliated with MIG Capital, LLC ("MIG"), pursuant to which Mr. Merage is entitled to attend meetings of the Board from February 1, 2020

11 | Groupon Proxy Statement and Notice of 2020 Annual Meeting

to April 30, 2020. MIG holds an ownership interest of approximately 5.0% in the Company based on a Schedule 13D/A filed with the SEC on January 31, 2020.
The Nominating Committee assesses the effectiveness of its efforts to maintain an effective Board through the Board self-evaluation process and in the course of its regular responsibilities, which include annually:

•	reporting to our Board on the performance and effectiveness of the Board;

•	presenting to our Board individuals recommended for election to the Board at the annual stockholders meeting; and

•	obtaining or performing an assessment of the Committee’s own performance.
The Nominating Committee will consider stockholders' recommendations for candidates for the Board using the same criteria described above. The name of any recommended candidate for director, together with a brief biographical sketch, a document indicating the candidate's willingness to serve if elected, and evidence of the nominating stockholder's ownership of Company stock should be sent to the attention of Corporate Secretary, Groupon, Inc., 600 West Chicago Avenue, Suite 400, Chicago, Illinois 60654. A stockholder who wishes to formally nominate a candidate must follow the procedures described in Section 2.4 of our Bylaws.

12 | Groupon Proxy Statement and Notice of 2020 Annual Meeting

HOW THE BOARD IS
ORGANIZED AND GOVERNS
Board and Executive Leadership
The Board does not have a policy as to whether the Chairman should be an independent director or a member of management. At this time, Mr. Lefkofsky, an independent director, serves as Chairman of the Board.
Mr. Lefkofsky has served as Chairman of the Board since November 2015, following his resignation from his role as Chief Executive Officer of the Company. At the time of Mr. Lefkofsky's appointment as Chairman of the Board in November 2015, the Board determined that it also would be beneficial to appoint a Lead Independent Director to reinforce the independence of the Board in its oversight of our business and affairs and appointed Mr. Leonsis to serve in such role. In February 2019, the Board determined that Mr. Lefkofsky was an independent director, eliminating the need for a separate Lead Independent Director. See "Director Independence" for a discussion of the factors considered by the Board in determining Mr. Lefkofsky's independence.
Mr. Lefkofsky has advised the Board of his intention to step down as Chairman following the Annual Meeting. Mr. Lefkofsky will continue to serve as an independent director, subject to his election at the Annual Meeting. Mr. Lefkofsky has advised the Company that he intends to purchase additional shares of common stock after June 12, 2020, which is six months following his most recent sale of common stock. Mr. Lefkofsky also has notified the Company that the Lefkofsky Family Foundation (the "Foundation") owns 6,670,827 shares of common stock as of April 22, 2020 and may acquire additional shares of such stock. Mr. Lefkofsky does not have the power to vote or dispose of the shares held by the Foundation and disclaims beneficial ownership of shares held by the Foundation.
The Board has determined that Mr. Leonsis, an independent director, will replace Mr. Lefkofsky as Chairman of the Board following the Annual Meeting, subject to Mr. Leonsis' reelection.
Our Board believes its current leadership structure is appropriate because it effectively allocates authority, responsibility and oversight between management and the independent members of our Board. It does this by giving primary responsibility for the operational leadership and strategic direction of the Company to our CEO, while enabling the Chairman to facilitate our Board's oversight of management, promote communication among management, our Board, and our independent directors, and support our Board’s consideration of key governance and risk oversight matters. The Board believes its programs for overseeing risk, as described below under "Risk Oversight," would be effective under a variety of leadership frameworks and therefore do not materially affect its choice of structure.
Risk Oversight
Our Board of Directors, either directly or through its committees, exercises oversight of strategic risks to the Company, including operational, financial, compliance, legal, strategic, reputational, governance and succession planning. Key features of our risk oversight practices include:

•	Management periodically reports on areas of potential risk to our Board or the relevant committee, which provides guidance, as appropriate, on risk tolerance, assessment and mitigation.

•
The Audit Committee reviews and assesses the Company's processes to manage business, financial and related reporting, and compliance. It also reviews the Company's policies for risk assessment, risk management and assesses the steps management has taken to control significant risks.

•
The Audit Committee oversees risks pertaining to cybersecurity. Protecting our systems, networks, data and confidential information is a priority at Groupon. As part of our cybersecurity program we employ security practices to protect and maintain the systems located at our data centers and hosting providers, invest in intrusion, anomaly, and vulnerability detection tools and engage third-party security firms to test the security of our websites and systems. In addition, we regularly evaluate and assess our systems and the controls, processes and practices to protect those systems and also conduct penetration testing against our own systems. Our Vice President, Information Security, who reports directly to our Chief Technology Officer and leads the team responsible for our cybersecurity program, strategy, policies and practices, regularly reports to the Audit Committee on the state of our cybersecurity

13 | Groupon Proxy Statement and Notice of 2020 Annual Meeting

program and provides updates on cybersecurity matters. In addition, we conduct an annual cybersecurity review with our Board of Directors.

•	The Compensation Committee oversees risks relating to compensation programs and policies to ensure that our compensation programs do not encourage unnecessary risk-taking.

•	The Nominating Committee oversees risks relating to our governance structure.

•	The Executive Committee oversees risks relating to our actions in response to the impact of the COVID-19 global pandemic.

•	Each committee charged with risk oversight reports to the Board on such matters.
Corporate Governance Guidelines and Committee Charters
Our Corporate Governance Guidelines and the charters of the Audit Committee, the Compensation Committee and the Nominating Committee describe our governance framework. The Corporate Governance Guidelines and committee charters are intended to ensure our Board has the necessary authority and practices in place to review and evaluate our business operations and to make decisions that are independent of management. Our Corporate Governance Guidelines also are intended to align the interests of directors and management with those of our stockholders, and comply with or exceed the requirements of NASDAQ and applicable law. They establish the practices our Board follows with respect to such issues as:

•	Board composition and member selection;

•	Board meetings and involvement of senior management;

•	CEO performance evaluation;

•	management succession planning;

•	Board committees; and

•	director compensation.
Pursuant to the Corporate Governance Guidelines, the Board conducts self-evaluations to annually assess its adherence to the Corporate Governance Guidelines and committee charters and to identify opportunities to improve Board performance. The Board regularly reviews our Corporate Governance Guidelines and committee charters and updates them as necessary to reflect changes in regulatory requirements and evolving oversight practices.
Meetings and Meeting Attendance
Our Board holds regularly scheduled quarterly meetings and also holds special meetings or acts by unanimous written consent as necessary. Our Board met ten times during 2019.
All of our directors attended 75% or more of the aggregate of all Board meetings and meetings of the committees on which they served during the last fiscal year. We do not maintain a formal policy regarding director attendance at stockholder meetings. None of our directors attended the 2019 Annual Meeting.
Board Committees
Our Board has three standing committees: an Audit Committee, a Compensation Committee and a Nominating Committee. The Board also recently established an Executive Committee. Each committee is comprised entirely of independent directors, and each of the Audit Committee, Compensation Committee and Nominating Committee operates pursuant to a written charter. The table below provides the membership for each of the Board committees.

14 | Groupon Proxy Statement and Notice of 2020 Annual Meeting

Director	Audit	Compensation	Nominating	Executive
Michael Angelakis	■
Peter Barris		Chair
Robert Bass	Chair	■
Eric Lefkofsky				Chair
Ted Leonsis			Chair	■
Valerie Mosley			■(1)
Helen Vaid		■(1)
Deborah Wahl			■
Ann Ziegler	■		■(1)	■

(1)
Following the Annual Meeting and subject in each case to their election, Ms. Mosley will replace Ms. Ziegler as a member of the Nominating Committee, and Ms. Vaid will serve as a member of the Compensation Committee.

Below is a description of each standing committee. Each committee has authority to engage legal counsel or other advisors or consultants as it deems appropriate to carry out its responsibilities.
Audit Committee
The Audit Committee assists our Board in overseeing the quality and integrity of our accounting, auditing and reporting practices. The Committee’s role includes:

•	overseeing the work of our accounting function and internal controls over financial reporting;

•	overseeing internal audit processes;

•
inquiring about significant risks, reviewing our policies for risk assessment and risk management, including cybersecurity risks, and assessing the steps management has taken to control these risks; and

•	reviewing compliance with significant applicable legal and regulatory requirements.
The Audit Committee is responsible for the appointment, compensation, retention, review and oversight of the independent registered public accounting firm engaged to issue audit reports on our consolidated financial statements and internal control over financial reporting. The Committee relies on the expertise and knowledge of management and the independent registered public accounting firm in carrying out its oversight responsibilities. The Audit Committee Charter describes the Committee’s specific responsibilities. The Board has determined that each Committee member has sufficient knowledge in financial and auditing matters to serve on the Committee and is an "audit committee financial expert" as defined by SEC rules.
The Audit Committee met eight times in 2019.
Compensation Committee
The primary responsibilities of the Compensation Committee are to:

•	assist our Board in establishing the annual goals and objectives relevant to the compensation of the CEO;

•	evaluate and approve the compensation of the CEO;

•	oversee compensation of directors;

•	evaluate and approve the compensation of the Company’s other executive officers;

•	oversee and advise our Board on the adoption of policies that govern executive officer compensation programs and other compensation-related polices;

•	oversee plans for executive officer development and succession;

•	oversee administration of our equity and incentive plans, policies, practices, and programs; and

•	authorize grants of equity compensation awards under our stock plan.

15 | Groupon Proxy Statement and Notice of 2020 Annual Meeting

As permitted by law and pursuant to the terms of the Groupon, Inc. 2011 Incentive Plan (the "2011 Incentive Plan"), the Committee may delegate to the CEO the authority to make equity compensation grants to employees who are not executive officers.
Our CEO and senior members of our Human Resources department, including our Senior Vice President, Human Resources, and Senior Director, Compensation and Benefits, are responsible for providing recommendations to the Compensation Committee regarding our executive compensation program. None of our executives participates in Compensation Committee deliberations relating to his or her own compensation. To evaluate each senior officer’s overall compensation, the Compensation Committee reviews total direct and indirect compensation details prepared by management and other information deemed appropriate and advisable by the Compensation Committee.
The Compensation Committee Charter describes the specific responsibilities and functions of the Compensation Committee. See "Compensation Discussion and Analysis" for more information about the Committee’s role and responsibilities.
The Compensation Committee met five times in 2019.
Nominating Committee
The principal responsibilities of the Nominating Committee are to:

•	determine and recommend the slate of director nominees for election to our Board;

•	identify and recommend candidates to fill director vacancies occurring between annual stockholder meetings;

•	review the composition of Board committees;

•	annually evaluate the performance and effectiveness of the Board; and

•	monitor adherence to, review, and recommend changes to our Corporate Governance Guidelines.
The Nominating Committee Charter describes the specific responsibilities and functions of the Committee.
The Nominating Committee met four times in 2019.
Executive Committee
In March 2020, our Board established an Executive Committee to facilitate Board oversight and actions in response to the impact of COVID-19 on our business and oversee our Interim Chief Executive Officer and management in the execution of our strategy in light of a rapidly changing environment. The members of the Executive Committee include Mr. Lefkofsky, Mr. Leonsis and Ms. Ziegler. The Executive Committee may, to the fullest extent permitted by applicable law, exercise all the powers and authority of the Board in the management of the business and affairs of our Company.

16 | Groupon Proxy Statement and Notice of 2020 Annual Meeting

HOW TO COMMUNICATE
WITH THE BOARD
Stockholder Engagement
We recognize the value of stockholder feedback, and our relationship with our stockholders is an integral part of our corporate governance practices. We conduct stockholder outreach throughout the year to engage on issues that are important to our stockholders and to understand their perspectives on a variety of matters, including executive compensation, corporate governance matters, corporate strategy and financial performance.
In particular, in advance of the Annual Meeting, we have reached out to many of our largest stockholders in order to obtain their feedback regarding our executive compensation program and corporate governance policies and practices. We spoke with several stockholders as a result of this outreach and heard from several other stockholders that they did not have questions or concerns that required further engagement. During these stockholder engagement meetings, we discussed a variety of matters, including the elements and structure of our executive compensation program, the performance-based compensation of our CEO and other members of senior management, the performance metrics applicable to our annual bonus program and PSUs, multi-year vesting for PSUs, our equity usage, our Board composition, stockholders' consideration of ESG (environmental, social and governance) matters, and the effectiveness of our disclosure. We have taken into account the input and feedback of our stockholders in recent years in making changes to our executive compensation program, including, for example, when implementing multi-year vesting for PSU awards, considering performance metrics for our performance-based compensation, and providing 2019 total target compensation to our CEO that was comprised of over 50% performance-based compensation. In addition, based in part on stockholder feedback, we have continued to revise our disclosure over the past several years in order to improve its effectiveness, including adding a stockholder letter to our quarterly disclosure package, increasing proxy statement disclosure regarding our director skills and qualifications, Board risk management (including relating to cybersecurity) and executive compensation program, and enhancing the design of our proxy statement.
In addition to the annual engagement described above, we also communicate with our stockholders through a number of routine forums, including quarterly earnings calls, SEC filings, our annual report and proxy statement, our annual meeting of stockholders, investor meetings and conferences, our Investor Relations site, and the Groupon blog. As appropriate, we relay stockholder feedback and trends on corporate governance developments to our Board and its committees and work with them to both enhance our governance practices and strengthen our disclosures.
We expect to continue this program of stockholder engagement during 2020.
Investor Relations Website
If you would like additional information about our corporate governance practices, you may view the following documents at investor.groupon.com:

•	Audit Committee Charter

•	Compensation Committee Charter

•	Nominating Committee Charter

•	Corporate Governance Guidelines

•	Code of Conduct
We will provide any of the foregoing information without charge upon written request to the Corporate Secretary, Groupon, Inc., 600 West Chicago Avenue, Suite 400, Chicago, Illinois 60654. In addition, stockholders and other interested parties may communicate with any of our directors, including our independent directors or the directors as a group, by writing to the Corporate Secretary, Groupon, Inc., 600

17 | Groupon Proxy Statement and Notice of 2020 Annual Meeting

West Chicago Avenue, Suite 400, Chicago, Illinois 60654. The Corporate Secretary will forward relevant communications to the appropriate directors depending on the facts and circumstances outlined in the communication.

18 | Groupon Proxy Statement and Notice of 2020 Annual Meeting

BOARD COMPENSATION
We offer an annual cash and equity compensation program for our non-employee directors under our Non-Employee Directors’ Compensation Plan (a sub-plan of the 2011 Incentive Plan) (the "Director Compensation Plan").
2020 Director Compensation
As part of our measures to help address the financial impact of COVID-19, in April 2020, our Board determined to defer the payment of all 2020 compensation under the Director Compensation Plan until the end of the year. In addition, our Board determined to forgo cash compensation and receive equity compensation in lieu thereof with respect to the remainder of 2020 (with such equity compensation being deferred until the end of the year).
Components of Director Compensation
The table below provides a summary of the components of the Director Compensation Plan in 2019.

Annual Compensation Element	Cash Retainer ($)	RSU Award ($)	Total ($)
Board of Directors	75,000	175,000	250,000
Audit Committee Chairperson	10,000	20,000	30,000
Compensation Committee Chairperson	6,667	13,333	20,000
Nominating and Governance Committee Chairperson	5,000	10,000	15,000
Under the Director Compensation Plan each non-employee director can elect to defer 100% of the annual cash retainer and 100% of the additional annual committee chair or member cash retainer into an award of deferred stock units. The number of deferred stock units to be awarded is determined by dividing the amount of the cash retainer to be exchanged by the fair market value of a share of common stock as of the date on which the cash retainer would otherwise have been paid. Deferred stock units are fully vested upon issuance and will be distributed following a non-employee director's separation from service. Distributions are made in a single distribution in the form of shares.
Each non-employee director receives an annual grant of restricted stock units ("RSUs") on the date of our annual meeting of stockholders, which vests 100% on the first anniversary of the annual meeting of the stockholders as long as the non-employee director remains on the Board on the vesting date. The number of RSUs granted is determined by dividing the dollar amount of the grant by the fair market value of a share of our common stock on the date of grant. Beginning with awards granted in 2019, a non-employee director may defer receipt of vested RSUs until his or her separation from service.
In the event a newly-elected or appointed non-employee director becomes an eligible participant under the Director Compensation Plan following the date of the annual meeting of stockholders but during the same calendar year as the annual meeting of stockholders, the Board may, in its sole discretion, grant such non-employee director a pro-rated RSU award with respect to his or her service during the remainder of the year.
The Company also pays or reimburses non-employee directors for reasonable travel, lodging and related expenses in connection with their attendance at Board, Committee or Company business meetings.
Effective January 1, 2020, the Director Compensation Plan was amended to provide non-employee directors who serve as non-chair members of committees with the following additional annual retainers for such service: non-chair members of the Compensation Committee: $5,000; non-chair members of the Nominating and Corporate Governance Committee: $5,000; and non-chair members of the Audit Committee: $10,000. These additional non-chair committee member fees are paid 100% in cash.

19 | Groupon Proxy Statement and Notice of 2020 Annual Meeting

2019 Director Compensation
The following table sets forth the actual compensation paid to directors under the Director Compensation Plan for the fiscal year ended December 31, 2019. Mr. Williams did not receive any additional compensation for his services as a director of the Company during 2019.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)	All Other Compensation ($)	Total ($)
Michael Angelakis	$75,000	175,000	—	250,000
Peter Barris	$81,667	188,333	—	270,000
Robert Bass	$85,000	195,000	—	280,000
Eric Lefkofsky	$75,000	175,000	50,000 (4)	300,000
Theodore Leonsis	$80,000	185,000	—	265,000
Joseph Levin (5)	$37,500	175,000		212,500
Deborah Wahl	$75,000	175,000	—	250,000
Ann Ziegler	$75,000	175,000 (6)	—	250,000

(1)
This column represents the amount of cash compensation earned in 2019 for Board and committee service. The following non-employee directors deferred cash compensation earned in 2019 into deferred stock units under the Director Compensation Plan and as shown in the table below.

Name	2019 Cash Fee Deferred ($)	Shares in Deferred Account Attributed to 2019 Cash Fees (#)
Peter Barris	81,667	24,122
Eric Lefkofsky	75,000	22,152
Joseph Levin	37,500	10,425

(2)
On June 13, 2019, we granted each of our non-employee directors 47,683 RSUs, the Nominating Committee Chairman an additional 2,725 RSUs, the Compensation Committee Chairman an additional 3,633 RSUs, and our Audit Committee Chairman an additional 5,450 RSUs pursuant to the Director Compensation Plan. 100% of the RSUs will vest on the first anniversary of the grant date. As of December 31, 2019, each non-employee director had the following aggregate number of stock awards outstanding.

Name	Number of Outstanding RSUs
Michael Angelakis	47,683
Peter Barris	51,316
Robert Bass	53,133
Eric Lefkofsky	47,683
Theodore Leonsis	50,408
Joseph Levin (5)	47,683
Deborah Wahl	47,683
Ann Ziegler (6)	47,683

(3)
Reflects the aggregate grant date fair value of RSUs granted in 2019, computed in accordance with FASB ASC Topic 718. For additional information, see Note 13 to Groupon’s audited consolidated financial statements for the year ended December 31, 2019 included in Groupon’s Annual Report on Form 10-K.

(4)	Reflects the amount the Company paid for the cost of security services for Mr. Lefkofsky in his capacity as Chairman of our Board.

(5)
Joseph Levin’s service to the Board terminated on July 31, 2019. In connection with his termination of service, Mr. Levin was paid out 46,683 deferred stock units and vesting was accelerated on 11,920 of his 2019 RSUs (which represented a prorated portion of his total RSUs based on service in 2019).

(6)	Ann Ziegler elected to defer settlement of this RSU grant until her departure from the Board.

Security

We believe the personal safety and security of the Chairman of our Board is important to the Company's business interests. Accordingly, the Company pays the cost of security services for the Chairman in an amount that the Company believes is reasonable in light of his security needs. The aggregate incremental cost of these services is reported in the "All Other Compensation" column of the

20 | Groupon Proxy Statement and Notice of 2020 Annual Meeting

"2019 Director Compensation" table above in accordance with SEC disclosure rules. We do not consider these security measures to be a personal benefit or perquisite for our Chairman, but rather a reasonable and necessary expense for the benefit of the Company.

Director Stock Ownership Guidelines and Stock Holding Requirements
We maintain stock ownership guidelines that require each non-employee director to beneficially own Company common stock, as follows:

Ownership and Holding Guidelines	Measurement Requirements	2019 Compliance
• Common stock with a value of at least 3X the director’s annual cash retainer
• Meet ownership requirement by the later of April 1, 2021, or 5 years after initial election
• A director must retain 50% of net shares acquired upon the vesting of equity awards until the director meets the ownership requirements
	The following shares count towards compliance: • Shares owned outright and beneficially • Shares equal to the number of deferred stock units credited under our Director Compensation Plan • Unvested RSUs	• All directors were in compliance with the guidelines as of December 31, 2019 • Compliance is measured annually as of December 31st

21 | Groupon Proxy Statement and Notice of 2020 Annual Meeting

COMPENSATION DISCUSSION
& ANALYSIS

This Compensation Discussion and Analysis provides information regarding the 2019 compensation program for our principal executive officer serving at fiscal year-end, each individual who served as our principal financial officer during 2019, and the two other executive officers (other than our principal executive officer and principal financial officer) serving as of December 31, 2019 (our “Named Executive Officers”). For 2019, our Named Executive Officers were:

•	Rich Williams, our former Chief Executive Officer (our “CEO”);

•	Melissa Thomas, our Chief Financial Officer and Treasurer;

•	Dane Drobny, our Chief Administrative Officer, General Counsel and Corporate Secretary;

•	Steve Krenzer, our former Chief Operating Officer; and

•	Mike Randolfi, our former Chief Financial Officer.
This Compensation Discussion and Analysis describes the material elements of our executive compensation program during 2019 and provides an overview of our executive compensation philosophy, including our principal compensation policies and practices. In addition, it analyzes how and why the Compensation Committee arrived at the specific compensation decisions for our Named Executive Officers in 2019 and discusses the key factors that our Compensation Committee considered in determining their compensation. However, as described in more detail below, we have had several recent changes to our management team, and a majority of the individuals listed above are not our current officers. These changes in management, our go-forward strategy and additional actions taken in 2020 to address the impact of COVID-19 on our business should be considered when evaluating our executive compensation program.

22 | Groupon Proxy Statement and Notice of 2020 Annual Meeting

2019 Financial Results

Our financial results as of and for the year ended December 31, 2019 are set forth below:

Gross Profit	Income from Continuing Operations	Adjusted EBITDA (1)	Operating Cash Flow
$1.2 billion	$(14) million	$227	$71 million

(1)	Adjusted EBITDA is a non-GAAP financial measure. Please see "Appendix A - Adjusted EBITDA Information and Reconciliation" for more information.

2019 Actual Compensation

For additional context we are providing the table below, which sets forth actual compensation paid to our Named Executive Officers in 2019. In particular, this table reflects that no special stock price PSUs (as described under "- Special PSU Awards") vested or were paid to any Named Executive Officer in 2019. This table differs from the 2019 Summary Compensation Table, which shows certain compensation amounts not actually paid to our Named Executive Officers in 2019. This table is provided as supplemental information and not a replacement for the required information set forth in the 2019 Summary Compensation Table under "Named Executive Officer Compensation - 2019 Summary Compensation Table." Further, given the recent decline in the Company's common stock price, which had a closing price of $1.02 on April 22, 2020, the values of the equity awards set forth in the table below have materially declined.

Name	Salary ($)	Stipend ($)(1)	Annual Performance-Based Bonus ($)(2)	Vested Equity ($)(3)	All Other Compensation ($)(4)	Total Compensation ($)
Rich Williams	825,342	—	360,000	5,011,363	26,447	6,223,152
Melissa Thomas	362,671	150,000	50,630	383,369	8,400	955,070
Dane Drobny	525,342	—	216,000	926,191	10,920	1,678,453
Steve Krenzer	700,342	—	300,000	1,784,571	—	2,784,913
Michael Randolfi	361,644	—	240,000	705,527	10,080	1,317,251

(1)	The amount disclosed in this column represents Ms. Thomas' monthly stipend for serving as Interim Chief Financial Officer and a retention bonus that was paid to Ms. Thomas in March 2019.

(2)	The amounts disclosed in this column represent the payments earned based on the 2018 Annual Bonus Plan and paid in 2019.

(3)	See the corresponding column in the Option Exercises and Stock Vested in 2019 Table under "Named Executive Officer Compensation" for additional information.

(4)	See the corresponding column in the 2019 Summary Compensation Table under "Named Executive Officer Compensation" for additional information.

2020 Strategy Changes and COVID-19 Impact

As a result of our 2019 performance and other factors, in 2020 we announced a strategy to focus on our Local experiences marketplace. We are most differentiated in Local experiences, which include activities, beauty and wellness and dining, and we believe our strength in these areas positions us well against potential competitors over the long-term. As part of this strategy, we also plan to phase down our Goods category and shift our go-to-market strategy for the Goods category to a third-party marketplace strategy.

Since announcing our go-forward strategy in February 2020, however, our business has been significantly impacted by COVID-19. Restrictions on everyday activities around the world have resulted in significant disruption of our operations. Our business relies on customers’ purchases of vouchers for local experiences, including events and activities, beauty and wellness, and dining. This negative impact is expected to continue at least as long as customer behavior remains impacted by governmental measures being implemented to control the spread of the virus, including quarantines, travel restrictions, business shutdowns and restrictions on the movement of people in the United States and abroad. Although we expect to continue executing on our previously announced strategic plan to focus on our local experiences marketplace, our ability to achieve the anticipated benefits of this strategy within the expected timeframe, or at all, may be materially impacted by the widespread effects of COVID-19.

In addition, in light of the significant decrease in demand for Local experiences as result of COVID-19, we are continuing to leverage our Goods category in the near term, while streamlining our cost structure globally. In particular, we have taken several actions to reduce costs including, among other things, multi-phase restructuring actions that are expected to primarily consist of workforce reductions and facility exits, terminating or furloughing approximately 2,800 employees (inclusive of the first phase of restructuring actions and with a majority of such actions occurring in the second quarter 2020), and non-executive directors foregoing cash compensation and receiving equity compensation in lieu thereof for the remainder of 2020. Further, our planned workforce reduction will flatten the organizational structure and include a consolidation of responsibilities at the Vice President level and higher that we expect

23 | Groupon Proxy Statement and Notice of 2020 Annual Meeting

to result in lower related executive costs. Although we are taking actions to address the impact of COVID-19, the ultimate extent of the impact of COVID-19 on our business, financial condition and results of operations will depend on future developments, which are highly uncertain and cannot be predicted.

Additional information regarding these matters may be found in our filings with the SEC.

Management Changes

During 2019 and 2020, we experienced several changes to our management team, which are described below.

On August 20, 2019, Mr. Randolfi resigned his position as our Chief Financial Officer, effective August 23, 2019. At that time, Ms. Thomas was appointed as our Interim Chief Financial Officer, effective August 23, 2019. She continued to serve in that role as of December 31, 2019. In addition, Ms. Thomas continued to serve in her role as our Chief Accounting Officer and Treasurer as of December 31, 2019.

In February 2020, Ms. Thomas was appointed as our permanent Chief Financial Officer and Dane Drobny was appointed as our Chief Administrative Officer, while continuing to serve as our General Counsel and Corporate Secretary.

Effective March 25, 2020, the Board appointed Aaron Cooper as our Interim Chief Executive Officer, while we conduct a search for a permanent Chief Executive Officer. Mr. Cooper replaces Rich Williams, who is no longer serving as our Chief Executive Officer or as a member of the Board as of March 25, 2020. In addition, Steve Krenzer is no longer serving as the Company’s Chief Operating Officer as of March 25, 2020.

2020 Named Executive Officer Compensation

In light of these changes and for additional context, the 2020 compensation of our current named executive officers is summarized below.

As previously disclosed in connection with Mr. Cooper's appointment as Interim Chief Executive Officer in March 2020, Mr. Cooper will receive an annual base salary of $600,000 and a cash bonus of $600,000, payable in four quarterly installments beginning on April 15, 2020, subject to his continued employment with the Company on each payment date. In addition, at the time of his appointment, Mr. Cooper received an award of 4,000,000 RSUs. The RSU award will vest, subject to his continued employment, as follows: 1,800,000 RSUs on April 1, 2021, 1,800,000 RSUs on April 1, 2022 and 400,000 RSUs on December 31, 2022. Mr. Cooper also received (i) an award of 600,000 target PSUs under the 2011 Incentive Plan and (ii) performance cash valued at $300,000 under the 2011 Incentive Plan. PSUs and performance cash earned (with maximum payout capped at 100%), if any, will be subject to the Compensation Committee’s certification of the performance objectives and Mr. Cooper’s continued employment. In the event another Chief Executive Officer is hired before December 31, 2020, the performance conditions on Mr. Cooper’s PSUs described above and performance cash will be deemed to be achieved at target and shall be payable to Mr. Cooper. Mr. Cooper is also party to a severance benefit agreement, which is on substantially similar terms to those of the other Named Executive Officers described in "Severance Benefit Agreements" below.

The Compensation Committee also approved on April 27, 2020 revised compensation terms for Mr. Drobny and Ms. Thomas related to expansions of responsibilities and/or new roles in connection with management team changes, SG&A reductions and the current operating environment as well as for retentive purposes. Specifically, Mr. Drobny is now the Company’s Chief Administrative Officer in addition to its General Counsel, and Ms. Thomas’ responsibilities have expanded as Chief Financial Officer to oversee additional functions and initiatives. In these expanded roles, respectively, Mr. Drobny and Ms. Thomas will receive an annual base salary of $590,000. Mr. Drobny and Ms. Thomas both elected to defer any increase in base salary until July 1, 2020. They also will receive a cash bonus of $590,000, payable in four quarterly installments beginning on June 30, 2020, subject to their continued employment with the Company on each payment date, and they will not participate in the annual performance bonus plan in 2020. In addition, Mr. Drobny and Ms. Thomas each received an award of 1,180,000 RSUs that will vest, subject to their continued employment, as follows: 295,000 RSUs on January 2, 2021, July 2, 2021, January 2, 2022, and July 2, 2022. Mr. Drobny and Ms. Thomas also will receive performance cash valued at $590,000 under the 2011 Incentive Plan. Performance cash earned (with maximum payout capped at 100%), if any, will be subject to the Compensation Committee’s certification of the performance objectives and their continued employment.

2019 Executive Compensation Overview

In connection with its annual review of our executive compensation program in February 2019, the Compensation Committee recognized that, given the challenges we faced in our operating environment as we continued to make progress in transforming our business while providing consistent growth, it was important at that time to maintain continuity in our executive leadership team. Further, after reviewing the unvested equity holdings of our Named Executive Officers, the Compensation Committee noted that the retention value of their current outstanding and unvested RSU awards and performance share unit ("PSU") awards declined

24 | Groupon Proxy Statement and Notice of 2020 Annual Meeting

significantly by the end of 2019. Given this decline, in early 2019, the Compensation Committee determined that there was significant retention risk for our most senior executives, especially when combined with the low payouts under our 2018 Annual Bonus Plan and the 2017 and 2018 PSU awards, as well as the ongoing volatility reflected in the market price of our common stock. In light of these realities and the highly competitive labor market for executive talent in the technology sector that can provide innovative leadership while managing at a global scale across several lines of business, the Compensation Committee determined that it was important to prioritize retention of executives who were key to our operations and the execution of our strategy at that time.

The Compensation Committee considered an analysis prepared by its compensation consultant of several potential alternatives to enhance our compensation arrangements for our most senior executives. Following this evaluation, and taking into account the factors described above, the Compensation Committee took the following specific actions in 2019 for our Named Executive Officers:

•
Re-balancing of Target Total Cash Compensation – Revised the mix of fixed and variable cash compensation by increasing annual base salaries and decreasing annual performance-based bonus targets by a corresponding amount, while keeping the target total cash compensation of each Named Executive Officers at its 2018 level; and

•
Grant of Special Performance Share Unit Awards – Granted special PSU awards, with the vesting of such awards tied to the achievement of an average closing price per share of our common stock of $6.00 or more for any 30 consecutive trading day period during the four-year performance period commencing January 1, 2019, and ending December 31, 2022. This stock price hurdle represents an increase of 52% over the stock price on the date of grant (and an increase of 488% over the closing stock price on April 22, 2020) and would represent an aggregate market capitalization for the Company of $3.4 billion.

The Compensation Committee determined that, in the then-current environment, reducing the degree of risk associated with our Named Executive Officers' target total cash compensation opportunities and granting them special performance-based equity awards that may only be earned if we achieve a specific increase in our stock price during the next four years were the most effective ways to motivate and retain our Named Executive Officers.

In addition to the foregoing, the Compensation Committee took the following key compensation actions for our Named Executive Officers for 2019:

•
Annual Performance-Based Bonuses – Approved the payment of annual bonuses under the 2019 Annual Bonus Plan of 28.8% of their annual performance-based bonus targets with such bonus payments based on our actual adjusted EBITDA performance for the year. This includes an annual bonus for our CEO in the amount of $194,302, equal to 28.8% of his annual performance-based bonus target.

•
Grant of Annual Equity Awards – Granted long-term incentive compensation opportunities in the form of PSU awards that may be settled for shares of our common stock subject to the attainment of pre-established financial and operational/strategic performance objectives for 2019 and time-based RSU awards that may be settled for shares of our common stock over a multi-year vesting schedule, in amounts ranging from aggregate target values of approximately $568,000 to approximately $3.52 million, including a PSU award and an RSU award for our CEO with an aggregate target value of approximately $10.2 million.

•
Payout of Annual Equity Awards – Certified the actual attainment levels of the financial and operational/strategic performance objectives for the annual PSU awards resulting in a total performance payout percentage of 95.9% (based on achievement of long-term strategic goals) with the earned shares of our common stock to vest and settle as follows:

–
With respect to the new PSU awards granted in 2019, the earned shares are to vest in equal annual installments over a five-year period from the date of grant (in the case of our CEO) and a four-year period from the date of grant (for our other Named Executive Officers), subject to each Named Executive Officer's continued employment with us on each vesting date; and

–
With respect to the PSU awards that were committed in prior years and granted in 2019, the earned shares vested in full upon certification of the actual attainment levels for the financial and operational/strategic performance objectives for the awards by the Compensation Committee in February 2020.

•
Appointment of Interim Chief Financial Officer – In connection with her appointment as our Interim Chief Financial Officer effective August 23, 2019, the Compensation Committee approved the payment of a monthly cash stipend of $15,000 (in addition to her current base salary) to Ms. Thomas to be paid in each month in which she served (for the full or partial month) as our Interim Chief Financial Officer and granted her an RSU award that may be settled for 389,105 shares of our common stock. This award is to vest in four equal annual installments beginning on August 23, 2020, subject to Ms. Thomas' continued employment with us on each vesting date. In addition, the Compensation Committee amended Ms. Thomas' severance benefit agreement as described in "Other Compensation – Post-Employment Compensation" below. These compensation actions were approved by the Compensation Committee after evaluating Ms. Thomas’ performance, experience, and skills and reviewing a report on the competitive market for similar positions at comparable companies based on compensation data analyzed by its compensation consultant.

25 | Groupon Proxy Statement and Notice of 2020 Annual Meeting

Pay-for-Performance
We believe our executive compensation program is reasonable, competitive, and appropriately balances the goals of attracting, motivating, rewarding, and retaining our Named Executive Officers with the goal of aligning their interests with those of our stockholders. To ensure this alignment and to motivate and reward individual initiative and effort, a substantial portion of our Named Executive Officers' target annual total direct compensation opportunity is both performance-based and "at-risk."

We emphasize performance-based compensation that appropriately rewards our Named Executive Officers through two separate compensation elements:

•
First, we provide the opportunity to participate in our annual performance bonus plan which provides cash payments if our Named Executive Officers produce annual financial results that align with the goals set forth in our annual operating plan.

•
In addition, we grant PSU awards, which comprise a majority of the Named Executive Officers' long-term incentive compensation opportunities, that reward them for achieving financial, operational, and/or strategic objectives that are designed to drive sustained stock price growth.

These variable pay elements ensure that, each year, a substantial portion of our Named Executive Officers' target total direct compensation is contingent (rather than fixed) in nature, with the amounts ultimately payable subject to variability above or below target levels commensurate with our actual performance.

Other Named Executive Officers (Avg.) 2019 Pay Mix [(2)]

At Risk Pay, 46.5%
Performance-Based Equity, 36.2%
Salary, 16.8%
Fixed Pay, 53.5%
Time-Based Equity, 36.7%
Target Bonus, 10.3%

The regular annual pay mix for our CEO and our other Named Executive Officers during 2019 reflected this "pay-for-performance" design:

Chief Executive Officer 2019 Pay Mix [1]

Salary, 7.3%
Time-Based Equity, 37.4%
Target Bonus, 5.6%
Performance-Based Equity, 49.8%
Fixed Pay, 44.6%
At Risk Pay, 55.4%

(1) Performance-based equity shown for our CEO excludes his special stock price PSU award. The values shown here are rounded to the nearest 0.1%; therefore, the total may not add up to precisely 100%.
(2) The other Named Executive Officers include Ms. Thomas and Messrs. Drobny, Krenzer, and Randolfi. Performance-based equity includes all of the PSU awards granted to these Named Executive Officers in 2019, other than the special stock price PSU awards. Time-based equity excludes the one-time RSU award granted to Ms. Thomas in connection with her appointment as our Interim CFO, and the salary figure excludes the monthly stipend Ms. Thomas received while serving in such role. The values shown here are rounded to the nearest 0.1%; therefore, the total may not add up to precisely 100%.

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Compensation-Related Policies and Practices

Our executive compensation program reflects our compensation philosophy by incorporating certain compensation-related policies and practices while avoiding other, more problematic or controversial policies and practices, as follows:

What We Do

•	Maintain an independent Compensation Committee

•	Retain an independent compensation consultant, which reports directly to the Compensation Committee and provides no other material services to us

•	Conduct an annual executive compensation review and compare our program against the competitive market and best practices

•	Establish measurable performance objectives under our annual performance bonus plan and our PSU program

•	Establish maximum award levels under our annual performance bonus plan and our PSU awards

•	Vest annual equity awards over multi-year periods, consistent with current market practice and our retention objectives

•	Conduct an annual stockholder advisory (non-binding) vote on Named Executive Officer compensation

•	Regularly engage with our stockholders to get their perspectives on executive compensation and corporate governance matters

•	Conduct an annual risk assessment of our compensation programs

•	Maintain significant stock ownership and stock holding requirements for our executive officers

•	Require our executive officers to pre-clear all stock trades (other than pursuant to an approved Exchange Act Rule 10b5-1 trading plan) even during an open window period

•	Review the risks associated with key executive officer positions to ensure adequate succession plans are in place

What We Don’t Do

•	Offer pension arrangements, supplemental retirement plans or nonqualified deferred compensation arrangements to our executive officers

•	Offer enhanced health and welfare benefits programs to our executive officers that are above and beyond those offered to our regular employees

•	Provide excessive perquisites or other personal benefits to our executive officers

•	Provide any tax reimbursement payments (including "gross-ups") on any severance or change-in-control payments or benefits

•	Permit our employees (including our officers) and directors to hedge our equity securities

•	Permit our employees (including our officers) and directors to pledge our equity securities, subject to limited exceptions

•	Pay dividends or dividend equivalents on unvested or unearned equity awards

•	Permit the repricing of stock options without stockholder approval

Stockholder Advisory Vote on Named Executive Officer Compensation
We conduct an annual stockholder advisory vote on named executive officer compensation (a "Say-on-Pay" vote) to ensure that stockholder input informs our compensation philosophy and decisions. At our 2019 Annual Meeting of Stockholders, approximately 99.5% of the shares that were voted on our "Say-on-Pay" proposal voted to approve the compensation of our named executive officers as disclosed in our 2019 definitive proxy statement. As the Compensation Committee has reviewed our executive compensation

27 | Groupon Proxy Statement and Notice of 2020 Annual Meeting

policies and practices since this Say-on-Pay vote, it has been mindful of the level of support our stockholders have expressed for our approach to executive compensation. The Compensation Committee believes that our current executive compensation program has been effective in implementing our compensation philosophy and objectives.

Nevertheless, the Compensation Committee recognizes that pay practices continue to evolve, and as a result, the Compensation Committee continues to refine our executive compensation policies and practices in its ongoing effort to ensure our executive compensation program supports our compensation philosophy and objectives, as well as our overall corporate goals and values.

We believe in the importance of engaging with and listening to our stockholders. As part of our ongoing efforts, over the past four years, we have enhanced our executive compensation program and corporate governance policies and practices based, in part, on the feedback we have received from our stockholders. In particular, in the past several years, we have conducted stockholder outreach to discuss our executive compensation program, among other things, with significant stockholders. For additional information, see "How to Communicate with the Board – Stockholder Engagement."

Compensation Philosophy

Our philosophy is to establish and maintain an executive compensation program that attracts proven, talented leaders who possess the skills and experience necessary to achieve our financial, operational and strategic goals, while materially adding to our long-term value without creating excessive risk to the organization. We seek to structure our executive compensation packages to be consistent with the competitive market and to align the long-term interests of our Named Executive Officers and stockholders so that pay appropriately reflects performance in achieving our financial, operational, and strategic objectives. Specifically, our executive compensation program is designed to:

•	Recruit and retain talented and experienced individuals who are able to develop, implement, and deliver on long-term value creation strategies;

•	Ensure that our compensation is reasonable and competitive with the pay packages made available to executives at companies with which we compete for executive talent;

•	Provide a substantial portion of each executive officer's compensation in elements that are directly tied to our long-term value and growth;

•	Reward both company and individual performance and achievement; and

•	Ensure that our compensation structure does not encourage unnecessary and excessive risk-taking.

Governance of Executive Compensation Program

Role of Compensation Committee

The Compensation Committee, which is composed entirely of independent directors, discharges the responsibilities of our Board of Directors with respect to the compensation of our executive officers and the non-employee members of our Board of Directors. Specifically, the Compensation Committee approves our compensation philosophy and oversees the design, development, and implementation of our executive compensation program and related policies and practices to ensure that they are consistent with the long-term interests of our stockholders. This includes having final authority to review and approve the compensation of our CEO and other Named Executive Officers. For a discussion of our compensation philosophy and the principal objectives of our executive compensation program, see "Compensation Philosophy" above.

The Compensation Committee operates under a written charter adopted by our Board of Directors. A copy of the charter is posted on our website located at https://investor.groupon.com/corporate-governance/governance-documents/default.aspx.
In carrying out its responsibilities, the Compensation Committee determines the amounts and allocates the mix of compensation between base salary, annual performance bonus opportunities, and long-term incentive compensation for our Named Executive Officers. The Compensation Committee also selects the performance metrics and establishes the performance targets for our performance-based incentive awards. The Compensation Committee selects balanced metrics for these performance-based awards that align with our business strategy and are intended to drive the creation of stockholder value. The Compensation Committee also designs, approves, and oversees our 2011 Incentive Plan, grants all equity awards to our Named Executive Officers and has the authority to grant equity awards to eligible employees in accordance with the terms of the 2011 Incentive Plan.

The Compensation Committee also reviews our post-employment compensation arrangements, other executive benefits, and, if applicable, retirement benefits and perquisites. In addition, the Compensation Committee reviews and evaluates the risks associated with our compensation philosophy and executive compensation program as discussed under "Compensation Risk Assessment" below.

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Further, the Compensation Committee is responsible for reviewing, discussing, and approving the Compensation Discussion and Analysis for inclusion in the annual proxy statement that we file with the Securities and Exchange Commission.

To promote independent decision-making on executive compensation matters, the Compensation Committee regularly meets in executive session without management present, often with the participation of its compensation consultant. The Compensation Committee regularly assesses the effectiveness of our executive compensation program in driving performance, and uses stockholder feedback, competitive market data, applicable regulatory requirements, and external trends to inform its decision-making.

Compensation-Setting Process

Typically, the Compensation Committee reviews our executive compensation program and the elements of compensation of our Named Executive Officers on an annual basis, usually in the first quarter of the year. The Compensation Committee also will consider adjustments to the compensation of our Named Executive Officers at other times during the year if a change in the scope of an executive officer’s role and responsibilities, or other developments or circumstances, warrant such consideration.

As discussed below, the Compensation Committee engages the services of a compensation consultant and considers the analysis and advice of its compensation consultant in discharging its responsibilities. Representatives of the compensation consultant attend Compensation Committee meetings and have direct access to Compensation Committee members.

In determining the amount of each element of compensation and the target total direct compensation of our Named Executive Officers, the Compensation Committee does not use a single method or measure in arriving at its decisions. In making decisions about the compensation of our Named Executive Officers, the members of the Compensation Committee rely primarily on their general experience and subjective considerations of various factors, including, without limitation, the following:

•	our executive compensation program objectives;

•	our performance against the financial, operational, and strategic objectives established by the Compensation Committee and our Board of Directors;

•	an individual Named Executive Officer's knowledge, skills, experience, qualifications, and tenure relative to other similarly situated executives at the companies in our compensation peer group;

•	the scope of a Named Executive Officer’s role and responsibilities compared to other similarly situated executives at the companies in our compensation peer group;

•
the performance of an individual Named Executive Officer, based on a subjective assessment of his or her contributions to our overall performance, ability to lead his or her business unit or function, and work as part of a team, all of which reflect our core values;

•	the potential of an individual Named Executive Officer to contribute to our long-term financial, operational, and strategic objectives;

•	the proposed compensation packages of our other Named Executive Officers (internal pay equity);

•	the compensation practices of our compensation peer group; and

•	the recommendations of our CEO with respect to the compensation of our other Named Executive Officers.

These factors provide the framework for compensation decision-making and final decisions regarding the target total direct compensation opportunity for each Named Executive Officer. No single factor is determinative in setting compensation levels, nor is the impact of any individual factor on the determination of pay levels quantifiable. The Compensation Committee does not weigh these factors in any predetermined manner, nor does it apply any formulas in developing its compensation decisions.

Role of Management
The Compensation Committee generally seeks input from our CEO and the most senior members of our Human Resources Department when evaluating the performance and compensation of our Named Executive Officers, as well as during the process of negotiating compensation packages with new senior executive hires. The Compensation Committee gives considerable weight to our CEO's evaluation of our other Named Executive Officers because of his direct knowledge of each individual's performance and contributions.

The Compensation Committee solicits and reviews our CEO’s recommendations and proposals with respect to adjustments to target total cash compensation, long-term incentive compensation opportunities, program structures, and other compensation-related matters

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for our executive officers (other than with respect to his own compensation). The Compensation Committee reviews and discusses these recommendations and proposals with our CEO and considers them as one factor in determining the compensation for our Named Executive Officers.

Our Chief Financial Officer (or Interim Chief Financial Officer, as applicable) and Chief Accounting Officer also work with the Senior Vice President, Human Resources and Senior Director, Compensation and Benefits to advise the Compensation Committee with regard to the financial and accounting implications of our compensation programs and hiring decisions.

None of our Named Executive Officers participates in or is present during Compensation Committee deliberations relating to his or her own compensation.
Role of Compensation Consultant
The Compensation Committee engages an external compensation consultant to assist it in discharging its responsibilities. This compensation consultant, which reports directly to the Compensation Committee, provides competitive market data, analysis, and other resources to help execute our overall executive compensation strategy. The Compensation Committee directs the compensation consultant to work with the appropriate members of management to obtain information necessary to prepare its analysis of our executive compensation program and evaluate our CEO's recommendations. The compensation consultant also meets with the Compensation Committee during its regular meetings and in executive session, where no members of management are present, and can meet with the Compensation Committee chair and other members of the committee outside of regular meetings. The Compensation Committee has the sole power to hire, terminate or replace the compensation consultant at any time and periodically reviews its relationship with the compensation consultant.

For 2019, the Compensation Committee engaged Compensia, Inc., a national compensation consulting firm ("Compensia"), as its compensation consultant to advise on executive compensation matters, provide data and an analysis of competitive market pay practices for our executive officers as part of the annual executive compensation review process, and assist with the review and updating of the compensation peer group. Although we may retain the Compensation Committee’s compensation consultant for discrete projects from time to time, Compensia did not provide any other material services to the Company (separate from consulting advice provided to the Compensation Committee) in 2019.

The Compensation Committee has a policy for compensation consultant independence under which any compensation consultant retained by the committee must be independent of the Company and management. The Compensation Committee reviewed the independence of Compensia in light of this policy, SEC rules, and the applicable NASDAQ listing standards regarding compensation consultants and has concluded that Compensia’s work for the committee did not raise any conflict of interest, and that Compensia was able to provide the Compensation Committee with independent advice.

Use of Competitive Market Data
The Compensation Committee, with the assistance of its compensation consultant, reviews and updates our compensation peer group and other compensation data annually to ensure that it remains appropriate for review and comparison purposes. The compensation peer group used to make 2019 compensation decisions included companies in the Internet Software & Services and Internet & Direct Marketing Retail industries whose businesses align with ours, as well as other software companies with a size comparable to ours based on revenue and market capitalization. Our compensation peer group includes companies with which we compete for executive talent, which includes larger global companies, as well as smaller companies. The technology labor market is highly competitive for executive level talent that can provide innovative leadership while managing at a global scale across several lines of business. The Compensation Committee believes that it is necessary to consider these factors in making compensation decisions in order to attract and retain talent.

The companies in the compensation peer group used for 2019 compensation decisions had median revenues of approximately $2.3 billion and a median market capitalization of approximately $10.1 billion when such group was approved by the Compensation Committee in July 2018. This methodology used for determining the 2019 peer group remains consistent with prior years, and companies were added to and removed from the peer group based on whether they met or continued to meet this criteria. The 2019 peer group consisted of the following companies:

Akamai Technologies            Shutterfly
    ANGI Homeservices            Square*
    Citrix Systems*                TripAdvisor
    Expedia Group                Twitter
    GoDaddy*                Wayfair
    GrubHub                Workday*
    IAC/Interactive                Yelp
    Overstock.com                Zillow Group
Pandora Media                Zynga

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Qurate Retail Group*
* New additions to the previous peer group. The following companies were removed from the previous peer group: Booking Holdings, Netflix, and Salesforce.com.

We also participate in surveys of market compensation practices in our industry and broadly across other industries and undertake specialized studies of competitive market practices using the most relevant published survey sources and public filings.

The Compensation Committee uses market data drawn from the companies in the compensation peer group to evaluate the competitive market when determining the target total direct compensation opportunities for our Named Executive Officers, including base salary, annual performance bonus opportunities, and long-term incentive compensation. While the Compensation Committee considers this information, it does not engage in strict benchmarking to a fixed percentile. The Compensation Committee relies on the expertise of its members to develop pay packages that are appropriate for each Named Executive Officer. We believe that the target total direct compensation opportunities of our Named Executive Officers in 2019 were consistent with our compensation peer group and competitive market practices.

Elements of Executive Compensation

For 2019, the target total direct compensation opportunities of our Named Executive Officers consisted of base salary, an annual performance bonus opportunity, and long-term incentive compensation in the form of PSU awards and RSU awards. The following table provides a summary of the 2019 compensation arrangements for our Named Executive Officers.

Elements of Executive Compensation and 2019 Snapshot

	Compensation Element	Objective	Key 2019 Decisions and Outcomes
Fixed	Base Salary	Provide competitive level of fixed compensation Attract and retain key executive talent	- Increased base salaries as part of rebalancing of target total cash compensation
Variable Compensation (At-Risk Component)	Time-Based Restricted Stock Unit ("RSU") Awards	Directly aligns interests of executives with long-term stockholder value creation and promotes retention
- Constituted 50% of annual equity mix, with five-year, time-based vesting schedule for our CEO and 60% of annual equity mix, with four-year, time-based vesting schedule for our other Named Executive Officers

Variable Compensation (Performance-Based and All At-Risk)	Annual Performance-Based Bonus	- Motivate and reward executives for achieving annual Company financial objectives
 Decreased annual performance-based bonus targets as part of rebalancing of target total cash compensation
Funding based 100% on Adjusted EBITDA performance
2019 payout at 28.8% of target, based on Company performance

Performance Share Unit ("PSU") Awards
 Directly aligns interests of executives with long-term
stockholder value creation by linking potential payouts to financial performance of the Company and achievement of operational and/or strategic goals
Also promotes retention

 Constituted 50% of annual equity mix for our CEO and 40% of annual equity mix for our other Named Executive Officers
Multi-year vesting schedules for earned shares help align compensation with long-term Company performance and provide retentive value
Achievement of 2019 PSU awards based 100% on Company performance
2019 payout at 95.9% of target, based on Company performance

Special PSU Awards
 Directly aligns interests of executives with long-term stockholder value creation by focusing executives on achievement of pre-established stock price target
Intended to mitigate retention risk by providing significant upside reward for creating sustained stockholder value

 Target award values based on perceived retention risk, criticality of role, individual performance, and expected future contribution
Vesting based 100% on sustained achievement of $6.00 or greater stock price for any 30 consecutive trading day period during a four-year performance period ending December 31, 2022

Base Salary
We offer competitive base salaries, which are intended to provide a level of stable fixed compensation to our Named Executive Officers for the performance of their day-to-day services. We use base salary to recognize the experience, skills, knowledge, and responsibilities of our Named Executive Officers, as well as to reflect competitive market practice.

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In determining the base salaries for our Named Executive Officers, the Compensation Committee takes into consideration a competitive market analysis of the relevant compensation data for each position prepared by its compensation consultant, its assessment of competitive market conditions, base salary and target total cash compensation relative to other executives in similar positions, the recommendations of our CEO (other than with respect to his own base salary), and the factors set forth in "Governance of Executive Compensation Program – Role of Compensation Committee – Compensation-Setting Process" above.

In February 2019, in connection with its annual review of our executive compensation program, the Compensation Committee evaluated the base salaries of our Named Executive Officers. In addition to assessing their base salaries from a competitive market standpoint, the Compensation Committee also considered the composition of their target total cash compensation opportunities (including the relative weighting of their base salaries and annual performance-based bonus targets). Noting the low payouts under our 2018 Annual Bonus Plan and the ongoing volatility of the market price of our common stock, the Compensation Committee concluded that we were vulnerable to recruitment of our executive officers by our competitors and other companies. The Compensation Committee considered several potential alternatives to enhance our compensation arrangements for our most senior executives, including reducing the risk inherent in their target total cash compensation opportunities while retaining significant performance-based components.

Based on its evaluation, the Compensation Committee determined the best course of action was to adjust the mix of target total cash compensation to reduce the degree of risk inherent in the then-existing compensation mix, while keeping the target total cash compensation opportunities of our Named Executive Officers at their 2018 levels. To make this adjustment, the Compensation Committee approved an increase to the base salaries of our Named Executive Officers and a decrease to their annual performance-based bonus targets by a corresponding amount.

Accordingly, the base salaries of our Named Executive Officers for 2019, which were effective as of April 1, 2019, were adjusted as follows:

Named Executive Officer	2018 Base Salary (1)	2019 Base Salary (2)	Percentage Increase
Mr. Williams	$750,000	$850,000	13.3%
Ms. Thomas	$325,000	$375,000	15.4%
Mr. Drobny	$450,000	$550,000	22.2%
Mr. Krenzer	$625,000	$725,000	16.0%
Mr. Randolfi	$500,000	$600,000	20.0%

(1)	Base salaries effective as of December 31, 2018.

(2)	Base salaries effective as of April 1, 2019

In connection with her appointment as our Interim Chief Financial Officer effective August 23, 2019, the Compensation Committee approved a monthly stipend of $15,000 for Ms. Thomas (in addition to her then-current base salary) to be paid in each month in which she served (for the full or partial month) as our Interim Chief Financial Officer.

The base salaries paid to our Named Executive Officers in 2019 are set forth in the "2019 Summary Compensation Table" below.

Annual Performance Bonus
In 2019, each of our Named Executive Officers (other than Mr. Randolfi, who was not eligible to earn an annual performance-based bonus for 2019 upon his resignation as our Chief Financial Officer) participated in our annual bonus plan (the "2019 ABP"). Funding under the 2019 ABP was based 100% upon Company performance. For 2019, the Compensation Committee approved the corporate performance measure and the annual performance-based bonus targets for our Named Executive Officers, which are set forth below, in February 2019. Under the 2019 ABP, the Compensation Committee could exercise downward discretion on individual payouts with respect to individual Named Executive Officer performance based on a recommendation from our CEO (other than with respect to his own annual performance-based bonus payout), but did not exercise any such discretion in 2019.

Annual Performance-Based Bonus Targets
In February 2019, the Compensation Committee approved annual performance-based bonus targets for each of our Named Executive Officers. Typically, the amount of each Named Executive Officer’s annual performance-based bonus target (expressed as a percentage of base salary) is determined by the Compensation Committee after taking into consideration a competitive market analysis of the relevant compensation data for each position prepared by its compensation consultant, its assessment of competitive market conditions, his or her annual performance-based bonus target and total target annual cash compensation relative to other executives in similar positions, the recommendations of our CEO (other than with respect to his own annual performance-based bonus target), and the factors described in "Governance of Executive Compensation Program – Role of Compensation Committee – Compensation-Setting Process" above.

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However, as a result of its decision to rebalance the mix of target total cash compensation of our Named Executive Officers as described in "Elements of Executive Compensation – Base Salary" above, in 2019 the annual performance-based bonus targets of our Named Executive Officers were adjusted to reflect the increase in their annual base salary while maintaining their target total cash compensation opportunity at their 2018 levels. Specifically, the Compensation Committee decreased the annual performance-based bonus target of each Named Executive Officer by an amount corresponding to the increase in their annual base salary.

Annual performance-based bonus targets under the 2019 ABP and target total cash compensation levels for our Named Executive Officers were as follows:

Named Executive Officer	2018 Annual Performance-Based Bonus Target ($)	2019 Annual Performance-Based Bonus Target ($) (1)	2019 Annual Performance-Based Bonus Target (as a percentage of 2019 base salary) (2)	2018 Target Total Cash Compen-sation ($)	2019 Target Total Cash Compen-sation ($)	Percentage Increase
Mr. Williams	$750,000	$650,000	76%	$1,500,000	$1,500,000	0%
Ms. Thomas	$162,500	$112,500	30%	$487,500	$487,500	0%
Mr. Drobny	$450,000	$350,000	64%	$900,000	$900,000	0%
Mr. Krenzer	$625,000	$525,000	72%	$1,250,000	$1,250,000	0%
Mr. Randolfi	$500,000	$400,000	67%	$1,000,000	$1,000,000	0%

(1)	Effective as of April 1, 2019.

(2)	Based on salaries and target bonuses effective as of April 1, 2019.

The maximum bonus payout under the 2019 ABP was 150% of his or her annual performance-based bonus target for each of our Named Executive Officers.
Corporate Performance Measure
In February 2019, the Compensation Committee selected adjusted earnings before interest, taxes, depreciation, and amortization ("Adjusted EBITDA") as the corporate performance measure for the 2019 ABP. The Compensation Committee believed that this performance measure was appropriate for our business because it ensured a focus on expense management and profitability for the year.

For purposes of the 2019 ABP, "Adjusted EBITDA" was defined as net income (loss) from continuing operations excluding income taxes, interest and other non-operating items, depreciation and amortization, stock-based compensation, acquisition-related expense (benefit), net and other special charges and credits, including items that are unusual in nature or infrequently occurring. Adjusted EBITDA is a non-GAAP measure that we present to aid investors in understanding our financial results. In addition, it is a key measure used by our management and Board of Directors to evaluate operating performance, generate future plans, and make strategic decisions regarding the allocation of capital. See Appendix A for a reconciliation of Adjusted EBITDA to the most comparable U.S. GAAP performance measure, “Net income (loss) from continuing operations.”

For purposes of the 2019 ABP, the Compensation Committee established threshold, target, and maximum performance levels for our Adjusted EBITDA as the basis for determining bonus payouts. These performance levels were established by the Compensation Committee after taking into account the Company’s strategic initiatives for the year, our recent financial performance, internal budgeting for the year, and expected market conditions. Bonus payouts were conditioned upon our achievement of at least the threshold Adjusted EBITDA performance level for the year before any payout would be made. The target performance level for Adjusted EBITDA was set at a level that was higher than our actual Adjusted EBITDA performance for 2018.

Linear interpolation is used to determine the bonus payout with respect to our actual Adjusted EBITDA results for 2019 for performance between "threshold" and "target" or between "target" and “maximum,” as applicable. In determining whether a performance level had been satisfied, the Compensation Committee, in its discretion, could exclude the impact of special charges or credits relating to any divestiture, spin off, merger, acquisition or other business combination transaction.

The following table sets forth the performance levels for Adjusted EBITDA under the 2019 ABP and our actual results for 2019:

Performance Metric				2019 Performance
	Threshold (25%)	Target (100%)	Maximum (150%) (1)	Actual Achievement	Total Performance Payout
Adjusted EBITDA	$225 million	$270 million	$290 million	227.2 million	28.8%

(1)	The maximum available payout under the ABP was 150% for all Named Executive Officers.

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Annual Performance Bonus Results
In February 2020, the Compensation Committee evaluated our financial performance. For 2019, we achieved Adjusted EBITDA of $227.2. Based on these results, our Named Executive Officers were generally eligible for an annual performance-based bonus equal to 28.8% of their annual performance-based bonus targets, as noted in the chart above.

The 2019 annual performance-based bonuses for our Named Executive Officers were primarily determined based on the financial performance measure described above. However, the Compensation Committee considers the overall performance of our other Named Executive Officers (based upon the recommendations of our CEO) and may exercise downward discretion to the annual performance-based bonus of a Named Executive Officer based on individual performance during the year. Performance reviews are generally based on a qualitative assessment of performance and consider each Named Executive Officer’s performance and the performance of the department or departments for which he or she has responsibility, as well as the contributions the Named Executive Officer and department are making to our overall success. For 2019, the Compensation Committee did not make any further adjustments to the annual performance-based bonus awards for our Named Executive Officers based on individual performance.

The following table shows the performance-based cash bonus targets and the performance-based bonuses paid to our Named Executive Officers for 2019:

Named Executive Officer	2019 Annual Performance Bonus Target (1) ($)	2019 Performance Payout (%)	2019 Company Performance Bonus Paid ($)
Mr. Williams	$674,658	28.8%	$194,302
Ms. Thomas	$124,829	28.8%	$35,951
Mr. Drobny	$374,658	28.8%	$107,902
Mr. Krenzer	$549,658	28.8%	$158,302
Mr. Randolfi (2)	$424,658	—	—

(1)	The target bonuses listed in this column reflect the proportional amounts for the two target bonus rates that were in effect during 2019.

(2)	Mr. Randolfi was not eligible to receive an annual performance bonus for 2019 based on the date of his resignation as our Chief Financial Officer.

The annual performance-based bonuses paid to our Named Executive Officers for 2019 are set forth in the "2019 Summary Compensation Table" below.

Equity Awards
Our long-term incentive compensation program is designed to align the interests of our Named Executive Officers with the interests of our stockholders, promote the achievement of our financial and operational/strategic goals, and reward the creation of sustained long-term stockholder value while satisfying our retention objectives. Currently, our long-term incentive compensation program consists of a mix of PSU awards and time-based RSU awards. We believe that RSU awards align the interests of our Named Executive Officers with the interests of our stockholders and provide a longer-term focus through a multi-year vesting schedule, while managing dilution to existing investors, providing greater predictability to our Named Executive Officers in the value of their compensation, and building ownership. We believe that PSU awards serve as an important motivator for our Named Executive Officers to drive financial performance and provide a direct link between compensation and stockholder return, thereby motivating our Named Executive Officers to focus on and strive to achieve both our annual and long-term financial and strategic objectives.

In determining the size of the equity awards to be granted to our Named Executive Officers as part of its annual review of their compensation, the Compensation Committee takes into consideration a competitive market analysis of the relevant compensation data for each position prepared by its compensation consultant, its assessment of competitive market conditions, the Named Executive Officer’s long-term incentive compensation relative to other executives in similar positions, the outstanding and unvested equity holdings of the Named Executive Officer, the recommendations of our CEO (other than with respect to his own equity award), and the other factors described in "Governance of Executive Compensation Program – Role of Compensation Committee – Compensation-Setting Process" above.

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In February 2019, the Compensation Committee took the following actions with respect to the 2019 equity awards for our Named Executive Officers:

•
As it had in past years, granted our Named Executive Officers new equity awards in the form of PSU awards and RSU awards. With respect to our CEO, 50% of this new equity award was granted in the form of a PSU award and 50% in the form of an RSU award. With respect to our other Named Executive Officers, 40% of their new equity award was granted in the form of a PSU award and 60% in the form of an RSU award. The portion of this new equity award that was granted as a PSU award is referred to as the "New PSU Awards."

•
Granted certain Named Executive Officers previously committed PSU awards that had been authorized in 2016 and 2017. Prior to 2018, our PSU awards were allocated such that we granted a portion of the award in the year it was authorized and committed to the award recipients, including our Named Executive Officers, to grant the remaining portion of the award over subsequent years. As a result, in 2019, a portion of the Annual PSU Awards granted by the Compensation Committee represented commitments that were made in 2016 and 2017. We no longer commit to grant PSU awards in future years, and there are no additional previously committed PSU awards that will be granted in future years. Collectively, the New PSU Awards and the previously committed PSU awards are referred to as the "Annual PSU Awards."

•
Granted the Named Executive Officers special one-time PSU awards to focus them, in connection with achieving our 2019 business objectives, on the importance of making decisions that would enhance the market price of our common stock and drive the creation of sustainable stockholder value. As described in "Executive Summary – 2019 Executive Compensation Highlights," the Compensation Committee viewed this special one-time award as furthering our retention objectives given that the unrealized value of their current outstanding and unvested RSU awards and PSU awards declined significantly by the end of 2019.

The equity awards granted to our Named Executive Officers in February 2019 were as follows:

Named Executive Officer	RSU Awards Granted in 2019 (number of shares)	New PSU Awards Granted in 2019 (number of shares) (at target)	Previously Committed PSU Awards Granted in 2019 (number of shares) (at target)	Special PSU Award Granted in 2019 (number of shares)
Mr. Williams	1,104,294	1,104,294	367,432	3,000,000
Ms. Thomas	465,025(1)	50,613	17,100	486,708
Mr. Drobny	294,479	196,319	96,786	666,667
Mr. Krenzer	414,110	276,074	198,894	1,333,333
Mr. Randolfi	460,123	306,748	83,296	1,000,000

(1)	Includes Ms. Thomas’s annual RSU grant of 75,920 RSUs plus her promotional grant of 389,105 RSUs (as described below in "Additional Equity Award for Ms. Thomas").
Annual PSU Awards (New PSU Awards and Previously Committed PSU Awards)
The Annual PSU Awards granted to our Named Executive Officers in February 2019 consisted of both New PSU Awards and previously committed PSU awards. These Annual PSU Awards were to be earned over a one-year performance period commencing on January 1, 2019 and ending on December 31, 2019 based on our performance as measured by three separate metrics: (1) our 2019 "gross profit," which was to be calculated based on our net margin earned after deducting our cost of revenue from revenue as reported in our financial statements, calculated on an fx neutral basis, (2) a strategic metric involving the growth in the total number of Groupon Select Customers during the performance period, and (3) a strategic metric involving our diversity recruiting activities with respect to candidate slates and the director level and above during the performance period, with each metric being equally weighted.

The threshold, target, and maximum performance levels for each of our performance metrics were as follows:

Performance Level	Payout as a Percentage of Target (1)	Gross Profit ($) (2)	Groupon Select Customers	Diversity Recruiting (Candidate Slates)
Threshold	25%	$1,225 million	250,000	65%
Target	100%	$1,310 million	1,000,000	75%
Maximum	200%	$1,400 million	1,500,000	85%

(1)
Linear interpolation is to be used to determine the number of PSUs earned with respect to a performance measure for performance between "threshold" and "target" or between "target" and "maximum," as applicable.

(2)	Actual achievement is provided on a constant currency (fx neutral) basis.

35 | Groupon Proxy Statement and Notice of 2020 Annual Meeting

In selecting a one-year performance period for the Annual PSU Awards, the Compensation Committee sought to achieve a balance between its desire to incorporate a specific performance-based component in our long-term incentive compensation program for our Named Executive Officers with an acknowledgment of the difficulties inherent in establishing long-term performance goals in an uncertain macroeconomic environment given the dynamic and evolving nature of our business.

To balance the objectives of this one-year performance period, align the interests of our Named Executive Officers with long-term performance, and further our retention objectives, the Compensation Committee conditioned the receipt of all earned shares under the New PSU Awards on the satisfaction of five-year (in the case of our CEO) and four-year (in the case of our other Named Executive Officers) annual, ratable vesting requirements. Because the previously committed PSU awards were authorized prior to the Compensation Committee’s decision to only grant PSU awards with multi-year vesting requirements, any earned units resulting from these awards were to vest and be settled for shares of our common stock upon the Compensation Committee's certification of the results for the performance period.

RSU Awards
The RSU awards granted to our Named Executive Officers were subject to time-based vesting requirements as follows. The RSU award granted to our CEO provided that it would vest in equal installments over a five-year period, with the first 20% of the units subject to the award vesting and eligible for settlement in shares of our common stock on June 5, 2020 and the remaining units vesting in 20% installments on each of the next four anniversaries of June 5, 2020, in each case subject to our CEO’s continued employment with us through each applicable vesting date. The RSU awards granted to our other Named Executive Officers vest in equal installments over a four-year period, with the first 25% of the units subject to the awards vesting and eligible for settlement in shares of our common stock on June 5, 2020 and the remaining units vesting in 25% installments on each of the next three anniversaries of June 5, 2020, in each case subject to the Named Executive Officer’s continued employment with us through each applicable vesting date.
Special PSU Awards

In addition to the Annual PSU Awards, in February 2019 the Compensation Committee granted special PSU awards to our Named Executive Officers that will be earned based on a specific increase in the market price of our common stock over a multi-year performance period. These one-time PSU awards are designed to provide an additional incentive for our Named Executive Officers to drive a sustained increase in our market value over the next four years. As such, they directly align the interests of our Named Executive Officers and our stockholders since the Named Executive Officers generally will realize no value from these awards unless our stock price appreciates for a sustained period of time, also benefiting our stockholders.

To achieve our growth objective, the special PSU awards provide our Named Executive Officers would earn the number of units subject to the award (which, if earned, may be settled for shares of our common stock) if the average closing price per share of our common stock price (as reported on the Nasdaq Global Select Market) is $6.00 or more for any 30 consecutive trading day period during the four-year performance period that commenced on January 1, 2019, and ends on December 31, 2022. Achieving this stock price would represent an increase of 52% over the grant date closing stock price of $3.96 per share and an increase of 488% over the closing stock price on April 22, 2020 of $1.02 per share. The Compensation Committee chose our common stock price as the applicable performance measure for these special PSU awards to more transparently align payouts under the awards with the long-term interests of our stockholders. It established a four-year performance period for the PSU awards to promote the execution of our multi-year business strategy and to further our retention objectives.
Upon attainment of the stock price condition (as certified by the Compensation Committee), the units earned by each Named Executive Officer would fully vest and his or her PSU award would be settled for shares of our common stock, assuming that the Named Executive Officer remains employed with us as of the award vesting date. If the stock price condition is not attained prior to the end of the performance period, the PSU awards will be forfeited.
In the event of a change in control of the Company during the performance period, if the price per share paid in connection with such transaction equals or exceeds $6.00, then the special PSU awards would become immediately vested and nonforfeitable on the date of the change in control. If the price per share paid in connection with such change in control is less than $6.00, then a portion of the special PSU awards would become immediately vested and nonforfeitable as of the date of such change in control, which portion will be based on a linear interpolation of the price per share paid in connection with such change in control between the closing trading price per share as of the grant date of the PSU awards and $6.00. For the avoidance of doubt, any remaining portion of the special PSU awards that do not vest in accordance with the preceding sentence will be forfeited, and all of the special PSU awards will be forfeited if the price per share paid in connection with the change in control is not greater than the closing trading price per share as of the grant date of the awards.

In the event stockholders approve a reverse stock split of our shares of common stock and the reverse stock split is effectuated, the $6.00 per share stock price goal for these special stock price PSUs would be increased proportionately, and the reverse stock split would not result in the vesting of such awards.

36 | Groupon Proxy Statement and Notice of 2020 Annual Meeting

The stock price condition for these special PSU awards had not been met as of December 31, 2019. In addition, no special stock price PSUs vested or were paid to Messrs. Krenzer, Randolfi or Williams prior to, or in connection with, his respective departure.

Results of 2019 Annual PSU Awards Achievement

The results of the 2019 performance metrics for our 2019 Annual PSU awards (including the total performance payout percentage, rounded to the nearest tenth of a percent) are set forth below:

Performance Metric (Each Weighted 1/3 of Total)	Actual 2019 Achievement	Payout as a Percentage of Target	Actual Payout (Adjusted for Weight)
Gross Profit	1,189.8 million	0%	0.0%
Groupon Select Customers	878,000	88%	29.3%
Diversity Recruiting (Candidate Slates)	88%	200%	66.7%
Total Performance Payout Percentage			95.9%

Based on this total performance payout percentage, the Compensation Committee approved the payout of the Annual PSU Awards (both New PSU Awards and previously committed PSU awards) in the following amounts:

Named Executive Officer	Target New PSUs for 2019 (number of shares)	Number of New PSUs Earned (number of shares)	Target Previously Committed PSUs for 2019 (number of shares)	Number of Previously Committed PSUs Earned (number of shares) (1)
Mr. Williams	1,104,294	1,059,017 (2)	367,432	352,367
Ms. Thomas	50,613	48,537 (3)	17,100	16,398
Mr. Drobny	196,319	188,269 (4)	96,786	92,817
Mr. Krenzer	276,074	264,754 (5)	198,984	190,739
Mr. Randolfi	306,748	- (6)	83,269	- (6)

(1)	These PSUs vested on December 31, 2019 and delivered upon certification of the attainment of the performance metrics by the Compensation Committee.

(2)
211,802 PSUs vested on December 31, 2019 and delivered upon certification of the attainment of the performance metrics by the Compensation Committee. The remaining PSUs earned will vest in four equal annual installments on each of January 2, 2021, January 2, 2022, January 2, 2023, and January 2, 2024, in each case subject to Mr. Williams’ continuous employment with us as of the applicable vesting date.

(3)
12,134 PSUs vested on December 31, 2019 and delivered upon certification of the attainment of the performance metrics by the Compensation Committee. The remaining PSUs earned will vest in three substantially equal annual installments on each of January 2, 2021, January 2, 2022, and January 2, 2023, in each case subject to Ms. Thomas’ continuous employment with us as of the applicable vesting date.

(4)
47,066 PSUs vested on December 31, 2019 and delivered upon certification of the attainment of the performance metrics by the Compensation Committee. The remaining PSUs earned will vest in three equal annual installments on each of January 2, 2021, January 2, 2022, and January 2, 2023, in each case subject to Mr. Drobny's continuous employment with us as of the applicable vesting date.

(5)
66,188 PSUs vested on December 31, 2019 and delivered upon certification of the attainment of the performance metrics by the Compensation Committee. The remaining PSUs earned will vest in three equal annual installments on each of January 2, 2021, January 2, 2022, and January 2, 2023, in each case subject to Mr. Krenzer's continuous employment with us as of the applicable vesting date.

(6)	Mr. Randolfi was not eligible to earn any of the PSUs subject to his PSU awards based on his resignation, which was effective on August 23, 2019.

Additional Equity Award for Ms. Thomas

In connection with her appointment as our Interim Chief Financial Officer effective 23, 2019, the Compensation Committee granted Ms. Thomas an RSU award with a target value of $1 million. Using the average closing price of our common stock on the Nasdaq Global Select Market for the month of August 2019, this resulted in an award of 389,105 units which, upon vesting, may be settled for shares of our common stock on a one-for-one basis. This award vests in four substantially equal annual installments beginning on August 23, 2020, subject to Ms. Thomas' continued employment with us on each vesting date.

The 2019 equity awards granted to our Named Executive Officers are set forth in the "2019 Summary Compensation Table" and the "Grants of Plan-Based Awards in 2019" table below.

37 | Groupon Proxy Statement and Notice of 2020 Annual Meeting

Other Compensation
Health and Welfare Benefit Programs
Our employee benefit programs, including our Section 401(k) plan and health, life, and disability insurance coverage programs, are designed to provide a stable array of support to our employees generally, including our Named Executive Officers, and their families. Our Section 401(k) plan, in which all employees generally are eligible to participate, allows participants to defer compensation up to the maximum amount specified by the Internal Revenue Code (the "Code"). Elective deferrals are immediately vested and non-forfeitable upon contribution by the employee. We match 50% of the first 6% of eligible compensation deferred to the plan, which vests on a three-year graded vesting schedule.

We do not maintain any pension plan or arrangement under which our Named Executive Officers are entitled to participate or to receive post-retirement benefits, nor do we maintain any non-qualified deferred compensation plans or arrangements in which our Named Executive Officers are entitled to participate.

Perquisites and Other Personal Benefits

Currently, we do not view perquisites or other personal benefits as a significant component of our executive compensation program. Generally, we do not provide perquisites or other personal benefits to our Named Executive Officers except as generally made available to our employees, or in situations where we believe it is appropriate to assist an individual in the performance of his or her duties, to make our executive officers more efficient and effective and for recruitment and retention purposes. During 2019, none of our Named Executive Officers received perquisites or other personal benefits that were, in the aggregate, $10,000 or more for each individual. As disclosed in the "2019 Summary Compensation Table" below, the Company did pay the cost of securities services for our CEO in 2019; however, we do not consider these costs to be a personal benefit or perquisite for our CEO but rather a reasonable and necessary expense for the benefit of the Company.

In the future, we may provide perquisites or other personal benefits in limited circumstances, such as those described in the preceding paragraph. All future practices with respect to perquisites or other personal benefits will be approved and subject to periodic review by the Compensation Committee.

Post-Employment Compensation

We have entered into severance benefit agreements with each of our Named Executive Officers, which agreements set forth the terms and conditions of certain post-employment compensation arrangements with such individuals. These agreements provide for certain payments and benefits in the event of the termination of employment of a Named Executive Officer under specified circumstances, including in connection with a change in control of the Company. We believe that our extension of these post-employment and change in control-related payments and benefits is necessary in order to remain competitive with market practice. The material terms of these post-employment compensation arrangements for our Named Executive Officers are set forth in "Severance Benefit Agreements" below.

In February 2019, the Compensation Committee amended the severance benefit agreements with our Named Executive Officers to, among other items, revise the definition of a "change in control termination" to extend the protection period within which the Named Executive Officers would be eligible for payments and benefits from 12 months to 24 months beginning on the date upon which the change in control of the Company occurs.

In connection with her appointment as our Interim Chief Financial Officer effective August 23, 2019, the Compensation Committee amended Ms. Thomas’s severance benefit agreement as follows (in addition to the change described above):

•
Upon a termination of employment without cause or for good reason that is not in connection with a change in control of the Company, she will receive an amount equal to 12 months of base salary, her monthly stipend (if still in effect upon the termination date) and benefits; the accelerated vesting of outstanding time-based and unvested equity awards (which includes any PSUs that are subject only to continued service) that are scheduled to vest over the 12 month period following the termination date; and vesting of the first tranche of her performance-based equity awards (other than the special stock price PSUs) for the annual performance period in which the date of termination occurs, with the amount of such performance-based equity awards, if any, based on actual performance for the full performance period; and

•
In the event that her employment is terminated without cause or for good reason in connection with a change in control of the Company, she will receive an amount equal to 12 months of base salary, her monthly stipend (if still in effect upon the termination date), and benefits; a pro-rated portion of her target cash bonus; and the accelerated vesting of all of her outstanding and unvested equity awards (other than the special stock price PSUs), with any

38 | Groupon Proxy Statement and Notice of 2020 Annual Meeting

performance-based equity awards for the performance period in which the termination date occurs deemed earned at target.

Related Compensation Policies
Hedging and Pledging Policy
Our employees, officers (including our Named Executive Officers), and directors are prohibited from engaging in transactions in publicly traded options on Company securities (such as puts, calls, and other derivative securities) on an exchange or in any other organized market or purchasing financial instruments or entering into hedging transactions designed to offset a decrease in the value of the Company’s securities. In addition, our employees, officers (including our Named Executive Officers), and directors are prohibited from pledging any Company securities as collateral for a loan and from holding Company securities as collateral in a margin account. Exceptions to the pledging prohibition may be granted by our General Counsel and Chief Financial Officer (or, in certain cases, the Chairman of our Board of Directors or Chairman of the Audit Committee) in limited circumstances if the requesting person demonstrates the financial capacity to repay the loan without resort to the pledged securities.

Officer Stock Ownership Guidelines and Stock Holding Requirements
We maintain stock ownership guidelines applicable to our Named Executive Officers. This program is designed to further strengthen alignment between the interests of our Executive Officers and our stockholders and provides as follows:

Ownership and Holding Requirements	Measurement Requirements	2019 Compliance
•    Common stock with a value of at least 4X base salary (CEO) / 2X base salary (all other NEOs)

•    Meet ownership requirement by the later of April 1, 2021, or five years from date of initially becoming subject to the guidelines

•    An officer must retain 50% of net shares acquired upon the exercise, vesting, or earn-out of equity awards until the officer meets the ownership requirements

The following shares count towards compliance

•    Shares owned by the officer

•    Shares owned jointly by the officer and spouse or held in trust established by the officer for the benefit of the officer and/or family members

•   Unvested RSUs

•    Earned but unvested PSUs subject only to time-based vesting conditions following our Compensation Committee’s certification of the attainment of the applicable performance metrics
• All officers were in compliance with the guidelines as of December 31, 2019 • Compliance is measured annually as of December 31st

Effect of Tax Treatment and Accounting on Compensation Decisions

Taxation of Parachute Payments and Deferred Compensation

We do not provide and have no obligation to provide any executive officer, including any Named Executive Officer, with a "gross-up" or other reimbursement payment for any tax liability that he or she might owe as a result of the application of Section 280G, 4999, or 409A of the Code.
Sections 280G and 4999 provide that executive officers and directors who hold significant equity interests and certain other service providers may be subject to an excise tax if they receive payments or benefits in connection with a change in control that exceed certain limits prescribed by the Code, and that the employer may forfeit a deduction on the amounts subject to this additional tax. Our 2011 Incentive Plan and our 2010 Stock Plan permit a participant to elect, in his or her discretion, to reduce a payment or acceleration of vesting under the applicable plan to the extent necessary to avoid the imposition of an excise tax under Sections 280G and 4999.

Section 409A also may impose significant taxes on a service provider in the event that he or she receives deferred compensation that does not comply with the requirements of Section 409A. We have structured our compensation arrangements with the intention of complying with or otherwise being exempt from the requirements of Section 409A, but we do not guarantee any particular tax result for participants. Further, our 2011 Incentive Plan and our 2010 Stock Plan provide that our Board of Directors may amend the terms of each plan or any award agreement to the extent necessary to comply with or effectuate an exemption from the requirements of Section 409A.

Accounting Treatment

We recognize a charge to earnings for equity awards. Expense is generally recognized on a straight-line basis over the service period during which awards are expected to vest, except for awards with both performance conditions and a graded vesting schedule, for which expense is recognized using the accelerated method. We expect that the Compensation Committee will continue to review and

39 | Groupon Proxy Statement and Notice of 2020 Annual Meeting

consider the accounting impact of equity awards in addition to considering the impact for dilution when deciding on amounts and terms of equity awards.

Compensation Risk Assessment
We have undertaken a risk review of our employee compensation plans and arrangements in which our employees (including our Named Executive Officers) participate, to determine whether these plans and arrangements have any features that might create undue risks or encourage unnecessary and excessive risk-taking that could threaten the value of the Company. In our review, we considered numerous factors and design elements that manage and mitigate risk, without diminishing the effect of the incentive nature of compensation, including the following:

•	a commission-based incentive program for sales employees that only results in payout based on measurable financial or business critical metrics;

•	annual bonuses that are funded based on Company performance and are subject to downward adjustment based on individual performance;

•	ownership of a large percentage of our shares and equity-based awards, including performance-based restricted stock unit awards, by senior management; and

•
our practice of granting long-term equity awards upon hire to our executives in order to directly tie the executive’s expectation of compensation to his or her contributions to the long-term value of the Company.

Based on our review, we concluded that any potential risks arising from our employee compensation programs, including our executive compensation program, are not reasonably likely to have a material adverse effect on the Company.

40 | Groupon Proxy Statement and Notice of 2020 Annual Meeting

NAMED EXECUTIVE OFFICER COMPENSATION

41 | Groupon Proxy Statement and Notice of 2020 Annual Meeting

2019 Summary Compensation Table

The following Summary Compensation Table for Fiscal Years 2019, 2018, and 2017 contains compensation information for our Named Executive Officers: (i) Mr. Williams, who served as Chief Executive Officer during all of 2019; (ii) Ms. Thomas, who served as our Interim Chief Financial Officer and Chief Accounting Officer during 2019; (iii) Messrs. Drobny and Krenzer, who were our only other executive officers serving as of December 31, 2019, and (iv) Mr. Randolfi, who served as Chief Financial Officer during part of 2019. No compensation information is provided for 2017 for Ms. Thomas (who became a Named Executive Officer in 2018). Mr. Williams and Mr. Krenzer are no longer serving as Chief Executive Officer and Chief Operating Officer, effective March 25, 2020.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total Compensation ($)
Rich Williams Former Chief Executive Officer	2019	825,342	—	19,291,039	194,302	26,447	20,337,130
	2018	750,000	—	8,973,562	360,000	10,410	10,093,972
	2017	700,000	—	6,374,806	704,900	2,160	7,781,866
Melissa Thomas Chief Financial Officer and Former Interim CFO and Chief Accounting Officer	2019	362,671	150,000(4)	3,117,442	35,951	8,400	3,674,464
	2018	277,137	—	476,054	50,630	8,250	812,071
	2017	—	—	—	—	—	—
Dane Drobny General Counsel & Corporate Secretary	2019	525,342	—	4,346,834	107,902	10,920	4,990,998
	2018	450,000	—	1,730,965	216,000	10,410	2,407,375
	2017	436,356	—	905,155	453,150	2,160	1,796,821
Steve Krenzer Former Chief Operating Officer	2019	700,342	—	7,560,748	158,302	—	8,419,392
	2018	625,000	—	1,034,249	300,000	—	1,959,249
	2017	106,164	—	4,269,303	—	275,807	4,651,274
Michael Randolfi Former Chief Financial Officer	2019	361,644	—	6,369,554	—	10,080	6,741,278
	2018	500,000	—	2,898,475	240,000	10,410	3,648,885
	2017	482,945	—	898,661	503,500	2,160	1,887,266

Given the recent decline in the Company's common stock price, which had a closing price of $1.02 on April 22, 2020, the values of the equity awards set forth in the table above have materially declined. Further, none of the special stock price PSUs that are reflected in the table above have vested.

(1)
Amounts disclosed in this column relate to grants of RSUs and PSUs made under our 2011 Incentive Plan. With respect to each RSU and PSU grant, the amounts disclosed generally reflect the grant date fair value computed in accordance with FASB ASC Topic 718, and does not reflect amounts actually paid to, or realized by, the Named Executive Officers in 2019, 2018 or 2017. Of the total amounts disclosed in this column for each Named Executive Officer, the following amounts represent the grant date value of the special stock price PSUs, which will not vest unless our stock price increases to $6.00 per share, which represents a 52% increase over the grant date stock price of $3.96 per share and a 488% increase over the closing stock price on April 22, 2020 of $1.02 per share: Mr. Williams - $9,090,000; Ms. Thomas - $1,474,725; Mr. Drobny - $2,020,001; Mr. Krenzer - $4,039,999; and Mr. Randolfi - $3,030,000. No special stock price PSUs vested or were paid to Messrs. Krenzer, Randolfi or Williams prior to, or in connection with, his respective departure. With the exception of the special stock price PSUs (which are designed with only one payout level), the other PSUs reported in this column could result in payout levels ranging from 0% to 200% of target, and the grant date fair values of such awards are reported in this table assuming achievement of the target level of the performance conditions as follows: Mr. Williams - $5,828,035; Ms. Thomas - $268,143; Mr. Drobny - $1,160,696; Mr. Krenzer - $1,880,873; and Mr. Randolfi - $1,544,467. Assuming achievement of the highest level of the performance conditions, the aggregate grant date fair value of such PSUs (excluding the special stock price PSUs, as noted above) would be as follows: Mr. Williams - $11,656,070; Ms. Thomas - $536,287; Mr. Drobny - $2,321,392; Mr. Krenzer - $3,761,747; and Mr. Randolfi - $3,088,935. For additional information, see Note 13 to the Company’s audited consolidated financial statements for the year ended December 31, 2019, included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019. For further information on the RSU and PSU grants made in 2019, see the “Grants of Plan-Based Awards in 2019” table below.

(2)
Amounts disclosed in this column for 2019 reflect cash amounts paid under our annual performance bonus program. For further information, see the section entitled "Compensation Discussion & Analysis— Annual Performance Bonus Program" above.

(3)
Amounts disclosed in this column for 2019 include matching contributions under the Groupon, Inc. 401(k) Savings Plan (for 2019, $8,400 for all of our Named Executive Officers other than Mr. Krenzer), personal security costs and a tax gross up related thereto for Mr. Williams, and amounts paid by the Company for parking expenses.

(4)
The amount disclosed in this column represents Ms. Thomas' monthly stipend for serving as the Interim Chief Financial Officer ($75,000) and a retention bonus that was paid to Ms. Thomas in March 2019 ($75,000).

42 | Groupon Proxy Statement and Notice of 2020 Annual Meeting

Grants of Plan-Based Awards In 2019
The following table sets forth information regarding grants of awards made to our Named Executive Officers during 2019. We did not grant any option awards during 2019.

			Estimated Future Payouts under Non-Equity Incentive Plan Awards			Estimated Future Payouts under Equity Incentive Plan Awards (1)			Number of Securities Underlying Restricted Stock Units (#)(j)	Grant Date Fair Value of Stock Awards ($)(2)(k)
Name (a)	Award Type(b)	Grant Date (c)	Threshold ($)(d)	Target ($)(e)	Maximum ($)(f)	Threshold (#)(g)	Target (#)(h)	Maximum (#)(i)
Rich Williams	Annual Performance Bonus		168,665	674,658	1,011,987
	RSU	2/12/2019							1,104,294	4,373,004
	PSU	2/12/2019				276,074	1,104,294	2,208,588		4,373,004
	PSU	2/12/2019				91,858	367,432	734,864		1,455,031
	Special PSU	2/12/2019					3,000,000			9,090,000
Melissa Thomas	Annual Performance Bonus		31,207	124,829	187,244
	RSU	2/12/2019							75,920	300,643
	RSU	9/9/2019							389,105(3)	1,073,930
	PSU	2/12/2019				12,653	50,613	101,226		200,427
	PSU	2/12/2019				4,275	17,100	34,200		67,716
	Special PSU	2/12/2019					486,708			1,474,725
Dane Drobny	Annual Performance Bonus		93,665	374,658	561,987
	RSU	2/12/2019							294,479	1,166,137
	PSU	2/12/2019				49,080	196,319	392,638		777,423
	PSU	2/12/2019				24,197	96,786	193,572		383,273
	Special PSU	2/12/2019					666,667			2,020,001
Steve Krenzer	Annual Performance Bonus		137,415	549,658	824,487
	RSU	2/12/2019							414,110	1,639,876
	PSU	2/12/2019				69,019	276,074	552,148		1,093,253
	PSU	2/12/2019				49,724	198,894	397,788		787,620
	Special PSU	2/12/2019					1,333,333			4,039,999
Michael Randolfi	Annual Performance Bonus		106,165	424,658	636,987
	RSU	2/12/2019							460,123	1,822,087
	PSU	2/12/2019				76,687	306,748	613,496		1,214,722
	PSU	2/12/2019				20,817	83,269	166,538		329,745
	Special PSU	2/12/2019					1,000,000			3,030,000

43 | Groupon Proxy Statement and Notice of 2020 Annual Meeting

(1)
Reflects the potential number of PSUs which may be earned for performance at the threshold, target and maximum levels, respectively. These awards vested to the extent that the Company achieved certain performance measures. See, "Compensation Discussion and Analysis — Equity-Based Awards" for more information on the terms of the PSUs.

(2)
Reflects grant date fair value of RSUs computed in accordance with FASB ASC Topic 718. For additional information, see Note 13 to the Company’s audited consolidated financial statements for the year ended December 31, 2019, included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019.

(1)	These RSUs were granted to Ms. Thomas upon her appointment to the role of Interim Chief Financial Officer.
Outstanding Equity Awards At 2019 Year-End
The following table lists all outstanding equity awards held by our Named Executive Officers as of December 31, 2019. There were no outstanding stock options held by our Named Executive Officers as of December 31, 2019. See "Potential Payments on Termination or Change in Control" for information regarding the impact of certain employment termination scenarios on outstanding equity awards.

Name	Grant Date	Number of Shares of Stock That Have Not Vested (#)	Market Value of Shares of Stock That Have Not Vested(1)($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($)
Rich Williams	10/25/2016(2)	177,043	423,133
	10/31/2017 (3)	842,818	2,014,335
	2/13/2018(4)	163,885	391,685
	2/13/2018(5)	652,076	1,558,462
	2/12/2019(6)	847,215	2,024,844
	2/12/2019(7)	1,104,294	2,639,263
	2/12/2019(8)			3,000,000	7,170,000(8)
Melissa Thomas	7/17/2017(9)	19,950	47,681
	4/25/2018(10)	3,789	9,056
	4/25/2018(11)	20,103	48,046
	2/12/2019(12)	36,403	87,003
	2/12/2019(13)	75,920	181,449
	2/12/2019(14)			486,708	1,163,232(14)
	9/9/2019(15)	389,105	929,961
Dane Drobny	2/14/2017(16)	36,295	86,745
	2/13/2018(17)	36,417	87,037
	2/13/2018(18)	144,906	346,325
	2/12/2019(19)	141,203	337,475
	2/12/2019(20)	294,479	703,805
	2/12/2019(21)			666,667	1,593,334(21)
Steve Krenzer	10/31/2017(22)	298,344	713,042
	2/12/2019(23)	198,566	474,573
	2/12/2019(24)	414,110	989,723
	2/12/2019(25)			1,333,333	3,186,666(25)
Michael Randolfi (26)	—	—	—

(1)
Reflects the market value of outstanding RSUs and PSUs, based on the price per share of common stock of $2.39, the closing market price on December 31, 2019. These amounts do not correspond to the actual value that may be realized by the Named Executive Officers.

(2)	RSUs vested on March 15, 2020.

(3)
RSUs vest according to the following schedule: 370,939 will vest on October 31, 2020, 280,939 will vest on October 31, 2021, and 190,940 will vest on October 31, 2022, in each case subject to Mr. Williams' continued employment with the Company through the applicable vesting date.

(4)	PSUs vest in four substantially equal annual installments beginning on January 2, 2020, in each case subject to Mr. Williams' employment as of the applicable vesting date.

(5)
RSUs vest according to the following schedule: annually in equal installments beginning on October 31, 2020 and ending on October 31, 2023, in each case subject to Mr. Williams' continued employment with the Company through the applicable vesting date.

(6)
PSUs earned will vest according to the following schedule: annually in substantially equal installments beginning on January 2, 2021 and ending on January 2, 2024, in each case subject to Mr. Williams' continued employment with the Company through the applicable vesting date.

(7)
RSUs vest according to the following schedule: annually in substantially equal installments beginning on June 5, 2020 and ending on June 5, 2024, in each case subject to Mr. Williams' continued employment with the Company through the applicable vesting date.

44 | Groupon Proxy Statement and Notice of 2020 Annual Meeting

(8)
PSUs vest upon the Company's achievement of an average closing price per share of $6.00 or more for any period of 30 consecutive trading days prior to December 31, 2022, subject to Mr. Williams' continued employment with the Company through such vesting date. Note that, even though a value is reported in this table based on the December 31, 2019 stock price, no amount would have been payable in respect of the award on such date, as the applicable stock price goal had not been achieved.

(9)	9,975 RSUs vested on February 22, 2020 and 9,975 RSUs will vest on May 22, 2020, subject to Ms. Thomas' continued employment with the Company through such vesting date.

(10)	2,526 PSUs vested on January 2, 2020 and 1,263 PSUs will vest on January 2, 2021, subject to Ms. Thomas' employment with the Company through such vesting date.

(11)
6,701 RSUs vested on March 5, 2020 and the remaining 13,402 will vest quarterly in four substantially equal installments beginning on June 5, 2020, in each case subject to Ms. Thomas' continued employment with the Company through the applicable vesting date.

(12)
PSUs earned will vest according to the following schedule: annually in substantially equal installments beginning on January 2, 2021 and ending on January 2, 2023, in each case subject to Ms. Thomas' continued employment with the Company through the applicable vesting date.

(13)
RSUs vest according to the following schedule: annually in equal installments beginning on June 5, 2020 and ending on June 5, 2023, in each case subject to Ms. Thomas' continued employment with the Company through the applicable vesting date.

(14)
PSUs vest upon the Company's achievement of an average closing price per share of $6.00 or more for any period of 30 consecutive trading days prior to December 31, 2022, subject to Ms. Thomas' continued employment with the Company through such vesting date. Note that, even though a value is reported in this table based on the December 31, 2019 stock price, no amount would have been payable in respect of the award on such date, as the applicable stock price goal had not been achieved.

(15)
RSUs vest according to the following schedule: annually in substantially equal installments beginning on August 23, 2020 and ending on August 23, 2023, in each case subject to Ms. Thomas’ continued employment with the Company through the applicable vesting date.

(16)	RSUs vested on March 15, 2020.

(17)
9,104 PSUs vested on January 2, 2020; 18,209 will vest on January 2, 2021; and 9,104 will vest on January 2, 2022, in each case subject to Mr. Drobny's employment with the Company as of the applicable vesting date.

(18)
36,226 RSUs vested on March 15, 2020; 72,453 will vest on March 15, 2021, and 36,227 will vest on March 15, 2022, in each case subject to Mr. Drobny’s continued employment with the Company through the applicable vesting date.

(19)
PSUs earned will vest according to the following schedule: annually in substantially equal installments beginning on January 2, 2021 and ending on January 2, 2023, in each case subject to Mr. Drobny's continued employment with the Company through the applicable vesting date.

(20)
RSUs vest according to the following schedule: annually in substantially equal installments beginning on June 5, 2020 and ending on June 5, 2023, in each case subject to Mr. Drobny's continued employment with the Company through the applicable vesting date.

(21)
PSUs vest upon the Company’s achievement of an average closing price per share of $6.00 or more for any period of 30 consecutive trading days prior to December 31, 2022, subject to Mr. Drobny's continued employment with the Company through such vesting date. Note that, even though a value is reported in this table based on the December 31, 2019 stock price, no amount would have been payable in respect of the award on such date, as the applicable stock price goal had not been achieved.

(22)
74,586 RSUs vested on January 30, 2020; the remaining RSUs will vest quarterly beginning on April 30, 2020, in each case subject to Mr. Krenzer's continued employment with the Company through the applicable vesting date.

(23)
PSUs earned will vest according to the following schedule: annually in substantially equal installments beginning on January 2, 2021 and ending on January 2, 2023, in each case subject to Mr. Krenzer's continued employment with the Company through the applicable vesting date.

(24)
RSUs vest according to the following schedule: annually in substantially equal installments beginning on June 5, 2020 and ending on June 5, 2023, in each case subject to Mr. Krenzer's continued employment with the Company through the applicable vesting date.

(25)
PSUs vest upon the Company’s achievement of an average closing price per share of $6.00 or more for any period of 30 consecutive trading days prior to December 31, 2022, subject to Mr. Krenzer’s continued employment with the Company through such vesting date. Note that, even though a value is reported in this table based on the December 31, 2019 stock price, no amount would have been payable in respect of the award on such date, as the applicable stock price goal had not been achieved.

(26)	All of Mr. Randolfi's outstanding, unvested equity was forfeited upon his resignation from the Company, effective August 23, 2019.

Option Exercises and Stock Vested in 2019
The following table sets forth the number of shares of common stock acquired during 2019 by our Named Executive Officers upon the vesting of RSUs and PSUs and the value realized upon such vesting. No stock options were exercised in 2019.

Name	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
Rich Williams	1,638,676	5,011,363
Melissa Thomas	127,578	383,369
Dane Drobny	296,615	926,191
Steve Krenzer	555,271	1,784,571
Michael Randolfi	196,574	705,527

(1)
Reflects the aggregate number of shares of common stock underlying the RSUs that vested in 2019 and the aggregate number of shares of common stock underlying the 2019 PSUs that vested following the Compensation Committee's certification of the 2019 performance metrics. Of

45 | Groupon Proxy Statement and Notice of 2020 Annual Meeting

the amount shown for Mr. Williams, 725,937 shares of common stock were withheld to pay taxes due in connection with the vesting. Of the amount shown for Ms. Thomas, 57,199 shares of common stock were withheld to pay taxes due in connection with the vesting. Of the amount shown for Mr. Drobny, 131,338 shares of common stock were withheld to pay taxes due in connection with the vesting. Of the amount shown for Mr. Krenzer, 259,878 shares of common stock were withheld to pay taxes due in connection with the vesting. Of the amount shown for Mr. Randolfi, 72,982 shares of common stock were withheld to pay taxes due in connection with the vesting.

(2)
Calculated by multiplying (i) the fair market value of common stock on the vesting date, which was determined using the closing price on the NASDAQ of a share of common stock on the date of vesting, or if such day is a holiday, on the immediately preceding trading day, by (ii) the number of shares of common stock acquired upon vesting. Of the amount shown for Mr. Williams, $2,791,318 represents net proceeds. Of the amount shown for Ms. Thomas, $211,223 represents net proceeds. Of the amount shown for Mr. Drobny, $516,109 represents net proceeds. Of the amount shown for Mr. Krenzer, $956,094 represents net proceeds. Of the amount shown for Mr. Randolfi, $443,982 represents net proceeds.

Severance Benefit Agreements

Each of our Named Executive Officers was party to a severance benefit agreement with the Company (a "Severance Agreement" or the "Severance Agreements") during 2019.

As described above in "Other Compensation – Post-Employment Compensation," the severance benefit agreements with each of Messrs. Williams, Drobny, and Krenzer and Ms. Thomas were amended in 2019. Under the terms of the Severance Agreements, as amended, upon a termination of a Named Executive Officer's employment by the Company without cause, or upon a termination of employment for good reason (a “Qualifying Termination”) that is not a CIC Termination (as defined below), such individual would be eligible to receive (a) a lump sum payment in an amount equal to 12 months of such individual’s annual base salary (and, for Ms. Thomas, an amount equal to 12 months of her stipend for serving as Interim Chief Financial Officer), (b) to the extent such individual is enrolled in COBRA continuation coverage under the Company’s group health plan on the date such payment is made, an additional lump sum payment equal to 12 times the monthly COBRA premium for such coverage, (c) accelerated vesting of such individual’s time-based equity awards scheduled to vest over the 12 month period beginning on the date of termination of employment, and (d) vesting of the first tranche of such individual’s performance-based equity awards (other than the special stock price PSUs) for the annual performance period in which the date of termination of employment occurs based on actual performance for the full performance period.

Upon a Qualifying Termination occurring within six months prior to, or 24 months following, a change in control (a "CIC Termination"), each Named Executive Officer would be eligible to receive (a) a lump sum payment in an amount equal to 12 months of such individual’s annual base salary (and, for Ms. Thomas, an amount equal to 12 months of her stipend for serving as Interim Chief Financial Officer), (b) to the extent such individual is enrolled in COBRA continuation coverage under the Company's group health plan on the date such payment is made, an additional lump sum payment equal to 12 times the monthly COBRA premium for such coverage, (c) a lump sum payment in an amount equal to the pro-rated portion of target annual cash incentive award, based on the number of days served during the year of termination, and (d) full vesting of 100% of their then-outstanding equity awards (other than the special stock price PSUs), with any performance-based equity awards deemed earned at target. Each Named Executive Officer is also subject to non-competition and non-solicitation restrictive covenants for a period of 18 months following the termination of their employment for any reason. To receive any payments or benefits under the Severance Agreements, each Named Executive Officer is required to sign and allow to become effective, within 60 days following his or her termination of employment, a release of claims in substantially the form attached to the Severance Agreements. The terms "cause," "good reason" and "change in control" are defined in the applicable Severance Agreements.

Resignation of Named Executive Officers

Mr. Randolfi served as our Chief Financial Officer until August 23, 2019. Mr. Randolfi did not receive any cash or other compensation upon his resignation. Mr. Randolfi forfeited RSU awards totaling 780,215 shares and PSU awards totaling 1,446,921 shares. Mr. Williams and Mr. Krenzer ceased serving as CEO and COO, respectively, as of March 25, 2020. Mr. Williams' and Mr. Krenzer's employment by the Company will terminate in May and June 2020, respectively, on terms substantially similar to their severance benefit agreements.
Potential Payments Upon Termination or Change in Control
The table below shows the payments and benefits potentially payable to each of our Named Executive Officers other than Mr. Randolfi (who served as our Chief Financial Officer until August 23, 2019) upon a change in control, CIC Termination or Qualifying Termination (other than a CIC Termination) based on an assumed termination date of December 31, 2019. The employment of the Named Executive Officers listed below did not actually terminate on December 31, 2019. The actual amounts to be paid to such Named Executive Officers in connection with their termination of employment can only be determined at the time of such termination and will depend on the circumstances of his or her termination. In addition to the amounts shown in the table below, each Named Executive Officer is entitled to receive amounts earned during the term of employment regardless of the manner of termination, including accrued but unpaid base salary and other employee benefits to which such Named Executive Officer was entitled on the date of termination.

46 | Groupon Proxy Statement and Notice of 2020 Annual Meeting

Executive	Payment Elements	Change in Control (no Termination) ($)	CIC Termination ($) (1)	Qualifying Termination (other than a CIC Termination)($)(2)
Rich Williams	Salary (3)	—	850,000	850,000
	Annual Performance Bonus	—	650,000(4)	—
	Equity Awards(5)	—	9,051,721(6)	2,325,064(7)
	Health Coverage (8)	—	25,405	25,405
	TOTAL	—	10,577,126	3,200,469
Melissa Thomas	Salary (3)	—	555,000	555,000
	Annual Performance Bonus	—	112,500(4)	—
	Equity Awards(5)	—	1,303,195(6)	371,607(7)
	Health Coverage (8)	—	—	—
	TOTAL	—	1,970,695	926,607
Dane Drobny	Salary (3)	—	550,000	550,000
	Annual Performance Bonus	—	350,000(4)	—
	Equity Awards(5)	—	1,561,387(6)	371,033(7)
	Health Coverage (8)	—	25,405	25,405
	TOTAL	—	2,486,792	946,438
Steve Krenzer	Salary (3)	—	725,000	725,000
	Annual Performance Bonus	—	525,000(4)	—
	Equity Awards(5)	—	2,177,338(6)	960,472(7)
	Health Coverage (8)	—	25,405	25,405
	TOTAL	—	3,452,743	1,710,877

(1)	For each of our Named Executive Officers listed in this table, amounts in this column include cash and equity acceleration benefits as a result of a CIC Termination under the Severance Agreements.

(2)
For each of our Named Executive Officers listed in this table, amounts in this column include cash and equity acceleration benefits as a result of a Qualifying Termination that is not a CIC Termination under the Severance Agreements.

(3)	Represents a lump sum payment in an amount equal to 12 months of such individual’s annual base salary (which, for Ms. Thomas, includes the value of her monthly stipend).

(4)
Represents a lump sum payment in an amount equal to the target annual cash incentive award; termination of employment on an earlier date would result in pro-ration of the target award based on the number of days served during the year in which the termination of employment occurred.

(5)
Represents equity acceleration as provided for in the Severance Agreements. As noted above, the special stock price PSUs are not covered by the Severance Agreements. The grant agreements for the special stock price PSUs govern their treatment on a change in control and upon terminations of employment, and no amounts would be payable as of December 31, 2019 under those agreements in respect of the special stock price PSUs based on our stock price as of such date.

(6)
Represents the dollar value of 100% accelerated vesting of such individual’s service-based equity awards outstanding as of December 31, 2019. No amounts are shown for 2019 PSUs scheduled to be paid following certification of performance results in 2020 because these awards were earned based on performance through December 31, 2019 as described in the "Option Exercises and Stock Vested in 2019" table above.

(7)
Represents the dollar value of accelerated vesting of such individual’s service-based equity awards scheduled to vest over the 12 month period following December 31, 2019. No amounts are shown for 2019 PSUs scheduled to be paid following certification of performance results in 2020 because these awards were earned based on performance through December 31, 2019 as described in the "Option Exercises and Stock Vested in 2019" table above.

(8)
Represents a lump sum payment equal to twelve months of Company-paid health insurance coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, including both the employer and employee portions of the cost, based on such individual’s rates and elections as of December 31, 2019.

CEO Pay Ratio
For the 2019 fiscal year, the ratio of the annual total compensation of Mr. Williams, our then-serving Chief Executive Officer ("CEO Compensation"), to the median of the annual total compensation of all of our employees and those of our consolidated subsidiaries other than Mr. Williams ("Median Annual Compensation") was 402 to 1. This ratio disclosure is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K using the data and assumptions described below. In this summary, we refer to the employee who received the Median Annual Compensation as the "Median Employee." This ratio has increased from the prior year in large part because of the one-time grant of the special stock PSUs to Mr. Williams, as noted below.

47 | Groupon Proxy Statement and Notice of 2020 Annual Meeting

Excluding the special stock price PSUs (none of which vested in 2019 or prior to Mr. Williams' departure), the ratio would be 222 to 1. We believe this supplemental ratio, which excludes the special stock price PSUs, reflects a more representative comparison.

For purposes of this summary, CEO Compensation was $20,337,130. CEO Compensation for purposes of this disclosure represents the total compensation reported for Mr. Williams under "2019 Summary Compensation Table" above for the 2019 fiscal year. As disclosed previously, $9,090,000 (or almost 45%) of our CEO's reported total compensation is attributable to the grant date value of the special stock price PSUs, none of which vested or were paid to Mr. Williams prior to or in connection with his departure. The stock price required for these PSUs to vest would represent an increase of 52% over the grant date closing stock price of $3.96 per share and an increase of 488% over the closing stock price on April 22, 2020 of $1.02 per share.

For purposes of this summary, Median Annual Compensation was $50,560, and was calculated by totaling for our Median Employee all applicable elements of compensation for the 2019 fiscal year in accordance with Item 402(c)(2)(x) of Regulation S-K.

The pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on our internal records and the methodology described below. To identify the Median Employee as well as determine the median employee’s annual total compensation, the methodology and the material assumptions, adjustments, and estimates that were used are as follows:

•
As permitted by the SEC, the Company used the same Median Employee identified for determining its 2017 CEO pay ratio. The Company determined that there had not been any changes to its employee population or compensation programs since 2017 that would result in a significant change to the pay ratio disclosure for 2019.

•
To identify the Median Employee, we first determined our employee population as of December 31, 2017 (the "Determination Date"). We had 6,592 employees, representing all full-time, part-time, seasonal and temporary employees of us and our consolidated subsidiaries (other than our CEO) as of the Determination Date. This number does not include Mr. Williams, and, consistent with the applicable SEC rules, also excludes (i) any independent contractors or "leased" workers and (ii) 79 employees from Morocco due to an office closure.

•
We then measured compensation for the period beginning on January 1, 2017 and ending on December 31, 2017 for these 6,592 employees (after the exclusions noted above). This compensation measurement was calculated by totaling for each employee, cash compensation paid in 2017, including regular pay (wages and salary), all variants of overtime, variants of bonus payments, and commissions; and excluding sign on bonuses.

•
A portion of our employee workforce (full-time and part-time) worked for less than the full fiscal year due to commencing employment after the beginning of the fiscal year. In determining the Median Employee, we annualized the total compensation for such individuals.

Equity Compensation Plan Information
The following table gives information about shares of our common stock that may be issued upon the exercise of options, warrants and rights under all of our existing equity compensation plans as of December 31, 2019, including our 2008 Stock Option Plan, 2010 Stock Plan, 2011 Incentive Plan, and Employee Stock Purchase Plan. No warrants are outstanding under any of the foregoing plans. We refer to these plans and grants collectively as our Equity Compensation Plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a) (1)	Weighted average exercise price of outstanding options, warrants and right (b) (2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (3)
Equity compensation plans approved by security holders	43,881,075	$1.95	82,285,751
Equity compensation plans not approved by security holders	—	$—	—
Total	43,881,075	$1.95	82,285,751

(1)
This amount includes 134,662 shares that may be issued in connection with outstanding stock options, 43,413,813 shares that may be issued in connection with stock awards, and 332,600 shares that may be issued in connection with deferred stock units held by non-employee directors under the Director Compensation Plan.

(2)	Indicates a weighted-average price for 134,662 outstanding options under our 2008 Plan and our 2010 Plan. There are no outstanding options under the 2011 Incentive Plan.

(3)
As of December 31, 2019, 71,617,500 shares remained available for issuance under the 2011 Incentive Plan and 10,668,251 shares available for future issuance under the Employee Stock Purchase Plan. Permissible awards under the 2011 Incentive Plan include stock options, stock appreciation rights, restricted stock, restricted stock units and other stock-based awards, including awards where vesting, granting, or settlement of which is contingent upon the achievement of specific performance goals, called "performance awards" and cash incentive awards.

48 | Groupon Proxy Statement and Notice of 2020 Annual Meeting

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
During fiscal year 2019, Peter Barris, Robert Bass, and Joseph Levin served as members of the Compensation Committee. All members of the Committee were independent directors, and no member was an employee or former employee of Groupon. During fiscal year 2019, none of our executive officers served on the Compensation Committee (or its equivalent) or board of directors of another entity whose executive officer served on our Compensation Committee.

49 | Groupon Proxy Statement and Notice of 2020 Annual Meeting

COMPENSATION
COMMITEE REPORT
The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis provided above. Based on its review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and the Company’s Annual Report on Form 10-K for the year ended December 31, 2019.
The foregoing report was submitted by the Compensation Committee of the Board and shall not be deemed to be “soliciting material” or to be "filed" with the SEC or subject to Regulation 14A promulgated by the SEC or Section 18 of the Exchange Act, and shall not be deemed incorporated by reference into any prior or subsequent filing by us under the Securities Act or the Exchange Act.

Compensation Committee Peter Barris (Chair) Robert Bass

50 | Groupon Proxy Statement and Notice of 2020 Annual Meeting

AUDIT
COMMITEE REPORT
The Audit Committee serves as the representative of the Board with respect to its oversight of:

•	accounting and financial reporting processes and the audit of the Company's consolidated financial statements;

•	the integrity of the Company’s consolidated financial statements;

•	internal controls;

•	legal compliance and ethics policies relating to accounting, internal controls and auditing matters;

•	systems and policies to monitor and manage business risk;

•	the independent registered public accounting firm’s appointment, qualifications, independence and compensation; and

•	the performance of the Company’s internal audit function.
The Audit Committee selects the Company's independent registered public accounting firm, Deloitte, and approves the lead audit engagement partner, reviews the performance of the Company’s independent registered public accounting firm in the annual audit of the Company’s consolidated financial statements, including the selection and performance of the lead audit engagement partner, and reviews and approves the independent registered public accounting firm’s fees. In selecting and evaluating an independent registered public accounting firm, the Audit Committee considers such factors as the quality and efficiency of the services provided by the auditor, the auditor's capabilities and the auditor's technical expertise and knowledge of the Company's operations and industry. Each year, the Audit Committee evaluates the qualifications, performance, tenure and independence of the Company's independent auditor and determines, after also considering the impact of a change in auditor, whether to re-engage the current independent auditor. Deloitte has served as the Company’s independent registered public accounting firm since May 2017.
The Audit Committee is composed of three non-employee directors. The Board has determined that each member of the Audit Committee is independent under applicable NASDAQ and SEC rules and that each member qualifies as an "audit committee financial expert" under SEC rules.
The Audit Committee provides the Board such information and materials as it may deem necessary to make the Board aware of financial matters requiring the attention of the Board. The Audit Committee reviews the Company's financial disclosures and meets privately, outside the presence of management, with the Company’s independent registered public accounting firm. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited consolidated financial statements in the Company's 2019 Annual Report with management, including a discussion of accounting principles, the reasonableness of significant judgments made in connection with the audited consolidated financial statements, and disclosures in the consolidated financial statements. The Audit Committee reports on these meetings to the Board.
Management has primary responsibility for preparing the Company's consolidated financial statements and for the Company's financial reporting processes. In addition, management is responsible for establishing and maintaining adequate internal control over financial reporting.

51 | Groupon Proxy Statement and Notice of 2020 Annual Meeting

The Audit Committee reports as follows:

1.	The Audit Committee has reviewed and discussed the audited consolidated financial statements for fiscal year 2019 with management.

2.
The Audit Committee has discussed with Deloitte, the Company's independent registered public accounting firm for fiscal year 2019, the matters required to be discussed under the Public Company Accounting Oversight Board standards.

3.
The Audit Committee has received the written disclosures and the letter from Deloitte pursuant to Rule 3526 of the Public Company Accounting Oversight Board, and has discussed with Deloitte its independence, including whether the provision of non-audit services is compatible with its independence.

The Audit Committee has adopted a policy that requires pre-approval of all audit, audit-related, tax services, and other services performed by the independent registered public accounting firm. The policy provides for pre-approval by the Audit Committee (or by one or more members of the Audit Committee pursuant to any delegated authority) of specifically defined audit and non-audit services. Unless the specific service has been previously pre-approved with respect to that fiscal year, the Audit Committee (or any member or members of the Audit Committee with such delegated authority) must approve the specific service before the independent registered public accounting firm is engaged to perform such service for the Company.
Based on the reviews and discussions described above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in Groupon’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 for filing with the SEC.
The foregoing report was submitted by the Audit Committee of the Board and shall not be deemed to be "soliciting material" or to be "filed" with the SEC or subject to Regulation 14A promulgated by the SEC or Section 18 of the Exchange Act, and shall not be deemed incorporated by reference into any prior or subsequent filing by the Company under the Securities Act or the Exchange Act.

Audit Committee Robert Bass (Chair) Michael Angelakis Ann Ziegler

52 | Groupon Proxy Statement and Notice of 2020 Annual Meeting

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Fees of Independent Registered Public Accounting Firm
The following table presents fees billed for professional audit services rendered by Deloitte for the audit of Groupon’s annual consolidated financial statements for the years ended December 31, 2019 and 2018, and fees billed for other services rendered by Deloitte during this period.

	Year Ended December 31, 2019 ($)	Year Ended December 31, 2018 ($)
Audit Fees(1)	4,130,355	4,040,460
Audit-Related Fees	18,875	14,220
Tax Fees(2)	25,000	540,668
Total	4,174,230	4,595,348

(1)
Audit Fees. Audit fees for the 2019 and 2018 fiscal years include the aggregate fees incurred for the audit of the Company’s annual consolidated financial statements, and audit, review and attest services rendered in connection with other regulatory or statutory filings.

(2)	Tax Fees. Tax fees consist of tax compliance and advisory work related to the Company’s research and development credit, tax incentives, international tax planning and intellectual property.
The Audit Committee has concluded that the provision of the non-audit services listed above is compatible with maintaining the independence of Deloitte.

53 | Groupon Proxy Statement and Notice of 2020 Annual Meeting

POLICY ON AUDIT COMMITTEE RE-APPROVAL OF AUDIT AND PERMISSIBLE NON-AUDIT SERVICES OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has established a policy for pre-approval of all audit and permissible non-audit services provided by the independent registered public accounting firm. Each year, the Audit Committee approves the terms on which the independent registered public accounting firm is engaged for the ensuing fiscal year.
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Our Audit Committee is responsible for approving related party transactions, as defined in applicable rules promulgated by the SEC. Our Audit Committee operates under a written related party transaction policy pursuant to which all related party transactions are reviewed for potential conflicts of interest. In addition, our Code of Conduct requires that our directors and executive officers avoid situations where there will be an actual or perceived conflict of interest, and our Nominating Committee reviews potential conflicts of interest of directors. In 2016 in the ordinary course of our business, we entered into the related party transaction described below. Pursuant to our related party transaction policy, this transaction was approved by our Audit Committee.
On December 28, 2016, we entered into a sublease for portions of our office space in Chicago, Illinois to Uptake, Inc. ("Uptake"), a Lightbank LLC ("Lightbank") portfolio company. Lightbank is a private investment firm specializing in information technology companies. Eric Lefkofsky, our Chairman of the Board and co-founder, owns a significant equity interest in and is a co-founder of Lightbank. The sublease was negotiated on an arm’s-length basis and is a market rate transaction on terms that the Company believes are no less favorable than would have been reached with an unrelated third party. The sublease extends through January 31, 2026 and the sublease rentals over the entire term total approximately $18.2 million. Pursuant to the Company’s related party transaction policy, the Company’s Audit Committee approved the sublease. For the year ended December 31, 2019, the Company recognized $2.1 million in income from the sublease.

54 | Groupon Proxy Statement and Notice of 2020 Annual Meeting

INFORMATION REGARDING BENEFICIAL OWNERSHIP OF PRINCIPAL STOCKHOLDERS, DIRECTORS AND MANAGEMENT
The following table sets forth certain information with respect to the beneficial ownership of our common stock as of April 15, 2020 for: each person who we know beneficially owns 5% or more of our outstanding capital stock; each of our directors and director nominees; each of our Named Executive Officers; and all of our directors and executive officers as a group.
Unless otherwise noted below, the address of each beneficial owner listed in the table is c/o Groupon, Inc., 600 West Chicago Avenue, Suite 400, Chicago, Illinois 60654.
We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws.
Applicable percentage ownership is based on 567,890,340 shares of common stock outstanding as of April 15, 2020. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding (i) RSUs held by that person that will vest within 60 days of April 15, 2020, (ii) options to purchase shares of common stock that are exercisable within 60 days of April 15, 2020 and (iii) shares of common stock underlying the Company's 3.25% Senior Convertible Notes due 2022 (the "Notes"), which are convertible at any time into shares of common stock, cash, or a combination thereof, at the Company’s option. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Beneficial ownership representing less than 1% is denoted with an "*." Total percentages in the table below may not add due to rounding.

55 | Groupon Proxy Statement and Notice of 2020 Annual Meeting

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned	Approximate Percentage of Common Stock
Named Executive Officers and Directors
Eric Lefkofsky(1)	75,590,542	13.3%
Aaron Cooper(2)	377,255	*
Rich Williams(3)	4,017,343	*
Melissa Thomas(4)	142,581	*
Dane Drobny(5)	899,164	*
Steve Krenzer(6)	566,874	*
Michael Randolfi(7)	603,473	*
Michael J. Angelakis(8)	177,365	*
Peter Barris(9)	201,188	*
Robert Bass(10)	391,904	*
Theodore Leonsis(11)	1,737,183	*
Valerie Mosley	-	*
Helen Vaid	-	*
Deborah Wahl(12)	99,685	*
Ann Ziegler(13)	217,835	*
All executive officers and directors as a group (12 persons)(13)	79,834,701	14.0%
5% Stockholders or Greater Stockholders (other than directors and executive officers)
PAR Investment Partners, L.P.(14)	56,360,500	9.9%
The Vanguard Group(15)	43,765,854	7.7%
A-G Holdings, L.P.(16)	46,296,300	7.5%
Alibaba Group Holding Ltd.(17)	32,972,000	5.8%
BlackRock, Inc.(18)	32,083,810	5.6%
MIG Master Fund, L.P. (19)	28,285,024	5.0%
First Trust Portfolios L.P. (20)	64,017,240	11.3%

(1)
Includes 45,058,034 shares of our common stock held by Green Media, LLC, an entity owned by Eric Lefkofsky (50%) and his wife, Elizabeth Kramer Lefkofsky (50%). Mr. Lefkofsky shares voting and investment control with respect to the shares held by Green Media, LLC. Also includes 13,826,960 shares held by the Lefkofsky Family 2018 GRAT, of which Ms. Lefkofsky is the sole trustee, and 15,000,000 shares held by the Lefkofsky Family 2019 GRAT, of which Ms. Lefkofsky is the sole trustee. Also includes 87,596 deferred stock units issued under the Groupon, Inc. Non-Employee Director Compensation Plan. The deferred stock units are immediately vested and represent the right to receive shares of common stock upon separation from service as a director. Pursuant to the terms of a Voting Agreement between the Company, A-G Holdings, L.P. ("AGH") and Mr. Lefkofsky and certain of their respective affiliates, as amended (the “Voting Agreement”), Mr. Lefkofsky and his affiliates must vote their shares in favor of AGH's director nominee.

(2)
Includes 85,123 shares of common stock issuable upon the vesting of RSUs that will vest within 60 days of April 15, 2020. Also includes options to purchase 50,004 shares of common stock that are currently exercisable.

(3)
Based on a Form 4 filed with the SEC on March 17, 2020. Mr. Williams served as our Chief Executive Officer until March 25, 2020. Open market purchases or sales, if any, by Mr. Williams of our common stock since the date that he ceased serving as our Chief Executive Officer are not known by us or reported in the table.

(4)	Includes 32,306 shares of common stock issuable upon the vesting of RSUs that will vest within 60 days of April 15, 2020.

(5)	Includes 73,620 shares of common stock issuable upon the vesting of RSUs that will vest within 60 days of April 15, 2020.

(6)
Based on a Form 4 filed with the SEC on February 20, 2020. Mr. Krenzer served as our Chief Operating Officer until March 25. 2020. Open market purchases or sales, if any, by Mr. Krenzer of our common stock since the date that he ceased serving as our Chief Operating Officer are not known by us or reported in the table.

(7)
Based on a Form 4 filed with the SEC on June 18, 2019. Mr. Randolfi served as our Chief Financial Officer until August 23, 2019. Open market purchases or sales, if any, by Mr. Randolfi of our common stock since the date that he resigned as our Chief Financial Officer are not known by us or reported in this table.

(8)
Includes 47,683 shares of common stock issuable upon the vesting of RSUs that will vest within 60 days of April 15, 2020. Does not include shares held by entities affiliated with AGH described in footnote 16. Mr. Angelakis is the Chairman and Chief Executive Officer of Atairos Group, Inc. ("Atairos").

(9)
Includes 150,330 deferred stock units issued under the Groupon, Inc. Non-Employee Director Compensation Plan. The deferred stock units are immediately vested and represent the right to receive shares of common stock upon separation from service as a director. Also includes 51,316 shares of common stock issuable upon the vesting of RSUs that will vest within 60 days of April 15, 2020. Does not include 611,225 shares of common stock held by PJ Barris, LLC, in which Mr. Barris is a member but has no pecuniary interest, or 187,444 shares of common stock held by PDB LLC, of which Mr. Barris is the investment advisor but has no pecuniary interest. Mr. Barris disclaims beneficial ownership of such shares of common stock.

(10)	Includes 53,133 shares of common stock issuable upon the vesting of RSUs that will vest within 60 days of April 15, 2020.

56 | Groupon Proxy Statement and Notice of 2020 Annual Meeting

(11)
Includes 107,187 deferred stock units issued under the Groupon, Inc. Non-Employee Director Compensation Plan. The deferred stock units are immediately vested and represent the right to receive shares of common stock upon separation from service as a director. Also includes 50,408 shares of common stock issuable upon the vesting of RSUs that will vest within 60 days of April 15, 2020.

(12)	Includes 47,683 shares of common stock issuable upon the vesting of RSUs that will vest within 60 days of April 15, 2020.

(13)
Includes 536,637 shares of common stock issuable upon the vesting of RSUs that will vest within 60 days of April 15, 2020. Also includes options to purchase 50,004 shares of common stock that are currently exercisable. Also includes 345,113 deferred stock units issued under the Groupon, Inc. Non-Employee Director Compensation Plan. The deferred stock units are immediately vested and represent the right to receive shares of common stock upon termination of service as a director.

(14)
Based on a Schedule 13G/A filed with the SEC on February 14, 2020 by PAR Investment Partners, L.P., PAR Group II, L.P., and PAR Capital Management, Inc. The shares are directly held by PAR Investment Partners, L.P., and indirectly held by PAR Group II, L.P., the sole general partner of PAR Investment Partners, L.P., and PAR Capital Management, Inc., the sole general partner of PAR Investment Partners, L.P. Each of PAR Group II, L.P. and PAR Capital Management, Inc. may be deemed to be the beneficial owner of all shares held directly by PAR Investment Partners, L.P. The address of PAR Investment Partners, L.P. is 200 Clarendon Street, FL 48, Boston, MA 02116.

(15)	Based on a Schedule 13G/A filed with the SEC on February 12, 2020. The address of The Vanguard Group is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(16)
Based on a Schedule 13D/A filed with the SEC on February 14, 2018 reporting shares of our common stock beneficially owned by AGH, A-G Holdings GP, LLC ("AGGP"), Atairos, Atairos Partners, L.P. ("AP"), Atairos Partners GP, Inc. (“APGP”), and Mr. Angelakis. Mr. Angelakis is the Chairman and Chief Executive Officer of Atairos and directly or indirectly controls a majority of the voting power of APGP, which is the general partner of AP, which is the sole voting shareholder of Atairos. Atairos is the sole member of AGGP and the sole limited partner of AGH. AGGP is the general partner of AGH. AGH holds $250,000,000 aggregate principal amount of the Notes, which are convertible into cash, shares of common stock or a combination thereof at any time prior to the close of business on the scheduled trading day immediately preceding April 1, 2022, at an initial conversion rate of 185.1852 shares per $1,000 principal amount of the Notes (which represents 46,296,300 shares of common stock issuable upon conversion of the Notes if the Company elected to settle its conversion obligation solely through shares of common stock at the initial conversion rate described above). Does not include shares held by Mr. Lefkofsky and his affiliates (see footnote 1), which AGH may be deemed to beneficially own as a result of the Voting Agreement. The address of the Atairos entities is 620 Fifth Avenue, New York, NY 10020.

(17)
Based on a Schedule 13G filed with the SEC on February 14, 2017 reporting shares or our common stock owned by Des Voeux Investment Company Limited (“Des Voeux”), a wholly owned subsidiary of Alibaba Group Treasury Limited (“Alibaba Treasury”), which is a wholly owned subsidiary of Alibaba Group Holding Limited (“Alibaba Holding”). Alibaba Treasury and Alibaba Holding may be deemed to beneficially own the securities directly held by Des Voeux. The address of Alibaba Group Holdings Ltd. is c/o Alibaba Group Services Limited, 26/F, Tower One, Times Square, 1 Matheson St., Causeway Bay, K3, Hong Kong.

(18)	Based on a Schedule 13G filed with the SEC on February 5, 2020. The address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

(19)
Based on a Schedule 13D/A filed with the SEC on January 31, 2020 reporting shares of our common stock beneficially owned by MIG Master Fund, L.P. ("MIG Master Fund"), MIG Capital Advisors, LLC ("MIG Advisors"), which serves as the general partner of MIG Master Fund, MIG Capital, LLC, (“MIG Capital”), which serves as the investment manager of MIG Master Fund, and Richard P. Merage, who serves as the Chief Executive Officer of MIG Advisors and the Chief Executive Officer of MIG Capital. The address of the reporting persons is 660 Newport Center Drive, Suite 1300, Newport Beach, CA 92660.

(20)
Based on a Schedule 13G filed on April 7, 2020 reporting shares of common stock beneficially owned by First Trust Portfolios L.P., First Trust Advisors L.P. and The Charger Corporation. The shares are held by unit investment trusts sponsored by First Trust Portfolios L.P. First Trust Advisors L.P., an affiliate of First Trust Portfolios L.P., acts as portfolio supervisor of the unit investment trusts sponsored by First Trust Portfolios L.P. None of First Trust Portfolios L.P., First Trust Advisors L.P. or The Charger Corporation has the sole voting or dispositive power over the shares of common stock held by such unit investment trusts. First Trust Advisors L.P. and The Charger Corporation have shared voting and dispositive power over the shares of common stock. The address of the reporting persons is 120 East Liberty Drive, Suite 400, Wheaton, Illinois 60187.

57 | Groupon Proxy Statement and Notice of 2020 Annual Meeting

IMPORTANT MEETING INFORMATION
Annual Meeting of Stockholders
TO BE HELD
June 9, 2020 | 10:00am Central Time
Winston & Strawn LLP, 35 West Wacker Drive, Chicago, Illinois 60601
Due to concerns relating to the public health impact of the COVID-19 outbreak, we are monitoring developments and the related recommendations and protocols issued by public health authorities and federal, state, and local governments. If we determine that it is not possible or advisable to hold the Annual Meeting in person, we will announce alternative arrangements for the meeting, which may include a change in venue or holding the meeting solely by means of remote communication. We will announce any such change and details on how to participate by press release, which will be available on our website at investor.groupon.com and filed with the SEC as additional proxy materials. If you are planning to attend the meeting, please check the website prior to the meeting date.
Record Date
April 22, 2020
Voting
Stockholders as of the close of business on the Record Date are entitled to vote. Each share of common stock is entitled to one vote for each director nominee and one vote for each of the proposals to be voted on.
Admission
If you are a record holder, you must provide identification, and if you hold your shares through a broker, bank or other nominee, you must also provide proof of ownership.
MEETING AGENDA

1.	Elect nine directors. Our Board unanimously recommends a vote "FOR" the election of all nine director nominees.

2.
To approve amendments to our Certificate of Incorporation to effect, at the discretion of our Board on or prior to June 9, 2021, (i) a reverse stock split of our common stock at one of the following stock split ratios: 1-for-15, 1-for-18 or 1-for-20, with the ultimate ratio to be determined by the Board in its sole discretion and (ii) a reduction of the number of authorized shares of our common stock in a corresponding proportion, subject to rounding up to the next whole number of shares.

Our Board unanimously recommends a vote "FOR" the Reverse Stock Split Proposal.

3.
Ratify Deloitte as our independent registered public accounting firm for fiscal year 2020.
Our Board unanimously recommends a vote "FOR" the ratification of Deloitte & Touche LLP as the Company's independent registered public accounting firm for fiscal year 2020.

4.	Conduct an advisory vote to approve our Named Executive Officer compensation. Our Board unanimously recommends a vote "FOR" the advisory approval of our Named Executive Officer compensation.

5.	Transact other business that may properly come before the meeting.

58 | Groupon Proxy Statement and Notice of 2020 Annual Meeting

Our Director Nominees
The following table provides summary information about each director nominee. Each director is elected annually by a plurality of votes cast.

Name	Age	Director Since	Position	Independent	Other Public Boards(1)
Eric Lefkofsky	50	2006	Chairman	Yes	0
Michael Angelakis	55	2016	Director	Yes	2
Peter Barris	68	2008	Director	Yes	1
Robert Bass	70	2012	Director	Yes	2
Theodore Leonsis	64	2009	Director	Yes	1
Valerie Mosley	60	2020	Director	Yes	2
Helen Vaid	48	2020	Director	Yes	0
Deborah Wahl	57	2017	Director	Yes	0
Ann Ziegler	61	2014	Director	Yes	3

(1)
Includes directorship in any company with a class of securities registered pursuant to section 12 of the Exchange Act or subject to the requirements of section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940, as amended.

Attendance
Each director nominee is a current director. Each current director who served as a director during 2019 attended at least 75% of the aggregate number of meetings of the Board and each committee on which he or she sits.
See "Board of Directors" and "Proposals to be Voted on at the Meeting – Proposal 1: Election of Directors" for more information.
Executive Compensation Matters
Executive Compensation Advisory Vote
Our Board unanimously recommends that stockholders vote to approve, on an advisory basis, our Named Executive Officer compensation in 2019, as described more fully in this proxy statement:

•
Pay for Performance: We design our compensation practices such that a significant portion of the Named Executive Officers' total pay package consists of equity-based awards, and, therefore, we believe the value of the pay packages is tightly correlated with Company performance.

•
Sound Design: We design our executive officer compensation programs to attract, motivate and retain the key executives who drive our success. We also design our pay packages to align the interests of our executives with those of our long-term stockholders. We achieve our objectives through an executive compensation program that is designed to:

•	Recruit and retain talented and experienced individuals who are able to develop, implement, and deliver on long-term value creation strategies;

•	Ensure that our compensation is reasonable and competitive with the pay packages made available to executives at companies with which we compete for executive talent;

•	Provide a substantial portion of each executive’s compensation in elements that are directly tied to our long-term value and growth;

•	Reward both company and individual performance and achievement; and

•	Ensure that our compensation structure does not encourage unnecessary and excessive risk-taking.
Information About Our Independent Registered Public Accounting Firm
The Audit Committee of the Board has appointed Deloitte as the independent registered public accounting firm to audit our consolidated financial statements for the year ending December 31, 2020. Since May 2017, Deloitte has served as our independent registered public accounting firm and also has provided certain tax and other services. We ask that our stockholders ratify the selection of Deloitte as our

59 | Groupon Proxy Statement and Notice of 2020 Annual Meeting

independent registered public accounting firm for fiscal year 2020. See "Fees of Independent Registered Public Accounting Firm" and "Proposals to be Voted on at the Meeting – Proposal 2: Ratification of Independent Registered Public Accounting Firm" for more information.
Reverse Stock Split
Our Board has unanimously approved and unanimously recommends that stockholders vote to approve three amendments to our Certificate of Incorporation (each a "Reverse Split Amendment" and collectively, the “Reverse Split Amendments”) to effect, at the discretion of the Board on or prior to June 9, 2021, (i) a reverse stock split of Groupon’s common stock at one of the following stock split ratios: 1-for-15, 1-for-18, or 1-for-20 (each a "Reverse Stock Split Ratio"), with the ultimate ratio to be determined by the Board in its sole discretion and (ii) a reduction of the number of authorized shares of Groupon’s common stock in a corresponding proportion, subject to rounding up to the next whole number of shares. Each proposed Reverse Split Amendment will contain one of the foregoing stock split ratios and the corresponding proportionate reduction in the number of authorized shares of common stock. The Board will determine which of the Reverse Split Amendments, if any, will become effective and each Reverse Split Amendment that does not become effective automatically will be abandoned. We currently have 2,010,000,000 shares of common stock authorized under our Certificate of Incorporation. The table below shows the Reverse Stock Split Ratio and the number of authorized shares of common stock for each of the three alternative amendments, identified as Reverse Split Amendments A, B and C:

Reverse Split Amendment	Reverse Stock Split Ratio	Number of Authorized Shares of Common Stock Following the Reverse Split Amendment
A	1-for-15	134,000,000
B	1-for-18	111,666,667
C	1-for-20	100,500,000

60 | Groupon Proxy Statement and Notice of 2020 Annual Meeting

61 | Groupon Proxy Statement and Notice of 2020 Annual Meeting

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING
Q: Why am I receiving these materials?
A: The Board is providing these proxy materials to you in connection with the Board’s solicitation of proxies for use at Groupon's Annual Meeting of Stockholders, which will take place on June 9, 2020 (the "Annual Meeting"). Stockholders are invited to attend the Annual Meeting and are requested to vote on the proposals described in this proxy statement. The Notice of Internet Availability of Proxy Materials (the "Notice") is being mailed on or about April 30, 2020 in connection with the solicitation of proxies on behalf of the Board.
Q: What information is contained in these materials?
A: The information included in this proxy statement relates to the proposals to be voted on at the Annual Meeting, the voting process, the compensation of certain of our executive officers and our directors, and certain other required information. Groupon's Annual Report on Form 10-K for the fiscal year ended December 31, 2019, which includes our audited consolidated financial statements, is also enclosed with this proxy statement.
Q: What proposals will be voted on at the Annual Meeting?
A: There are four proposals to be voted on at the Annual Meeting:

•	Elect the nine director nominees listed in this proxy statement to serve on our Board.

•	Approve the Reverse Stock Split Proposal.

•	Ratify the appointment of Deloitte as our independent registered public accounting firm for fiscal year 2020.

•	Conduct an advisory vote to approve our Named Executive Officer compensation.
As of the date of this proxy statement, we are not aware of any other matters to be presented at the Annual Meeting other than those set forth in this proxy statement and in the Notice accompanying this proxy statement. If any other matters properly come before the Annual Meeting, however, the persons named as proxies will be authorized to vote or otherwise act in accordance with their judgment.
Q: How does the Board recommend that I vote?
A: The Board recommends that you vote:

•	"FOR" the election of each of the nine director nominees named in this proxy statement.

•	"FOR" the Reverse Stock Split Proposal.

•	"FOR" the ratification of the appointment of Deloitte as our independent registered public accounting firm for fiscal year 2020.

•	"FOR" the advisory approval of our Named Executive Officer compensation.
Q: Why did I receive a Notice of Internet Availability of Proxy Materials in the mail instead of a full set of proxy materials?
A: Pursuant to the rules of the SEC, we have provided access to our proxy materials over the Internet. Accordingly, we are sending the Notice to our stockholders of record and beneficial owners as of the Record Date. Instructions on how to access the proxy materials over the Internet or to request a printed copy by mail may be found in the Notice. In addition, the Notice provides information on how stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.
Q: How many shares are entitled to vote?
A: Each share of Groupon’s common stock outstanding as of the close of business on April 22, 2020, the Record Date, is entitled to vote at the Annual Meeting. At the close of business on the Record Date, 567,924,758 shares of common stock were outstanding and entitled to vote. Each holder of shares of common stock is entitled to one vote for each share of common stock held as of the Record Date. The shares you are entitled to vote include shares that are (i) held of record directly in your name, including shares issued under Groupon’s equity incentive plans and (ii) held for you as the beneficial owner through a stockbroker, bank, or other nominee.

62 | Groupon Proxy Statement and Notice of 2020 Annual Meeting

Q: What is the difference between holding shares as a stockholder of record and as a beneficial owner?
A: Many stockholders of Groupon hold their shares beneficially through a broker, bank, or other nominee rather than directly in their own name. There are some distinctions between shares held of record and shares owned beneficially, specifically:
Shares held of record
If your shares are registered directly in your name with Groupon’s transfer agent, Computershare Trust Company, N.A., you are considered the stockholder of record with respect to those shares, and these proxy materials are being sent directly to you by Groupon. As a stockholder of record, you have the right to grant your voting proxy directly to Groupon or to vote in person at the Annual Meeting. Groupon has enclosed a proxy card for you to use. You may also submit voting instructions via the Internet or by telephone as described below under "How can I vote my shares without attending the Annual Meeting?"
Shares owned beneficially
If your shares are held in a stock brokerage account or by a broker, bank, or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker, bank, or other nominee, who is considered the stockholder of record with respect to those shares. As a beneficial owner, you have the right to direct your broker, bank, or other nominee as to how to vote the shares in your account, and you are also invited to attend the Annual Meeting. However, because you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you request and receive a valid proxy from your broker, bank, or other nominee. Your broker, bank, or other nominee has enclosed a voting instruction form for you to use to direct the broker, bank, or other nominee as to how to vote your shares. Many brokers or banks also offer voting via the Internet or by telephone. Please refer to the voting instruction form provided by your broker, bank, or other nominee for instructions on the voting methods they offer.
Q: May I attend the Annual Meeting?
A: You are invited to attend the Annual Meeting if you are a stockholder of record or a beneficial owner as of April 22, 2020. If you are a stockholder of record, you must bring proof of identification. If you hold your shares through a broker, bank, or other nominee, you will also need to provide proof of ownership by bringing either a copy of the voting instruction form provided by your broker or a copy of a brokerage statement showing your share ownership as of April 22, 2020. Use of cameras, recording devices, computers and other electronic devices, such as smart phones and tablets, will not be permitted at the Annual Meeting. Photography and video are prohibited at the Annual Meeting. Attendees will be subject to security inspections.
Due to concerns relating to the public health impact of the COVID-19 outbreak, we are monitoring developments and the related recommendations and protocols issued by public health authorities and federal, state, and local governments. If we determine that it is not possible or advisable to hold the Annual Meeting in person, we will announce alternative arrangements for the meeting, which may include a change in venue or holding the meeting solely by means of remote communication. We will announce any such change and details on how to participate by press release, which will be available on our website at investor.groupon.com and filed with the SEC as additional proxy materials. If you are planning to attend the meeting, please check the website prior to the meeting date.
Q: How can I vote my shares in person at the Annual Meeting?
A: Shares held directly in your name as the stockholder of record may be voted in person at the Annual Meeting. If you choose to vote in person, please bring proof of identification. Even if you plan to attend the Annual Meeting, Groupon recommends that you submit a proxy with respect to the voting of your shares in advance as described below so that your vote will be counted if you later decide not to attend the Annual Meeting. Shares held in street name through a brokerage account or by a broker, bank, or other nominee may be voted in person by you only if you obtain a valid proxy from your broker, bank, or other nominee giving you the right to vote the shares.
Q: How can I vote my shares without attending the Annual Meeting?
A: Whether you hold shares directly as the stockholder of record or beneficially in street name, you may vote by proxy or submit a voting instruction form without attending the Annual Meeting. If you hold your shares directly as the stockholder of record, you may submit your proxy via the Internet, by telephone, or by completing and mailing your proxy card in the enclosed pre-paid envelope. Telephone and Internet voting facilities for stockholders of record will be available 24 hours per day. You may vote over the telephone or via the Internet until 10:59 p.m. Central Time on June 8, 2020. If you hold your shares beneficially in street name, your broker or bank may offer voting via the Internet or by telephone or you may mail your voting instruction form in the enclosed prepaid envelope. Please refer to the enclosed materials for details.

63 | Groupon Proxy Statement and Notice of 2020 Annual Meeting

Q: Can I change my vote or revoke my proxy?
A: If you are the stockholder of record, you may change your proxy instructions or revoke your proxy at any time before your proxy is voted at the Annual Meeting. Proxies may be revoked by any of the following actions:

•	delivering a timely written notice of revocation to our Corporate Secretary at our corporate headquarters (600 West Chicago Avenue, Suite 400, Chicago, Illinois 60654, Attention: Corporate Secretary);

•	submitting a new, later dated proxy via the Internet, by telephone, or by mail to our Corporate Secretary at our corporate headquarters; or

•	attending the Annual Meeting and voting in person (attendance at the Annual Meeting will not, by itself, revoke a proxy).
If your shares are held in a brokerage account by a broker, bank, or other nominee, you should follow the instructions provided by your broker, bank, or other nominee.
Q: How are votes counted?
A: In the election of directors, you may vote "FOR" or "WITHHOLD" with respect to each of the nominees. In tabulating the voting results for the election of directors, only votes “FOR” director nominees are counted. "WITHHOLD" votes will not have an effect on the outcome of the election of directors.
For the Reverse Stock Split Proposal, the ratification of the appointment of Deloitte as our independent registered public accounting firm for fiscal year 2020 and the advisory vote to approve our Named Executive Officer compensation, you may vote "FOR," "AGAINST," or "ABSTAIN" with respect to each of these proposals. If you elect to abstain from voting on any of these proposals, the abstention will have the same effect as an "AGAINST" vote with respect to such proposal.
If you sign and return your proxy card or voting instruction form without giving specific voting instructions, your shares will be voted as recommended by our Board. If you are a beneficial holder and do not return a voting instruction form, your broker may only vote on the ratification of the appointment of Deloitte as the Company’s independent registered public accounting firm for fiscal year 2020 and the Reverse Stock Split Proposal, which are the only "routine matters" on our agenda. For additional information regarding treatment of "routine" and "non-routine" matters, please see "What are broker non-votes and what effect do they have on the proposals?" below.
Q: Who will count the votes?
A: A representative of Broadridge Financial Solutions, Inc. will tabulate the votes and act as the inspector of election.
Q: What is the quorum requirement for the Annual Meeting?
A: The quorum requirement for holding and transacting business at the Annual Meeting is a majority of the aggregate voting power of the capital stock entitled to be voted at the Annual Meeting. The shares may be present in person or represented by proxy at the Annual Meeting. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum.
Q: What is the voting requirement to approve each of the proposals?
A: Directors will be elected by a plurality of the votes cast in the election of directors. A plurality means that the nine persons receiving the highest number of affirmative "FOR" votes at the Annual Meeting will be elected.
The affirmative vote of the holders of a majority of the outstanding shares of common stock is required to approve the Reverse Stock Split Proposal.
The affirmative vote of a majority of the votes represented by shares of common stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required to approve each of the following proposals: (i) the ratification of the appointment of Deloitte as our independent registered public accounting firm for fiscal year 2020 and (ii) the advisory vote to approve our Named Executive Officer compensation.
Q: What are broker non-votes and what effect do they have on the proposals?
A: Generally, broker non-votes occur when shares held by a broker, bank, or other nominee in "street name" for a beneficial owner are not voted with respect to a particular proposal because the broker, bank, or other nominee (i) has not received voting instructions from the beneficial owner and (ii) lacks discretionary voting power to vote those shares with respect to that particular proposal.
A broker is entitled to vote shares held for a beneficial owner on "routine" matters without instructions from the beneficial owner of those shares. The Reverse Stock Split Proposal and the ratification of the appointment of Deloitte as our independent registered public accounting firm are routine matters. On the other hand, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on "non-routine" matters, such as the election of our directors and the advisory vote to approve our Named Executive Officer compensation.

64 | Groupon Proxy Statement and Notice of 2020 Annual Meeting

If you hold your shares in street name, it is critical that you cast your vote if you want it to count in the election of directors and the advisory vote to approve our Named Executive Officer compensation. If you hold your shares in street name and you do not instruct your broker, bank, or other nominee how to vote in the election of directors, no votes will be cast on your behalf.
Broker non-votes are counted for purposes of determining whether or not a quorum exists for the transaction of business at the Annual Meeting, but will not be counted for purposes of determining the number of shares represented and voted with respect to an individual proposal, and, therefore, will have no effect on the outcome of the vote on the election of directors, which requires a plurality of votes cast at the Annual Meeting, or the advisory vote to approve our Named Executive Officer compensation, which requires a majority of votes present and entitled to vote at the Annual Meeting. Thus, if you do not give your broker specific voting instructions, your shares will not be voted on such "non-routine" matters and will not be counted in determining the number of shares necessary for approval.
Q: What does it mean if I receive more than one proxy card or voting instruction form?
A: It means your shares are registered under different names or are held in more than one account. Please provide voting instructions for each proxy card and voting instruction form you receive to ensure that all of your shares are voted.
Q: Where can I find the voting results of the Annual Meeting?
A: We will announce preliminary voting results at the Annual Meeting and will publish final results in a Current Report on Form 8-K that we expect to file with the SEC within four business days of the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K with the SEC within four business days after the Annual Meeting, we intend to file a Form 8-K to disclose preliminary voting results and, within four business days after the final results are known, we will file an amended Form 8-K with the SEC to disclose the final voting results.
Q: Who will bear the cost of soliciting votes for the Annual Meeting?
A: The Board is soliciting your proxy to vote your shares of common stock at the Annual Meeting. Groupon will pay the entire cost of preparing, assembling, printing, mailing, and distributing these proxy materials. Groupon will provide copies of these proxy materials to banks, brokerage houses, fiduciaries, and custodians holding in their names shares of our common stock beneficially owned by others so that they may forward these proxy materials to the beneficial owners. Groupon may reimburse brokerage firms and other persons representing beneficial owners of shares for their out-of-pocket expenses in forwarding solicitation materials to such beneficial owners. Solicitations may also be made by personal interview, mail, telephone, facsimile, email, or otherwise by directors, officers, and other employees of Groupon, but Groupon will not additionally compensate its directors, officers, or other employees for these services.
Q: How can I get electronic access to the proxy statement and Annual Report?
A: The Notice provides you with instructions regarding how to view our proxy materials for the Annual Meeting on the Internet and request that we send our future proxy materials to you by mail or by email. By accessing the proxy materials on the Internet or choosing to receive your future proxy materials by email, you will save us the cost of printing and mailing documents to you. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. If you choose to receive future proxy materials by mail, you will receive a paper copy of those materials, including a form of proxy. Your election to receive proxy materials by mail or email will remain in effect until you notify us that you are terminating your request.
Q: How do I obtain a separate set of proxy materials if I share an address with other stockholders?
A: To reduce expenses, in some cases, we are delivering one set of proxy materials to certain stockholders who share an address, unless otherwise requested. This delivery method is referred to as "householding" and can result in cost savings to us. A separate proxy card is included in the proxy materials for each of these stockholders. If you reside at such an address and wish to receive a separate copy of the proxy materials, including our annual report, you may contact Broadridge Financial Solutions, Inc. by telephone at 1-866-540-7095 or mail at 51 Mercedes Way, Edgewood, New York 11717, Attention: Householding Department or Groupon’s Investor Relations by telephone at 312-334-1579 or mail at 600 West Chicago Avenue, Suite 400, Chicago, Illinois 60654, Attention: Investor Relations.
You may also contact Broadridge or Groupon’s Investor Relations at the telephone numbers and addresses above if you would like to receive separate proxy materials in the future or if you are receiving multiple copies of our proxy materials and would like to receive only one copy in the future.
Q: How can I obtain an additional proxy card or voting instruction form?
A: If you lose, misplace, or otherwise need to obtain a proxy card or voting instruction form and:

•
you are a stockholder of record, contact Groupon’s Investor Relations by mail at 600 West Chicago Avenue, Suite 400, Chicago, Illinois 60654, email at IR@groupon.com or by telephone at 312-334-1579; or

•	you are the beneficial owner of shares held indirectly through a broker, bank, or other nominee, contact your account representative at that organization.

65 | Groupon Proxy Statement and Notice of 2020 Annual Meeting

Q: Who is the Company's proxy solicitor?
A: The Company has engaged a proxy solicitor, D.F. King & Co., Inc., to encourage voting by our stockholders for a base fee of $15,500, plus reimbursable expenses and customary charges. Proxies may also be solicited by certain of the directors, officers and employees of the Company, without additional compensation. The Company will bear the cost of soliciting proxies. In addition, the Company expects to reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners.
If you have any other questions about the Annual Meeting or how to vote or revoke your proxy, you may contact our proxy solicitor at D.F. King & Co., Inc., 48 Wall Street, New York, NY 10005 or by telephone at 877-283-0319.

66 | Groupon Proxy Statement and Notice of 2020 Annual Meeting

PROPOSALS TO BE VOTED
ON AT THE MEETING

67 | Groupon Proxy Statement and Notice of 2020 Annual Meeting

Proposal 1
Election of Directors
Our Board currently has nine members. See "Board of Directors." Set forth below is a list of the nine director nominees for election at the Annual Meeting to hold office for a one-year term until the next annual meeting of stockholders. Directors are elected by a plurality of the votes cast at the Annual Meeting. The nominees were evaluated and recommended by the Nominating Committee in accordance with its charter and our Corporate Governance Guidelines. For additional information about the nominees and their qualifications, please see "Board of Director Biographies."

Each director nominee listed below has consented to being named in this proxy statement and to serve if elected. However, if any nominee becomes unable to serve, proxy holders will have discretion and authority to vote for another nominee proposed by our Board. Alternatively, our Board may reduce the number of directors to be elected at the Annual Meeting.
Our Board unanimously recommends a vote "FOR" the election to the Board of each of the following nominees:

Name	Position	Independent
Eric Lefkofsky	Chairman of the Board*	Yes
Michael Angelakis	Director	Yes
Peter Barris	Director	Yes
Robert Bass	Director	Yes
Theodore Leonsis	Director	Yes
Valerie Mosley	Director	Yes
Helen Vaid	Director	Yes
Deborah Wahl	Director	Yes
Ann Ziegler	Director	Yes
*Mr. Lefkofsky has advised the Board of his intention to step down as Chairman following the Annual Meeting. The Board has determined that Mr. Leonsis will replace Mr. Lefkofsky as Chairman of the Board following the Annual Meeting, subject to Mr. Leonsis’ reelection.
Proxies solicited by the Board will be voted "FOR" each of the director nominees named above unless stockholders specify a contrary vote.

68 | Groupon Proxy Statement and Notice of 2020 Annual Meeting

Proposal 2
Reverse Stock Split
General Description of the Reverse Stock Split Proposal

Our Board has unanimously approved and is submitting for stockholder approval, Reverse Split Amendments to effect, at the discretion of the Board on or prior to June 9, 2021, a reverse stock split at each Reverse Stock Split Ratio, with the ultimate ratio to be determined by the Board in its sole discretion and (ii) a reduction of the number of authorized shares of Groupon's common stock in a corresponding proportion, subject to rounding up to the next whole number of shares. Each proposed Reverse Split Amendment will contain one of the Reverse Stock Split Ratios and the corresponding proportionate reduction in the number of authorized shares of common stock. The Board will determine which of the Reverse Split Amendments, if any, will become effective and each Reverse Split Amendment that does not become effective automatically will be abandoned. We currently have 2,010,000,000 shares of common stock authorized under our Certificate of Incorporation. The table below shows the Reverse Stock Split Ratio and the number of authorized shares of common stock for each of the three alternative amendments, identified as Reverse Split Amendments A, B and C:

Reverse Split Amendment	Reverse Stock Split Ratio	Number of Authorized Shares of Common Stock Following the Reverse Split Amendment
A	1-for-15	134,000,000
B	1-for-18	111,666,667
C	1-for-20	100,500,000

Background of the Reverse Stock Split

Pursuant to the General Corporation Law of the State of Delaware, the Reverse Split Amendments must be approved by our Board and submitted to our stockholders for approval.

Our Board reserves the right to abandon the Reverse Stock Split, and corresponding proportionate reduction of authorized shares of common stock, by abandoning the Reverse Split Amendments, even if approved by stockholders. By voting in favor of the Reverse Stock Split Proposal, you are also expressly authorizing our Board to determine not to proceed with, and to abandon, the Reverse Stock Split and the Reverse Split Amendments in its sole discretion. In addition, by voting to approve the Reverse Stock Split Proposal, you are agreeing that (i) if a Reverse Split Amendment becomes effective, each other Reverse Split Amendment that does not become effective automatically will be abandoned and (ii) if no Reverse Split Amendment becomes effective prior to June 9, 2021, then all of the Reverse Split Amendments automatically will be abandoned.

The Reverse Split Amendments are set forth in the form of Certificate of Amendment to Restated Certificate of Incorporation (the "Form Certificate of Amendment") attached to this Proxy Statement as Annex A. For the convenience of our stockholders, the Form of Certificate of Amendment indicates in brackets, for each of Reverse Split Amendments A, B and C, the Reverse Stock Split Ratio and the correspondingly decreased number of authorized shares of common stock. Only the version of the Form of Certificate of Amendment that sets forth the Reverse Split Amendment providing for the final Reverse Stock Split Ratio as determined by the Board (the "Final Certificate of Amendment") will be filed with the Secretary of State of the State of Delaware and become effective (such time of effectiveness, the "Effective Time"). At the Effective Time, all other Reverse Split Amendments automatically will be abandoned. By voting in favor of the approval and adoption of the Reverse Split Amendments as set forth in the Form of Certificate of Amendment, you will also have approved and expressly authorized abandonment of each Reverse Split Amendment, including the abandonment of alternative Reverse Stock Split Ratios that will occur upon the filing of the Final Certificate of Amendment and the abandonment of all Reverse Split Amendments if the Board does not elect to effect the Reverse Stock Split on or prior to June 9, 2021.

69 | Groupon Proxy Statement and Notice of 2020 Annual Meeting

The Reverse Stock Split Proposal will effect a Reverse Stock Split of our common stock at one of the Reverse Stock Split Ratios, with the ultimate ratio to be determined by our Board in its sole discretion. We believe that the availability of the range of Reverse Stock Split Ratios will provide the Company with the flexibility to implement the Reverse Stock Split in a manner designed to maximize the anticipated benefits for us and our stockholders. In determining which Reverse Stock Split Ratio to implement, if any, following the receipt of stockholder approval, our Board may consider, among other things:

•	the historical trading price and trading volume of our common stock;

•	the then prevailing trading price and trading volume of our common stock and the anticipated impact of the Reverse Stock Split on the trading market for our common stock;

•	which Reverse Stock Split Ratio would result in the greatest overall reduction in our administrative costs; and

•	prevailing general market and economic conditions.
The Reverse Stock Split will affect all holders of Groupon's common stock uniformly and will not affect any stockholder's percentage ownership interest in Groupon, except to the extent that the Reverse Stock Split would result in any holder of Groupon's common stock receiving fractional shares. Groupon will not issue any fractional shares. Stockholders who would otherwise hold fractional shares as a result of the Reverse Stock Split will receive a cash payment from our transfer agent in lieu of the issuance of any such fractional share, as described below under "Fractional Shares." The Reverse Stock Split will not impact the market value of Groupon as a whole, although the market value of Groupon’s common stock may move up or down once the Reverse Stock Split is effective.

The actual number of shares of common stock outstanding after giving effect to the Reverse Stock Split will depend on the Reverse Stock Split Ratio that is ultimately determined by our Board. The table below illustrates the possible Reverse Stock Split Ratios, together with the implied number of outstanding shares of our common stock resulting from the Reverse Stock Split in accordance with such ratio, based on 567,890,340 shares of our common stock outstanding as of April 15, 2020.

Reverse Split Amendment	Reverse Stock Split Ratio	Implied Approximate Number of Outstanding Shares of Common Stock Following the Reverse Stock Split
A	1-for-15	37,858,516
B	1-for-18	31,548,763
C	1-for-20	28,393,887

We do not expect the Reverse Stock Split itself to have any economic effect on our stockholders, debt holders or holders of options or restricted stock, except to the extent the Reverse Stock Split will result in cash payments in lieu of the creation of fractional shares.

Reasons for the Proposed Reverse Stock Split

Our Board believes that it is in the best interest of our stockholders to effect the Reverse Stock Split in order to increase the per share trading price of our common stock. Our common stock is traded on the Nasdaq Global Select Market ("Nasdaq"). On April 22, 2020, the closing price of the Company’s common stock was $1.02 per share. We are required to meet Nasdaq's continued listing requirements (including a minimum bid price for our common stock of $1.00 per share) to maintain the listing of our common stock on the Nasdaq. While we have not received a notice of deficiency from the Nasdaq regarding the bid price as of the date of this proxy statement, we believe taking steps to avoid delisting is critical. We believe having our common stock delisted from the Nasdaq would be undesirable for our stockholders and potentially detrimental to our business. Among other things, being delisted could reduce the liquidity of our common stock.

70 | Groupon Proxy Statement and Notice of 2020 Annual Meeting

A higher share price would also bring our share price more in line with other companies in our industry with comparable market capitalization. We believe a higher share price could make our common stock more attractive to a broader range of investors, as we believe that the current market price of our common stock may affect its acceptability to certain professional investors and other members of the investing public. In particular, we believe that an increased share price would enable us to attract additional institutional investors and investment funds who may not consider purchasing Groupon stock due to our low trading price. For example, certain institutional investors and investment funds may be reluctant to invest, and in some cases may be prohibited from investing, in lower-priced stocks, and brokerage firms may be reluctant to recommend lower-priced stocks to their clients. Further, the nature of trading commissions, which are often set at a fixed price, tend to have an adverse impact on holders of lower-priced securities because the brokerage commissions on a sale of lower-priced securities generally represent a higher percentage of the sales prices than the commissions on relatively higher-priced securities, which may discourage trading in such lower-priced stocks. Moreover, a reduction in outstanding shares would reduce the actual transaction costs imposed on those investors who pay commissions on trades of our common stock based on the number of shares actually traded. The combination of lower transaction costs and increased interest from institutional investors and investment funds could ultimately improve the trading liquidity of our common stock, which we believe would benefit all stockholders.

In addition, our Board believes that the reduction in outstanding shares of our common stock will bring our outstanding share count into better alignment with companies in our industry with comparable revenue and aggregate market capitalization. Further, we expect to realize meaningful savings in stock exchange listing, annual meeting costs and other administrative fees as a result of the reduction in outstanding shares of common stock.

In order to reduce the number of shares of our common stock outstanding (and thereby raise the per share price of our common stock proportionally), our Board believes that it is in the best interest of our stockholders for the Board to have the authority to implement a reverse stock split at one of the Reverse Stock Split Ratios. If Groupon’s stockholders approve this proposal, the Reverse Stock Split will be effected, if at all, only upon a determination by the Board that the Reverse Stock Split at one of the foregoing ratios is in the best interest of the stockholders at that time.

Certain Risks Associated with the Reverse Stock Split
Reducing the number of outstanding shares of our common stock through the Reverse Stock Split is intended, absent other factors, to increase the per share trading price of our common stock. However, other factors, such as our financial results and financial outlook and investor perception of our future prospects, as well as general market and economic conditions, among many factors, may positively or negatively affect the trading price of our common stock. Therefore, even if the Reverse Stock Split is effected, the trading price of our common stock may not increase to a level we may have expected following the Reverse Stock Split or, if it does, the trading price of our common stock may decrease in the future. Additionally, the trading price per share of our common stock after the Reverse Stock Split may not increase in proportion to the reduction in the number of shares of our common stock outstanding before the Reverse Stock Split. Accordingly, the total market capitalization of our common stock after the Reverse Stock Split may be lower than the total market capitalization before the Reverse Stock Split. For additional risks related to our business and an investment in our common stock, please see “Item 1A: Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2019, as amended and supplemented by our Current Report on Form 8-K filed on April 13, 2020 and our other filings with the SEC.

Principal Effects of the Proposed Reverse Stock Split
General
If the Reverse Stock Split is approved and implemented, the principal effects will be to proportionately decrease the number of outstanding shares of our common stock based on the Reverse Stock Split Ratio determined by our Board and contemporaneously reduce the number of authorized shares of our common stock by a corresponding proportion, subject to rounding up to the next whole number of shares, based upon the Reverse Stock Split Ratio to be determined by our Board.

71 | Groupon Proxy Statement and Notice of 2020 Annual Meeting

Proportionate voting rights and other rights of the holders of our common stock will not be affected by the Reverse Stock Split, other than as a result of the treatment of fractional shares as described below. For example, a holder of 2% of the voting power of the outstanding shares of our common stock immediately prior to the effectiveness of the Reverse Stock Split will continue to hold 2% of the voting power of the outstanding shares of our common stock after the Reverse Stock Split. The number of stockholders of record will not be affected by the Reverse Stock Split (except to the extent any are cashed out in lieu of creating fractional shares).

The principal effects of the Reverse Stock Split are expected to be:

•	shares of common stock would be combined based on the Reverse Stock Split Ratio determined by our Board;

•	the total number of outstanding shares of common stock would be decreased based on the Reverse Stock Split Ratio determined by our Board;

•	the total number of authorized shares of Common Stock would be decreased based on the Reverse Stock Split Ratio determined by our Board;

•
the per share exercise price of any outstanding stock options would be increased proportionately, the per share stock price goal for the special stock price PSUs and any other performance share units with stock price-based vesting would be increased proportionately, and the number of shares of common stock issuable upon the exercise of such awards would be reduced proportionately, and the number of shares issuable under outstanding stock options, restricted stock units, restricted stock awards, performance shares and all other outstanding equity-based awards would be reduced proportionately;

•
the number of shares of common stock authorized for future issuance under our equity plans would be proportionately reduced and other similar adjustments will be made under the equity plans to reflect the Reverse Stock Split; and

•
the conversion price of our outstanding 5.25% Convertible Senior Notes due 2022 (the "Notes") would be proportionately adjusted and the number of shares of common stock issuable upon conversion of such Notes would be proportionately adjusted.

If approved and implemented, the Reverse Stock Split may result in some stockholders owning "odd lots" of less than 100 shares of our common stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally higher than the costs of transactions in "round lots" of even multiples of 100 shares. Our Board believes, however, that these potential effects are outweighed by the benefits of the Reverse Stock Split.

Our common stock is currently registered under Section 12(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and we are subject to the periodic reporting and other requirements of the Exchange Act. The Reverse Stock Split will not affect the registration of our common stock under the Exchange Act or the listing of our common stock on the Nasdaq. Following the Reverse Stock Split, our common stock will continue to be listed on Nasdaq under the symbol “GRPN.” After the effective date of the Reverse Stock Split, our common stock will have a new committee on uniform securities identification procedures (or CUSIP) number, which is a number used to identify our common stock.

Effectiveness of Reverse Stock Split
The Reverse Stock Split, if approved by our stockholders, would become effective upon the filing and effectiveness (the "Effective Time") of the applicable Reverse Split Amendment with the Secretary of State of the State of Delaware. It is expected that such filing would take place only in the event the Board later determines that it is in the best interests of the Company and its stockholders to effect the Reverse Stock Split. The exact timing of the filing of the amendment, however, will be determined by our Board based on its evaluation as to when such action will be the most advantageous to the Company and our stockholders; provided, however, that the Reverse Stock

72 | Groupon Proxy Statement and Notice of 2020 Annual Meeting

Split must be effective prior to June 9, 2021. In addition, our Board reserves the right, notwithstanding stockholder approval and without further action by the stockholders, to elect not to proceed with the Reverse Stock Split if, at any time prior to the filing of the applicable Reverse Split Amendment with the Secretary of State of the State of Delaware, our Board, in its sole discretion, determines that it is no longer in our Company’s best interest or the best interest of our stockholders to proceed with the Reverse Stock Split.

Effect on Par Value
The proposed Reverse Split Amendment will not affect the par value of our common stock, which will remain at $0.0001 per share. As a result, the stated capital on our balance sheet attributable to our common stock, which consists of the par value per share of our common stock multiplied by the aggregate number of shares of our common stock issued and outstanding, will be reduced in proportion to the reverse stock split ratio selected by our Board. Correspondingly, our additional paid-in capital account, which consists of the difference between our stated capital and the aggregate amount paid to us upon issuance of all currently outstanding shares of our common stock, will be credited with the amount by which the stated capital is reduced. Our stockholders’ equity, in the aggregate, will remain unchanged.

Effect on Preferred Stock, Rights under our Stockholder Rights Plan and Convertible Notes
Pursuant to our Certificate of Incorporation, our authorized capital stock includes 50,000,000 shares of preferred stock, par value $0.0001 per share. The Reverse Split Amendments would not impact the total authorized number of shares of preferred stock or the par value of the preferred stock.  The Reverse Split Amendments also will not change the number of shares of Series A Junior Participating Preferred Stock authorized and designated under our Certificate of Incorporation in connection with the adoption of the Company’s Stockholder Rights Plan.  Pursuant to the Rights Agreement, dated April 10, 2020, by and between the Company and Computershare Trust Company, N.A., as Rights Agent, the number of rights associated with each share of common stock shall be proportionately adjusted so that the number of rights following the Reverse Stock Split shall equal the result obtained by multiplying the number of rights associated with each share of common stock immediately prior to the Reverse Stock Split by a fraction, the numerator of which shall be the total number of shares of common stock outstanding immediately prior to the occurrence of the Reverse Stock Split and the denominator of which shall be the total number of shares of common stock outstanding immediately following the occurrence of such event.
Under the terms of the Notes, at the Effective Time, the conversion rate will be adjusted to result in a reduction in the number of shares of common stock into which the Notes may be convertible that is proportionate to the Reverse Stock Split Ratio selected by the Board.

No Going Private Transaction
Notwithstanding the decrease in the number of outstanding shares following the proposed Reverse Stock Split, our Board does not intend for this transaction to be the first step in a "going private transaction" within the meaning of Rule 13e-3 of the Exchange Act.

Fractional Shares
No fractional shares of common stock will be issued in connection with the Reverse Stock Split. If, as a result of the Reverse Stock Split, a stockholder of record would otherwise hold a fractional share, the stockholder will receive a cash payment from our transfer agent in lieu of the issuance of any such fractional share. Stockholders will not be entitled to receive interest for the period of time between the Effective Time and the date payment is received.
We currently anticipate that, in lieu of issuing fractional shares, the aggregate of all fractional shares otherwise issuable to the holders of record of common stock will be issued to Computershare Trust Company, N.A., the transfer agent for the common stock, as agent, for the accounts of all holders of record of common stock otherwise entitled to have a fraction of a share issued to them. The sale of all fractional interests will be effected by the transfer agent as soon as practicable after the Effective Time on the basis of prevailing market prices of the common stock at the time of sale. The transfer agent will pay to such holders of record their pro rata share of the net proceeds (after customary brokerage commissions and other expenses) derived from the sale of the fractional interests.

After the Reverse Stock Split, a stockholder will have no further interest in the Company with respect to its fractional share interest and persons otherwise entitled to a fractional share will not have any voting, dividend or other rights with respect thereto except the right to receive a cash payment as described above.

73 | Groupon Proxy Statement and Notice of 2020 Annual Meeting

Stockholders should be aware that, under the escheat laws of the various jurisdictions where stockholders reside, where we are domiciled and where the funds will be deposited, sums due for fractional interests that are not timely claimed after the Effective Time may be required to be paid to the designated agent for each such jurisdiction. Thereafter, stockholders otherwise entitled to receive such funds may have to seek to obtain them directly from the state to which they were paid.

If you believe that you may not hold sufficient shares of our common stock at the time the Reverse Stock Split is implemented to receive at least one share in the Reverse Stock Split and you want to continue to hold our common stock after the Reverse Stock Split, you may do so by either: (i) purchasing a sufficient number of shares of our common stock; or (ii) if you have shares of our common stock in more than one account, consolidating your accounts; in each case, so that you hold a number of shares of our common stock in your account prior to the Reverse Stock Split that would entitle you to receive at least one share of common stock in the Reverse Stock Split. Shares of our common stock held in registered form and shares of our common stock held in "street name" (that is, through a bank, broker or other nominee) for the same stockholder will be considered held in separate accounts and will not be aggregated when effecting the Reverse Stock Split.

Effect on Registered and Beneficial Stockholders
Upon the Reverse Stock Split, we intend to treat stockholders holding shares of our common stock in "street name" (that is, held through a brokerage firm, bank, broker-dealer, or other similar organization) in the same manner as stockholders whose shares of common stock are registered in their names with our transfer agent. Brokerage firms, banks, broker-dealers, and other similar organizations will be instructed to effect the Reverse Stock Split for their beneficial holders holding shares of our common stock in "street name;" however, these organizations may apply their own specific procedures for processing the Reverse Stock Split. If you hold your shares of our common stock in "street name," and if you have any questions in this regard, we encourage you to contact your broker or other nominee.

Effect on Registered "Book-Entry" Stockholders
If you hold registered shares of our common stock in a book-entry form, you do not need to take any action to receive your post-Reverse Stock Split shares of our common stock in registered book-entry form or your cash payment in lieu of any fractional interest, if applicable. If you are entitled to post-Reverse Stock Split shares of our common stock, a transaction statement will automatically be sent to your address of record as soon as practicable after the Effective Time indicating the number of shares of our common stock you hold. If you are entitled to a payment in lieu of any fractional interest, a check will be mailed to you at your registered address as soon as practicable after the Effective Time. By signing and cashing this check, you will warrant that you owned the shares of our common stock for which you received a cash payment. See "Fractional Shares" above for additional information.

Effect on Registered Certificated Shares
Some registered stockholders hold their shares of our common stock in certificate form or a combination of certificate and book-entry form. If any of your shares of our common stock are held in certificate form, you will receive a transmittal letter from the Company's transfer agent as soon as practicable after the Effective Time. The transmittal letter will be accompanied by instructions specifying how you can exchange your certificate representing the pre-Reverse Stock Split shares of our common stock for a statement of holding, together with any payment of cash in lieu of fractional shares to which you are entitled. When you submit your certificate representing the pre-Reverse Stock Split shares of our common stock, your post-Reverse Stock Split shares of our common stock will be held electronically in book-entry form. This means that, instead of receiving a new stock certificate, you will receive a statement of holding that indicates the number of post-Reverse Stock Split shares of our common stock you own in book-entry form. Groupon will no longer issue physical stock certificates unless you make a specific request for a share certificate representing your post-Reverse Stock Split ownership interest. Transactions involving share certificates may incur additional charges.

Beginning at the Effective Time, each certificate representing pre-Reverse Stock Split shares will be deemed for all corporate purposes to evidence ownership of whole numbers of post-Reverse Stock Split shares. If you are entitled to a payment in lieu of any

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fractional share interest, payment will be made as described above under "Fractional Shares." STOCKHOLDERS SHOULD NOT DESTROY ANY SHARE CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

No Appraisal Rights
Stockholders will not have dissenters' or appraisal rights under Delaware corporate law or under our Certificate of Incorporation in connection with the proposed Reverse Stock Split.
Certain Material U.S. Federal Income Tax Consequences of the Reverse Stock Split
The following is a summary of certain material U.S. federal income tax consequences of the Reverse Stock Split to U.S. holders (as defined below) of pre-Reverse Stock Split shares of our common stock. This summary is based on the Internal Revenue Code of 1986, as amended (the "IRC"), the U.S. Treasury regulations promulgated thereunder, and U.S. administrative rulings and court decisions, all as in effect on the date hereof, and all of which are subject to change, possibly with retroactive effect and differing interpretations. Any change in such authorities or interpretations may cause the U.S. federal income tax consequences of the Reverse Stock Split to vary substantially from the consequences summarized below. Groupon has not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the U.S. federal income tax consequences of the Reverse Stock Split to Groupon or Groupon stockholders. This discussion should not be considered as tax or investment advice, and the tax consequences of the reverse stock split may not be the same for all stockholders.

This summary does not discuss all the tax considerations that may be relevant to Groupon stockholders in light of their particular circumstances, nor does it address the tax consequences to Groupon stockholders that are subject to special tax rules or treatment under the IRC (including, for example, certain former citizens or long-term residents of the United States, banks, financial institutions, insurance companies, regulated investment companies, small business investment companies, real estate investment trusts, mutual funds, personal holding companies, holders other than U.S. holders (as defined below), pass thru-entities such as partnerships and investors in such entities, brokers or dealers and tax-exempt organizations, holders who have a functional currency other than the U.S. dollar, holders who hold their shares as a hedge or as part of a hedging, straddle, conversion, synthetic security, integrated investment or other risk-reduction transaction, holders who are subject to alternative minimum tax or holders who acquired their shares upon the exercise of employee stock options, the vesting of previously restricted shares of stock or otherwise as compensation). In addition, this summary does not address the U.S. federal income tax consequences to those Groupon stockholders who do not hold their Groupon common stock as a “capital asset,” as defined in Section 1221 of the IRC. Finally, this summary does not address any U.S. federal taxes other than U.S. federal income tax, and does not discuss any state, local or non-U.S. tax consequences. If a partnership or other entity classified as a partnership for U.S. federal income tax purposes holds shares of Groupon common stock, the tax treatment of a partner thereof will generally depend upon the status of the partner and upon the activities of the partnership. If you are a partner in a partnership holding shares of Groupon common stock, you should consult your tax advisor regarding the tax consequences of the Reverse Stock Split. GROUPON STOCKHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS CONCERNING THE U.S. FEDERAL, STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT.

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As used herein, the term "U.S. holder" means a holder that is, for U.S. federal income tax purposes:

•	a citizen or resident of the United States;

•	a corporation or other entity taxed as a corporation created or organized in or under the laws of the United States or any political subdivision thereof;

•	an estate the income of which is subject to U.S. federal income tax regardless of its source; or

•
a trust (A) if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more "U.S. persons" (as defined in the IRC) have the authority to control all substantial decisions of the trust or (B) that has a valid election in effect to be treated as a U.S. person.

We believe that the Reverse Stock Split will constitute a reorganization under Section 368(a)(1)(E) of the IRC. Accordingly, Groupon should not recognize taxable income, gain or loss in connection with the reverse stock split. In addition, we do not expect the Reverse Stock Split to affect Groupon's ability to utilize net operating loss carryforwards.

Other than the cash payments for fractional shares discussed below, no gain or loss should be recognized by a U.S. holder upon the exchange of pre-Reverse Stock Split shares of our common stock for post-Reverse Stock Split shares of our common stock. The aggregate tax basis of the post-Reverse Stock Split shares of our common stock should be the same as the aggregate tax basis of the pre-Reverse Stock Split shares of our common stock exchanged in the Reverse Stock Split, reduced by any amount allocable to a fractional share for which cash is received. A U.S. holder's holding period in the post-Reverse Stock Split shares of our common stock should include the period during which the U.S. holder held the pre-Reverse Stock Split shares of our common stock exchanged in the Reverse Stock Split.

In general, the receipt of cash by a U.S. holder instead of a fractional share should result in a taxable gain or loss to such U.S. holder for U.S. federal income tax purposes. The amount of the taxable gain or loss to the U.S. holder should equal the difference between the amount of cash received by such U.S. holder and the portion of the basis of the pre-Reverse Stock Split shares of our common stock allocable to such fractional share. The gain or loss recognized should generally constitute capital gain or loss and, if so, should constitute long-term capital gain or loss if the U.S. holder's holding period is greater than one year as of the effective time of the Reverse Stock Split.

Generally, the excess of capital losses over capital gains may be offset against ordinary income of an individual taxpayer, subject to an annual deduction limitation of $3,000. Although non-corporate taxpayers may not carry back unused capital losses, such losses generally may be carried forward to succeeding tax years indefinitely. Capital losses of a corporate taxpayer may be offset only against capital gains, but unused capital losses may be carried back three years (subject to certain limitations) and carried forward five years.

U.S. holders of pre-Reverse Stock Split shares of our common stock comprised of different lots of shares with different tax bases should consult their own tax advisors to determine the appropriate basis allocation to their post-Reverse Stock Split shares, including fractional shares in lieu of which they receive cash.

Each stockholder who is to receive cash in lieu of fractional shares in the Reverse Stock Split will be required to furnish the stockholder's social security number or taxpayer identification number. Failure to provide this information may result in backup withholding.

THE FOREGOING IS A SUMMARY OF CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT UNDER CURRENT LAW AND IS FOR GENERAL INFORMATION ONLY. THE FOREGOING DOES NOT PURPORT TO ADDRESS ALL U.S. FEDERAL INCOME TAX CONSEQUENCES OR TAX CONSEQUENCES THAT MAY ARISE UNDER THE TAX LAWS OF OTHER JURISDICTIONS OR THAT MAY APPLY TO PARTICULAR CATEGORIES OF STOCKHOLDERS. EACH GROUPON STOCKHOLDER SHOULD CONSULT ITS OWN TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES OF THE

76 | Groupon Proxy Statement and Notice of 2020 Annual Meeting

REVERSE STOCK SPLIT TO SUCH STOCKHOLDER, INCLUDING THE APPLICATION OF U.S. FEDERAL, STATE, LOCAL AND NON-U.S. TAX LAWS, AND THE EFFECT OF POSSIBLE CHANGES IN TAX LAWS THAT MAY AFFECT THE TAX CONSEQUENCES DESCRIBED ABOVE.

Interests of Certain Persons in The Reverse Stock Split Proposal
Certain of our officers and directors have an interest in the Reverse Stock Split Proposal as a result of their ownership of shares of our common stock. However, we do not believe that our officers or directors have interests in the Reverse Stock Split Proposal that are different from or greater than those of any of our other stockholders.

Required Vote
The affirmative vote of the holders of a majority of the outstanding shares of common stock is required to approve the Reverse Stock Split Proposal.
Our Board unanimously recommends a vote "FOR" the Reverse Stock Split Proposal.

Proposal 3
Ratification of Independent Registered Public Accounting Firm
The Audit Committee of the Board has appointed Deloitte as the independent registered public accounting firm to audit our consolidated financial statements for the year ending December 31, 2020. During 2019, Deloitte served as our independent registered public accounting firm and also provided certain tax and other services. For additional information, see "Independent Registered Public Accounting Firm—Fees of Independent Registered Public Accounting Firm." Notwithstanding its selection, the Audit Committee, in its discretion, may appoint another independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in the best interest of Groupon and its stockholders. If the appointment is not ratified by our stockholders, the Audit Committee may reconsider whether it should appoint another independent registereod public accounting firm. Representatives of Deloitte are expected to attend the Annual Meeting, where they will be available to respond to appropriate questions and, if they desire, to make a statement.
Ratification of the appointment of Deloitte as our independent registered public accounting firm for the year ending December 31, 2020 requires the affirmative vote of a majority of the votes represented by the shares of our common stock present at the Annual Meeting in person or by proxy and entitled to vote.
Our Board unanimously recommends a vote "FOR" the ratification of Deloitte as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2020.

Proposal 4
Advisory Approval of Our Named Executive Officer Compensation
As required by Section 14A of the Exchange Act, we are asking for your advisory vote to approve the following resolution (the "say-on-pay" resolution):
"RESOLVED, that the stockholders approve, in a nonbinding vote, the compensation of the company’s Named Executive Officers, as disclosed in this proxy statement."
Advisory approval of this proposal requires the affirmative vote of a majority of the votes represented by the shares of our common stock present at the Annual Meeting in person or by proxy and entitled to vote.
We intend to offer our stockholders the opportunity to cast an advisory vote on executive compensation on an annual basis. Because your vote on the compensation of our Named Executive Officers is advisory, it will not be binding on the Company, the Board or the Compensation

77 | Groupon Proxy Statement and Notice of 2020 Annual Meeting

Committee. However, the Board and the Compensation Committee will review the voting results and take them into consideration when making future decisions regarding compensation of our Named Executive Officers.
We are asking that stockholders vote to support the foregoing "say-on-pay" resolution, for the following reasons:

•
Pay for Performance: For 2019, we designed our compensation practices such that a significant portion of the Named Executive Officers’ total pay packages consist of annual performance-based bonuses and equity-based awards, and therefore the value of the pay packages is tightly correlated with Groupon’s performance.

•
Sound Design: We designed our executive officer compensation programs to attract, motivate and retain the key executives who drive our success. We also designed our pay packages to align the interests of our executives with those of our long-term stockholders. We achieve our objectives through an executive compensation program that is designed to:

•	Recruit and retain talented and experienced individuals who are able to develop, implement, and deliver on long-term value creation strategies;

•	Ensure that our compensation is reasonable and competitive with the pay packages made available to executives at companies with which we compete for executive talent;

•	Provide a substantial portion of each executive’s compensation in elements that are directly tied to our long-term value and growth;

•	Reward both company and individual performance and achievement; and

•	Ensure that our compensation structure does not encourage unnecessary and excessive risk-taking.
Our Board unanimously recommends a vote "FOR" the approval, on a non-binding, advisory basis, of the compensation of our Named Executive Officers as disclosed in this proxy statement.

78 | Groupon Proxy Statement and Notice of 2020 Annual Meeting

PROPOSALS OF STOCKHOLDERS FOR 2021 ANNUAL MEETING
Stockholders who wish to present proposals for inclusion in the proxy materials to be distributed in connection with next year’s annual meeting pursuant to Rule 14a-8 under the Exchange Act must submit their proposals so that they are received at Groupon’s principal executive offices on December 31, 2020. Pursuant to the rules promulgated by the SEC, simply submitting a proposal does not guarantee that it will be included.
In order to be properly brought before the 2021 annual meeting of stockholders, a stockholder’s notice of a matter the stockholder wishes to present, or the person or persons the stockholder wishes to nominate as a director, must be delivered to the Corporate Secretary of Groupon at its principal executive offices not less than 90 nor more than 120 days before the first anniversary of the date on which Groupon first mailed its proxy materials or a notice of availability of proxy materials (whichever is earlier) for the preceding year’s annual meeting. As a result, any notice given by a stockholder pursuant to these provisions of our Bylaws must be received no earlier than December 31, 2020, and no later than January 30, 2021, unless our Annual Meeting date occurs more than 30 days before or 60 days after June 9, 2021. In that case, we must receive proposals not earlier than the close of business on the 120th day prior to the date of the 2021 annual meeting and not later than the close of business on the later of the 90th day prior to the date of the annual meeting or the 10th day following the day on which we first make a public announcement of the date of the meeting.
To be in proper form, a stockholder’s notice must include the specified information concerning the proposal or nominee as described in our Bylaws. A stockholder who wishes to submit a proposal or nomination is encouraged to seek independent counsel about our Bylaw and SEC requirements. Groupon will not consider any proposal or nomination that is not timely or otherwise does not meet the Bylaw and SEC requirements for submitting a proposal or nomination.
Notices of intention to present proposals at the 2021 annual meeting of stockholders must be addressed to: Corporate Secretary, Groupon, Inc., 600 West Chicago Avenue, Suite 400, Chicago, Illinois 60654. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

79 | Groupon Proxy Statement and Notice of 2020 Annual Meeting

OTHER MATTERS
We know of no other matters to be submitted to the stockholders at the Annual Meeting. If any other matters properly come before the Annual Meeting, the persons named in the proxy intend to vote the shares they represent in accordance with their own judgments.
Upon written request by any stockholder entitled to vote at the Annual Meeting, we will promptly furnish, without charge, a copy of the Annual Report on Form 10-K for the fiscal year ended December 31, 2019, which we filed with the SEC, including the consolidated financial statements and schedules. If the person requesting the report was not a stockholder of record on April 22, 2020, the request must contain a good faith representation that he or she was a beneficial owner of our common stock at the close of business on that date. Requests should be addressed to Corporate Secretary, Groupon, Inc., 600 West Chicago Avenue, Suite 400, Chicago, Illinois 60654.
DATED: April 28, 2020

80 | Groupon Proxy Statement and Notice of 2020 Annual Meeting

APPENDIX A
Adjusted EBITDA Information and Reconciliation
Non-GAAP Financial Measure
In addition to financial results reported in accordance with U.S. GAAP, we have provided the non-GAAP financial measure, Adjusted EBITDA. This non-GAAP financial measures, which is presented on a continuing operations basis, is intended to aid investors in better understanding our current financial performance and prospects for the future as seen through the eyes of management. We believe that this non-GAAP financial measure facilitates comparisons with our historical results and with the results of peer companies who present a similar measure (although other companies may define their non-GAAP measure differently than we define it, even when a similar term is used to identify such measure). However, this non-GAAP financial measure is not intended to be a substitute for financial measures reported in accordance with U.S. GAAP.
Adjusted EBITDA. Adjusted EBITDA is a non-GAAP performance measure that we define as net income (loss) from continuing operations excluding income taxes, interest and other non-operating items, depreciation and amortization, stock-based compensation, acquisition-related expense (benefit), net and other special charges and credits, including items that are unusual in nature or infrequently occurring. Our definition of Adjusted EBITDA may differ from similar measures used by other companies, even when similar terms are used to identify such measures. Adjusted EBITDA is a key measure used by our management and Board of Directors to evaluate operating performance, generate future operating plans and make strategic decisions for the allocation of capital. Accordingly, we believe that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and Board of Directors. However, Adjusted EBITDA is not intended to be a substitute for income (loss) from continuing operations.
We exclude stock-based compensation expense and depreciation and amortization because they are primarily non-cash in nature and we believe that non-GAAP financial measures excluding those items provide meaningful supplemental information about our operating performance and liquidity. Acquisition-related expense (benefit), net is comprised of the change in the fair value of contingent consideration arrangements and external transaction costs related to business combinations, primarily consisting of legal and advisory fees. The composition of our contingent consideration arrangements and the impact of those arrangements on our operating results vary over time based on a number of factors, including the terms of our business combinations and the timing of those transactions. For the year ended December 31, 2019, special charges and credits included charges related to our restructuring plan. We exclude special charges and credits from Adjusted EBITDA because we believe that excluding those items provides meaningful supplemental information about our core operating performance and facilitates comparisons with our historical results.
Non-GAAP Reconciliation
The following is a reconciliation of Adjusted EBITDA to the most comparable U.S. GAAP financial measure, Income (loss) from continuing operations for the year ended December 31, 2019 (in thousands):

Income (loss) from continuing operations	$(14,292)
Adjustments:
Stock-based compensation (1)	81,615
Depreciation and amortization	105,765
Acquisition-related expense (benefit), net	39
Restructuring charges	31
Other (income) expense, net	53,329
Provision (benefit) for income taxes	761
Total adjustments	241,540
Adjusted EBITDA	227,248
(1)Represents stock-based compensation expense recorded within Selling, general and administrative, Cost of revenue and Marketing.

81 | Groupon Proxy Statement and Notice of 2020 Annual Meeting

Forward-Looking Statements
This proxy statement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding our future results of operations and financial position, business strategy and plans and our objectives for future operations. The words "may," "will," "should," "could," "expect," "anticipate," "believe," "estimate," "intend," "continue" and other similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements involve risks and uncertainties that could cause our actual results to differ materially from those expressed or implied in our forward-looking statements. Such risks and uncertainties include, but are not limited to, our ability to execute, and achieve the expected benefits of our go-forward strategy, including the planned phase down of our Goods category; volatility in our operating results; effects of pandemics or disease outbreaks, including COVID-19, on our business; execution of our business and marketing strategies; retaining existing customers and adding new customers; challenges arising from our international operations, including fluctuations in currency exchange rates, legal and regulatory developments and any potential adverse impact from the United Kingdom's exit from the European Union, retaining and adding high quality merchants; our reliance on email, internet search engines and mobile application marketplaces to drive traffic to our marketplace; cybersecurity breaches; reliance on cloud-based computing platforms; competing successfully in our industry; providing a strong mobile experience for our customers; maintaining and improving our information technology infrastructure; our voucherless offerings; claims related to product and service offerings; managing inventory and order fulfillment risks; litigation; managing refund risks; retaining and attracting members of our executive team; completing and realizing the anticipated benefits from acquisitions, dispositions, joint ventures and strategic investments; lack of control over minority investments; compliance with domestic and foreign laws and regulations, including the CARD Act, GDPR and regulation of the Internet and e-commerce; classification of our independent contractors or employees; tax liabilities; tax legislation; protecting our intellectual property; maintaining a strong brand; customer and merchant fraud; payment-related risks; our ability to raise capital if necessary and our outstanding indebtedness; global economic uncertainty; our common stock, including volatility in our stock price; our convertible senior notes; our ability to realize the anticipated benefits from the hedge and warrant transactions; and those risks and other factors discussed in Item 1A. Risk Factors of our Annual Report on Form 10-K for the year ended December 31, 2019, as well as in our consolidated financial statements, related notes, and the other financial information appearing elsewhere in the Annual Report on Form 10-K, our Form 8-K filed on April 13, 2020 and our other filings with the Securities and Exchange Commission (the "SEC"). Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. We do not intend, and undertake no obligation, to update any of our forward-looking statements after the date of this proxy statement to reflect actual results or future events or circumstances. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements.

82 | Groupon Proxy Statement and Notice of 2020 Annual Meeting

83 | Groupon Proxy Statement and Notice of 2020 Annual Meeting

APPENDIX B

FORM OF CERTIFICATE OF AMENDMENT
TO THE
RESTATED
CERTIFICATE OF INCORPORATION
OF
GROUPON, INC.

Pursuant to Section 242 of the
General Corporation Law of the State of Delaware

Groupon, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), does hereby certify as follows:

1.	The name of the Corporation is “Groupon, Inc.”

2.	The Corporation’s Restated Certificate of Incorporation was filed in the office of the Secretary of State of the State of Delaware on October 31, 2016.

3.	This Certificate of Amendment to the Restated Certificate of Incorporation amends the Restated Certificate of Incorporation of the Corporation.

4.
The amendment set forth in the this Certificate of Amendment to the Restated Certificate of Incorporation was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

5.	The text of Section 1 of Article IV of the Restated Certificate of Incorporation is hereby amended in its entirety as follows:
“Section 1. Authorized Shares. This Corporation is authorized to issue [Amendment A: 184,000,000, Amendment B: 161,666,667 or Amendment C: 150,500,000] shares, of which [Amendment A: 134,000,000, Amendment B: 111,666,667 or Amendment C: 100,500,000] shares shall be Common Stock, par value $0.0001 per share (the “Common Stock”), and 50,000,000 shares shall be Preferred Stock, par value $0.0001 per share (the “Preferred Stock”).

Upon the effectiveness of the filing of this Certificate of Amendment to the Restated Certificate of Incorporation with the Secretary of State of the State of Delaware (the “Effective Time”), each [Amendment A: 15, Amendment B: 18 or Amendment C: 20] shares of Common Stock issued and outstanding or held by the Corporation in treasury immediately prior to the Effective Time will be reclassified and combined into one issued, fully paid and nonassessable share of Common Stock, without any action required on the part of the Corporation or the holders of such Common Stock. No fractional shares of Common Stock will be issued in connection with the reclassification and combination of shares of Common Stock provided herein. In lieu of fractional shares, the aggregate of all fractional shares otherwise issuable to the holders of record of Common Stock shall be issued to Computershare Trust Company, N.A. as transfer agent for the Common Stock (the “Transfer Agent”), as agent, for the accounts of all holders of record of Common Stock otherwise entitled to have a fraction of a share issued to them. The sale of all fractional interests will be effected by the Transfer Agent as soon as practicable after the Effective Time on the basis of prevailing market prices of the Common Stock at the time of sale. After such sale and upon the surrender of the stockholders’ stock certificates, if any, the Transfer Agent will pay to such holders of record their pro rata share of the net proceeds derived from the sale of the fractional interests. From and after the Effective Time, stock certificates representing the Common Stock issued immediately prior to the Effective Time, if any, shall represent the number of whole shares of Common Stock into which such Common Stock shall have been reclassified and combined pursuant to this Certificate of Amendment to the Restated Certificate of Incorporation.

[Signature Page Follows]

IN WITNESS WHEREOF, I have signed this Certificate of Amendment to the Restated Certificate of Incorporation this day of ___ _____.

84 | Groupon Proxy Statement and Notice of 2020 Annual Meeting

GROUPON, INC.

By: Name: Title:

85 | Groupon Proxy Statement and Notice of 2020 Annual Meeting

GROUPON, INC
600 WEST CHICAGO AVENUE
SUITE 400
CHICAGO, IL 60654

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Central Time, on June 8, 2020. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M.Central Time, on June 8, 2020. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the election of the director nominees in Proposal 1.	☐	☐	☐	______________

Nominees

01) Michael Angelakis
02) Peter Barris
03) Robert Bass
04) Eric Lefkofsky
05) Theodore Leonsis
06) Valerie Mosley
07) Helen Vaid
08) Deborah Wahl
09) Ann Ziegler

The Board of Directors recommends you vote FOR Proposals 2, 3 and 4.	For	Against	Abstain
2. To approve amendments to our Restated Certificate of Incorporation to effect a reverse stock split of our common stock and a corresponding reduction in the number of authorized shares of our common stock.	☐	☐	☐
3. To ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2020.	☐	☐	☐
4. To conduct an advisory vote to approve our named executive officer compensation.	☐	☐	☐

In their dicretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000465559_1 R1.0.1.18

86 | Groupon Proxy Statement and Notice of 2020 Annual Meeting

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice of Annual Meeting, Proxy Statement and Annual Report on Form 10- K are available at www.proxyvote.com

GROUPON, INC.
Solicited by the Board of Directors for the
Annual Meeting of Stockholders on June 9, 2020

The undersigned hereby appoints Aaron Cooper and Dane Drobny, and each of them, jointly and severally, proxies with full power of substitution, to vote all stock of Groupon, Inc. (the "Company") which the undersigned is entitled to vote at the Company's Annual Meeting of Stockholders to be held at either Winston & Strawn LLP, 35 West Wacker Drive, Chicago, IL 60601, or virtually through hosting on the internet, at 10:00 a.m., Central Time, on June 9, 2020 and any adjournment or postponement thereof, hereby ratifying all that said proxies or their substitutes may do by virtue hereof, and the undersigned authorizes and instructs said proxies to vote as stated on the reverse side. If we decide that the meeting will be a virtual one, we will announce the decision in advance by filing Definitive Additional Material with the Securities and Exchange Commission along with notice of the changes to the Annual Meeting.

Important Notice: All meeting attendees may be asked to present a valid, government-issued photo identification card (federal, state or local), such as a driver's license or passport, before entering the meeting. If the shares are held in street name with a bank or brokerage account and you plan to attend the annual meeting, please also bring a recent bank or brokerage statement showing that you owned shares of the Company on the record date April 22, 2020. In addition, video and audio recording devices and other electronic devices will not be permitted at the meeting and attendees will be subject to security inspections.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting, the Proxy Statement and Annual Report on Form 10-K of Groupon, Inc.

Continued and to be signed on reverse side

0000465559_2 R1.0.1.18

87 | Groupon Proxy Statement and Notice of 2020 Annual Meeting